UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Hawaiian Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lawrence S. Hershfield Chairman of the Board of Directors	Hawaiian Holdings, Inc. 3375 Koapaka Street, Suite G-350 Honolulu, HI 96819

April 10, 2015
To Our Stockholders:
You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Hawaiian Holdings, Inc., which will be held at The Interisland Conference Center, 7th Floor of the Interisland Terminal, Honolulu International Airport, 400 Rodgers Boulevard, Honolulu, HI 96819, on Thursday, May 21, 2015, at 10:00 AM, local time.
The attached Notice of Annual Meeting and Proxy Statement contain details of the business to be conducted at the Annual Meeting.
Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on March 23, 2015 will be entitled to notice of and to vote at the Annual Meeting.
Your vote, regardless of the number of shares you own, is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire described in the attached Proxy Statement under “Restriction on Foreign Ownership of Voting Stock” and included on the proxy card.
Thank you for your ongoing support of and continued interest in Hawaiian Holdings, Inc.

Sincerely,

Lawrence S. Hershfield Chairman of the Board of Directors

HAWAIIAN HOLDINGS, INC.
3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(808) 835-3700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Hawaiian Holdings, Inc. (the “Company”) will be held at The Interisland Conference Center, 7th Floor of the Interisland Terminal, Honolulu International Airport, 400 Rodgers Boulevard, Honolulu, HI 96819, on Thursday, May 21, 2015, at 10:00 AM, local time, to consider and act upon the following matters:

1.	To elect eight directors from among the nominees described in the Proxy Statement;

2.	To ratify Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

3.	To approve the 2015 Stock Incentive Plan;

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Proxy Statement; and

5.	To transact such other business as may properly come before the Annual Meeting, or any and all adjournments or postponements thereof.
Only stockholders of record of our outstanding common stock and special preferred stock at the close of business on March 23, 2015, the record date, will be entitled to vote at the Annual Meeting. Please note that in order for your vote to be counted, you must complete and return the stockholder questionnaire described in the accompanying Proxy Statement under “Restriction on Foreign Ownership of Voting Stock” and included on the proxy card.
The Board of Directors desires to have maximum representation of stockholders at the Annual Meeting. We are providing access to our proxy materials over the Internet under the rules adopted by the Securities and Exchange Commission in 2008. We believe that electronic availability of proxy materials allows us to provide stockholders with the information they need while lowering delivery costs and reducing the environmental impact of our Annual Meeting. You may vote over the Internet, by telephone or by mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options. You may revoke your proxy at any time prior to its use, by notice in writing to me, the Company’s Secretary, by presentation of a later‑dated proxy or by attending the Annual Meeting and voting in person.

By order of the Board of Directors,

Hoyt H. Zia Secretary
Dated: April 10, 2015
Your vote is important. To vote your shares, please follow the instructions in the
Notice of Internet Availability of Proxy Materials (the "Notice"), which is being mailed to you on or about April 10, 2015.

GENERAL INFORMATION
Important Notice Regarding Availability of Proxy Materials
This Proxy Statement and our Annual Report to Stockholders are available at http://www.astproxyportal.com/ast/17758.
In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to certain of our stockholders over the Internet. Accordingly, we are mailing the Notice to stockholders on or about April 10, 2015. All stockholders will have the ability to access via the Internet the proxy materials, including this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2014. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials can be found on the Notice. The Notice also instructs you as to how you may submit your vote on the Internet. You will not receive paper copies of the proxy materials unless you request them.
On the date of mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on the Internet. These proxy materials will be available free of charge.
If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice. Stockholders who do not receive a separate copy of the Notice may request to receive a separate copy of the Notice by calling (808) 835-3613 or by writing to Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, Attn: Hoyt Zia. Alternatively, stockholders who share an address and receive multiple copies of the Notice can request to receive a single copy by following the same instructions.
Solicitation of Proxies
Our Board of Directors is soliciting the enclosed proxy.
We will make proxy solicitations by mail, and also by telephone, facsimile transmission or otherwise, as we deem necessary. We will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock, par value $0.01 per share (the “Common Stock”), to forward the Notice and proxy soliciting materials and stockholder questionnaires to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding the Notice and proxy materials and stockholder questionnaires to the beneficial owners.
Record Date, Quorum and Voting Requirements
Holders of shares of Common Stock and our Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock (collectively, the “Special Preferred Stock”) at the close of business on March 23, 2015 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 54,716,379 shares of Common Stock and one share each of the Series B Special Preferred Stock, the Series C Special Preferred Stock and the Series D Special Preferred Stock outstanding. Each share of Common Stock and Special Preferred Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. The election of directors (Proposal No. 1) requires a plurality of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. The other proposals require the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Special Preferred Stock at a meeting at which a quorum is present. Our Common Stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “HA.”
Shares of Common Stock and Special Preferred Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy, subject to our receipt of the stockholder questionnaires described below. See “Restriction on Foreign Ownership of Voting Stock.” Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the eight director nominees named in this Proxy Statement, FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm, FOR the approval of the 2015 Stock Incentive Plan, and FOR the proposal to approve executive compensation by non-binding vote. Representatives of our transfer agent will assist us in the tabulation of the votes. Abstentions are counted as shares represented at the meeting and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors. If you abstain from voting on the proposal to ratify the appointment of Ernst & Young LLP (Proposal No. 2), the proposal to approve the 2015 Stock Incentive Plan (Proposal No. 3) or the proposal to approve executive compensation by non-binding vote (Proposal No. 4), your abstention will have the same legal effect as a vote “against” such proposal or proposals.
Brokers who hold shares of Common Stock for the accounts of their clients must vote such shares as directed by their clients. If brokers do not receive instructions from their clients, the brokers may vote the shares in their own discretion with respect to certain “discretionary” items, but will not be allowed to vote the shares with respect to certain “non-discretionary” items. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm (Proposal No. 2) is considered to be a discretionary item, and your broker will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of directors (Proposal No. 1), approval of the 2015 Stock Incentive Plan (Proposal No. 3) and approval of the non-binding vote on executive compensation (Proposal No. 4) are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these items, your broker may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. The Company will count the shares represented by broker non-votes in determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the vote to approve the election of directors (Proposal No. 1), approval of the 2015 Stock Incentive Plan (Proposal No. 3) or the non-binding vote on executive compensation (Proposal No. 4).
Restriction on Foreign Ownership of Voting Stock
Our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) prohibits the ownership or control by non-U.S. citizens of more than 25% of our issued and outstanding voting stock, pursuant to 49 USC Secs. 40102(a)(15), 41102 and U.S. Department of Transportation regulations. In order to comply with this requirement, we maintain a Foreign Stock Record to keep track of transfers of our voting stock to non-U.S. citizens. At no time will the ownership or control of shares representing more than 25% of our voting stock be registered on the Foreign Stock Record. If, at any time, we determine that the number of shares of our voting stock purportedly registered on the Foreign Stock Record exceeds 25% of the total number of shares of our voting stock, we shall remove sufficient shares from the Foreign Stock Record in reverse chronological order so that the number of shares of our voting stock registered on the Foreign Stock Record does not exceed 25% of our issued and outstanding voting stock. Shares of our voting stock that we know to be owned or controlled by non-U.S. citizens and that are not registered on the Foreign Stock Record shall not be entitled to vote until so registered.
Before any stockholder (including any natural person, as well as any corporation or other entity) of the Company is permitted to vote its shares at the Annual Meeting, that stockholder must complete and return a stockholder questionnaire (included on the proxy card) to establish its citizenship. If any stockholder is determined not to be a U.S. citizen, that stockholder’s stock will be registered on the Foreign Stock Record and voted in accordance with the Certificate of Incorporation, subject to the limitations and procedures described above.
Special Preferred Stock Designees
As described in greater detail in the section below entitled “Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock,” the International Association of Machinists and Aerospace Workers (the “IAM”), the Association of Flight Attendants (the “AFA”) and the Air Line Pilots Association (the “ALPA”) (collectively, the “Unions”) hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director (each such director, a “Special Preferred Stock Designee”). Mr. Samson Poomaihealani is the IAM’s designee to the Board of Directors, Mr. William S. Swelbar is the AFA’s designee to the Board of Directors and Mr. Duane E. Woerth is the ALPA’s designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.
Dissenters’ Rights
Under Delaware law, you are not entitled to any dissenters’ rights with respect to the election of directors described in this Proxy Statement.
Revocability of Proxy
Giving the enclosed proxy does not preclude your right to vote in person if you so desire. You may revoke your proxy at any time prior to its exercise by notifying our Secretary in writing, by giving us a later‑dated proxy, or by attending the Annual Meeting and voting in person.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
We are committed to adopting and adhering to sound corporate governance principles. Having such principles is essential to operating our business efficiently and to maintaining our integrity and reputation in the marketplace. We have adopted a Code of Ethics that applies to all of our directors, executive officers and other employees. The Code of Ethics, as well as all of the charters of our Board Committees, is available on the Investor Relations section of our website at http://www.hawaiianairlines.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K, regarding any amendment to, or waiver from, a provision of our Code of Ethics with respect to our directors and executive officers, by posting such information on our website, at the address and location specified above.
Board Independence
The Governance and Nominating Committee and the Board of Directors assess the independence of the directors at least annually. The assessment is based upon the applicable NASDAQ listing standards, the federal securities laws and the regulations promulgated by the SEC thereunder. During the annual assessment of director independence, the Governance and Nominating Committee and the Board of Directors consider transactions and relationships between the Company or its subsidiaries or affiliates, on the one hand, and each director, members of his or her immediate family, or other entities with which he or she is affiliated, on the other hand. Based on the review and recommendation by the Governance and Nominating Committee, the Board of Directors has affirmatively determined that a majority of its members and each member of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent within the meaning of the applicable NASDAQ listing standards and the SEC’s director independence standards. The independent directors are named below under “Proposal No. 1: Election of Directors.”
Board Leadership Structure
Our current Chairman, Mr. Hershfield, has held the role of Chairman since July 2004. From the beginning of his term until June 2005, he was also the Company’s President and Chief Executive Officer (“CEO”). When Mr. Dunkerley, who succeeded Mr. Hershfield as CEO, was appointed, we determined that it was in the Company’s best interest to separate the roles of CEO and Chairman, and for Mr. Hershfield to continue in his role as Chairman. Separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. While our Amended By-Laws and corporate governance guidelines do not require that our Chairman and CEO positions be separate, the Board of Directors believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time, and contributes to our successful corporate governance. The Board of Directors has charged the Chairman with responsibility for facilitating communication between management and the Board of Directors, and representing Board member views to management, among other things.
Meetings of the Board and Committees
The Board of Directors has established the following committees: the Audit Committee, the Compensation Committee, the Governance and Nominating Committee and the Executive Committee. Each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee has a committee charter developed under the leadership of its committee chair. Copies of the committee charters are available on the Company’s website at http://www.hawaiianairlines.com.
The Board of Directors met seven times and did not act by unanimous written consent during the year ended December 31, 2014. No director attended fewer than 75% of the meetings of the Board of Directors and committee meetings that he or she was obligated to attend. Our policy regarding attendance at Board of Directors meetings is that we expect directors to make every effort to attend all Board of Directors meetings, recognizing that scheduling difficulties may at times arise. Members of the Board of Directors are encouraged to attend each annual meeting of stockholders in person. All of our then-current directors attended the 2014 annual meeting of stockholders. The membership and function of each committee during the last fiscal year are described below.

Members serving on the committees of the Board of Directors during the fiscal year ended December 31, 2014 were:

	Audit Committee	Compensation Committee	Governance and Nominating Committee	Executive Committee
Gregory S. Anderson	Chair		Member
Mark B. Dunkerley				Member
Lawrence S. Hershfield		Member		Chair
Zac S. Hirzel	Member
Randall L. Jenson	Member
Bert T. Kobayashi, Jr.	Member	Member	Chair
Tomoyuki Moriizumi			Member
Crystal K. Rose		Chair	Member	Member
Richard N. Zwern	Member	Member
Audit Committee
We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Audit Committee charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Its principal functions are to: (i) oversee the integrity of our financial statements and other financial information provided by us to any governmental body or the public; (ii) oversee our systems of internal controls and procedures regarding finance, accounting, disclosures and legal compliance with applicable laws and regulations; and (iii) monitor the performance of the internal auditors and the independence, qualifications and performance of the independent registered public accounting firm and pre-approve services provided by the independent registered public accounting firm. The Board of Directors has determined that Mr. Anderson and Mr. Jenson satisfy the criteria set forth in Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act to serve as an “audit committee financial expert” on the Audit Committee. The Audit Committee met eight times and did not act by unanimous written consent during the year ended December 31, 2014. The report of the Audit Committee is included in this Proxy Statement.
Compensation Committee
The Compensation Committee has overall responsibility for evaluating and approving executive officer and director compensation plans, policies and programs of the Company, as well as all equity‑based and incentive compensation plans and policies. The Compensation Committee oversees the annual review and approval of corporate goals and objectives relevant to the compensation of executive officers, the evaluation of the performance of the executive officers in light of those goals and objectives, and the determination and approval of such officers’ compensation based on such evaluations. The Compensation Committee may delegate its authority to subcommittees or individuals as the Compensation Committee may deem appropriate, except to the extent such delegation would violate any applicable tax or securities laws or the rules and regulations of NASDAQ. The Compensation Committee met five times and did not act by unanimous written consent during the year ended December 31, 2014. The report of the Compensation Committee is included in this Proxy Statement.
Governance and Nominating Committee
The principal functions of the Governance and Nominating Committee are to: (i) monitor and oversee matters of corporate governance, including the evaluation of Board of Director performance and processes and the independence of directors; and (ii) identify, select, evaluate and recommend to the Board of Directors qualified candidates for election or appointment to the Board of Directors.
The Governance and Nominating Committee will consider potential nominees brought to its attention by any director or officer of the Company and will consider such candidates based on their achievement in business, education or public service, experience (including management experience in a public company), background, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. Consistent with the Director Nomination Process attached as Exhibit A to the Governance and Nominating Committee charter, the Board of Directors and the Governance and Nominating Committee give consideration to assuring that the Board of Directors, as a whole, adequately reflects the diversity of the Company’s constituencies and the communities in which the Company conducts its business. Diversity, as well as such other factors described above, is reviewed in the context of an assessment of the perceived needs of the Board of Directors or a Board committee at a particular point in time. As a result, the priorities and emphasis of the Board of Directors and the Governance and Nominating Committee may change from time to time to take into account changes in business and other trends, as well as the portfolio of skills and experience of our current and prospective Board members.
The Governance and Nominating Committee will also consider nominees recommended in good faith by stockholders. As described further herein under the section entitled “Stockholder Proposals,” stockholders should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate to the Secretary of the Company at 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 no earlier than 120 days or later than 90 days prior to the first anniversary of the Annual Meeting. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). Such stockholder recommended candidates will be evaluated in the same manner as candidates nominated by any other person.
The Governance and Nominating Committee also recommends to the Board of Directors the assignment of directors to committees, including the designation of committee chairs. The Governance and Nominating Committee met four times and did not act by unanimous written consent during the year ended December 31, 2014.
Executive Committee
The Executive Committee is empowered to act for the full Board of Directors in intervals between Board of Directors meetings, with the exception of certain matters that by law may not be delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported at the next Board of Directors meeting. The Executive Committee met six times and acted by unanimous written consent once during the year ended December 31, 2014.
Executive Sessions of the Board of Directors
The independent directors meet on a regular basis to review the performance of management and the Company. The presiding director at such sessions is Mr. Hershfield, the Chairman of our Board of Directors.
Communications with the Board of Directors
Stockholders may send communications to the Board of Directors at the following address: 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819, specifying whether the communication is directed to the entire Board of Directors, the independent directors or to a particular director. All communications will be compiled by the Company’s Corporate Secretary and submitted as appropriate to the Board of Directors or individual directors, as the case may be, on a periodic basis.
Role of Board in Risk Oversight
Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Audit Committee authorized the formation of a Risk Oversight Committee and approved an enterprise risk management program in August 2010 to enhance the existing risk management systems and processes and to further strengthen the Board of Directors’ ability to identify, assess and mitigate risks on a Company-wide basis.
Our Chairman meets regularly with our CEO and other senior officers to discuss strategy and risks facing the Company. Senior management attends the quarterly Board meetings and participates in strategic planning sessions with the Board of Directors to discuss strategies, key challenges, risks and opportunities for the Company. Our Board committees also assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, discusses policies with respect to risk assessment and risk management. Risk assessment reports are regularly provided by management to the Audit Committee. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Governance and Nominating Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. The Executive Committee meets regularly to review the progress of and provide guidance to management related to decisions that have been delegated to the Executive Committee by the Board of Directors.

Compensation of Directors
Under the Company’s policy for directors, each non-employee director receives an annual retainer of $50,000 plus $1,500 for each meeting of the Board of Directors that he or she attends in person and $750 for each meeting he or she attends telephonically, in each case, for meetings attended in excess of eight meetings (whether in-person or via telephone) during the twelve month period beginning June 1st of each year. Additionally, the Chairman of the Board of Directors receives an annual retainer of $75,000, the chair of the Audit Committee receives an annual retainer of $24,000, the chair of the Compensation Committee receives an annual retainer of $13,000 and the chair of the Governance and Nominating Committee receives an annual retainer of $10,000. The members of the Audit Committee receive an annual retainer of $12,000, the members of the Compensation Committee receive an annual retainer of $8,000, and the members of the Governance and Nominating Committee receive an annual retainer of $7,000.
The non-employee directors receive an annual automatic equity grant on the date of each annual stockholders meeting equal to that number of stock units determined by dividing $65,000 by the trailing volume weighted average price of the Company’s Common Stock over the 30 consecutive trading days ending on the trading day prior to the date of grant, vesting 100% on the day prior to the following year’s regularly scheduled annual stockholders meeting, and otherwise subject to the terms and conditions of the Company’s standard form of non-employee director stock award agreement. In addition, on the date of each annual stockholders meeting, each non-employee director who was not a director on the date of the prior annual stockholder meeting will automatically be granted an option to purchase 5,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value on the date of grant. The option will vest as to 1,667 shares on the first anniversary of the date such non-employee director attended a meeting of the Board of Directors as a director, 1,667 shares on the second anniversary of such meeting and 1,666 shares on the third anniversary of such meeting, subject to such director’s continued service through each such vesting date.
Each director and certain members of his or her immediate family and parents are entitled to free travel privileges on the Company’s non-chartered flights. Directors are also reimbursed for the taxes imposed on the first $30,000 of incremental cost on non-standby travel on the Company’s flights. Following retirement from the Board of Directors after age 40 and at least ten years of service, or after age 55 and at least five years of service, former directors will be eligible for unlimited travel on Company flights. The former director will be responsible for all taxes on this benefit.
The following table shows the compensation paid or accrued during the fiscal year ended December 31, 2014 to the individuals serving on the Board of Directors in 2014:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Gregory S. Anderson	79,167	66,190	—	1,034	146,391
Brian E. Boyer (5)	32,500	—	—	3,379	35,879
Lawrence S. Hershfield	129,667	66,190	—	29,325	225,182
Zac S. Hirzel	41,333	66,190	39,800	978	148,301
Randall L. Jenson	60,833	66,190	—	3,564	130,587
Bert T. Kobayashi, Jr. (6)	78,166	66,190	—	5,651	150,007
Tomoyuki Moriizumi	55,833	66,190	—	1,659	123,682
Samson Poomaihealani	49,166	66,190	—	8,448	123,804
Crystal K. Rose	68,333	66,190	—	33,841	168,364
William S. Swelbar	49,166	66,190	—	—	115,356
Duane E. Woerth	20,833	66,190	39,800	—	126,823
Richard N. Zwern	68,833	66,190	—	15,796	150,819

Supplemental Director Compensation Table—Outstanding Stock Awards

Name(1)	Aggregate Stock Award Shares Outstanding	Award Grant Date(s)	Number of Shares	ASC 718 Grant Date Fair Value($)
Gregory S. Anderson	4,546	5/22/2014	4,546	66,190
Brian E. Boyer (5)	—	—	—	—
Lawrence S. Hershfield	4,546	5/22/2014	4,546	66,190
Zac S. Hirzel	4,546	5/22/2014	4,546	66,190
Randall L. Jenson	4,546	5/22/2014	4,546	66,190
Bert T. Kobayashi, Jr (6)	4,546	5/22/2014	4,546	66,190
Tomoyuki Moriizumi	4,546	5/22/2014	4,546	66,190
Samson Poomaihealani	4,546	5/22/2014	4,546	66,190
Crystal K. Rose	4,546	5/22/2014	4,546	66,190
William S. Swelbar	4,546	5/22/2014	4,546	66,190
Duane E. Woerth	4,546	5/22/2014	4,546	66,190
Richard N. Zwern	4,546	5/22/2014	4,546	66,190
Supplemental Director Compensation Table—Outstanding Options

Name(1)	Aggregate Option Shares Outstanding	Award Grant Date(s)	Number of Shares	ASC 718 Grant Date Fair Value($)
Gregory S. Anderson	9,999	5/30/2007	6,666	12,465
		5/31/2006	3,333	6,499
Brian E. Boyer (5)	—	—	—	—
Lawrence S. Hershfield	—	—	—	—
Zac S. Hirzel	5,000	5/22/2014	5,000	39,800
Randall L. Jenson	70,000	5/30/2007	10,000	18,700
		5/31/2006	10,000	19,500
		12/19/2005	50,000	101,843
Bert T. Kobayashi, Jr. (6)	14,999	5/30/2007	6,666	12,465
		5/31/2006	3,333	6,499
		8/10/2005	5,000	13,200
Tomoyuki Moriizumi	5,000	5/24/2012	5,000	16,700
Samson Poomaihealani	5,000	5/25/2010	5,000	21,350
Crystal K. Rose	25,000	5/30/2007	10,000	18,700
		5/31/2006	15,000	29,250
William S. Swelbar	—	—	—	—
Duane E. Woerth	5,000	5/22/2014	5,000	39,800
Richard N. Zwern	5,000	8/24/2011	5,000	12,350

(1)
Mark B. Dunkerley is not included in the table because he is also a named executive officer in the Summary Compensation Table below. He receives no additional compensation for his service as one of our directors.

(2)	Represents the grant date fair value of restricted stock units granted to each director in 2014, as calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, or ASC 718.

(3)	Represents the grant date fair value of stock options granted to each director in 2014, as calculated in accordance with FASB ASC Topic 718, Compensation—Stock Compensation, or ASC 718.

(4)	The amounts in this column for each non-employee director represent reimbursement of taxes related to flight benefits.

(5)	Mr. Boyer resigned from the Board of Directors effective May 22, 2014.

(6)	Mr. Kobayashi will not continue as a director following the Annual Meeting.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
The Board of Directors currently consists of twelve directors, eleven of whom are independent directors. The Board of Directors has affirmatively determined that Mr. Gregory S. Anderson, Mr. Lawrence S. Hershfield, Mr. Zac S. Hirzel, Mr. Randall L. Jenson, Mr. Bert T. Kobayashi, Jr., Mr. Samson Poomaihealani, Mr. Tomoyuki Moriizumi, Ms. Crystal K. Rose, Mr. William S. Swelbar, Mr. Duane E. Woerth and Mr. Richard N. Zwern are each independent as defined by the NASDAQ listing standards and the applicable rules of the SEC.
Eight directors will be elected at the Annual Meeting to serve for one-year terms and until their successors are elected and qualified. On the recommendation of the Governance and Nominating Committee, the Board of Directors has nominated Mr. Hershfield, Mr. Dunkerley, Mr. Anderson, Mr. Hirzel, Mr. Jenson, Mr. Moriizumi, Ms. Rose and Mr. Zwern for election to the Board of Directors at the Annual Meeting. All of the nominees are currently members of the Board of Directors, and all of the nominees have agreed to being named in this Proxy Statement and to continue to serve if elected. In the event that any such nominee is unable to serve, the proxyholders will vote for any other person that the Board of Directors designates. The election of each nominee as a director requires a plurality of the votes cast at the Annual Meeting by holders of shares entitled to vote. The proxies cannot be voted for a greater number of persons than the number of nominees. You will find each nominee’s biographical information below.
Current director Mr. Bert T. Kobayashi, Jr. will not continue as a director following the Annual Meeting. Additionally, the Board of Directors has adopted a resolution reducing the size of the Board to eleven members, effective immediately prior to the Annual Meeting.
As described in greater detail in the section below entitled “Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock,” the IAM, the AFA and the ALPA hold one share of the Company’s Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, that, in accordance with our Amended By-Laws, entitle each Union to nominate one director. Mr. Samson Poomaihealani is the IAM’s designee to the Board of Directors, Mr. William S. Swelbar is the AFA’s designee to the Board of Directors and Mr. Duane E. Woerth is the ALPA’s designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting.

Information Regarding Directors
Other than Mr. Bert T. Kobayashi, Jr., who will not continue as a director following the Annual Meeting, the name, age as of April 10, 2015, present principal occupation or employment and five-year employment history of each of our directors is set forth below. With the exception of Mr. Moriizumi, each of the persons listed below is a citizen of the United States. Unless otherwise noted, the business address of each person listed below is 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819 and the telephone number at that address is (808) 835-3700.

Name	Age	Position(s)
Lawrence S. Hershfield	58	Chair of the Board of Directors
Mark B. Dunkerley	51	Director, President and Chief Executive Officer
Gregory S. Anderson	58	Director
Zac S. Hirzel	37	Director
Randall L. Jenson	46	Director
Tomoyuki Moriizumi	67	Director
Crystal K. Rose	57	Director
Richard N. Zwern	60	Director
Special Preferred Stock Designees:
Samson Poomaihealani	73	Director (IAM Designee)
William S. Swelbar	56	Director (AFA Designee)
Duane E. Woerth	66	Director (ALPA Designee)
Lawrence S. Hershfield. Mr. Hershfield has been the Chairman of our Board of Directors since July 2004. Mr. Hershfield served as our President and Chief Executive Officer from June 14, 2004 through June 2, 2005. He has been the Chief Executive Officer of Ranch Capital, LLC, which he founded to pursue investments in undervalued or distressed assets or companies, since October 2002. Since June 2004, he has been the Chief Executive Officer and President of RC Aviation Management, LLC (“RC Aviation Management”), the managing member of RC Aviation LLC (“RC Aviation”). He served as Chairman of the Board of Premier Entertainment Biloxi, LLC, which owns the Hard Rock Hotel and Casino in Biloxi, Mississippi, from June 2006 through September 2011 and serves as an advisor to the Board of Berkadia Commercial Mortgage Servicing Inc., the third‑largest commercial mortgage servicer in the United States, owned by a joint venture of Berkshire Hathaway Inc. and Leucadia National Inc. From 2006 through 2009, Mr. Hershfield served as a Trustee of the Stanford University Business School Trust, and recently was appointed to the Advisory Board of the Stanford Center for Longevity. Mr. Hershfield received a B.S. in Biology from Bucknell University (1977) and has an M.B.A. from Stanford University Graduate School of Business (1981). Mr. Hershfield serves as a member of the Compensation Committee and as Chair of the Executive Committee. Mr. Hershfield contributes an in-depth familiarity with the Company, its operations and its history resulting from his prior service as its Chief Executive Officer and years of service as its Chairman, as well as a breadth of experience gained from serving as a director or officer of, or investor in, public and private companies in a variety of industries.
Mark B. Dunkerley. Mr. Dunkerley has been a member of our Board of Directors and the President and Chief Executive Officer of both Hawaiian and Holdings since June 2, 2005. He previously was President and Chief Operating Officer of Hawaiian from December 2002 and President and Chief Operating Officer of Holdings from February 2003 until he resigned the positions at Holdings following Hawaiian’s Chapter 11 filing and the appointment of the bankruptcy trustee. From August 2001 until March 2002, he was the Chief Operating Officer of the Sabena Airlines Group located in Brussels, Belgium. In October 2001, Sabena Airlines Group filed for the Belgian equivalent of bankruptcy and began its liquidation process in November 2001. In 2001, Mr. Dunkerley served as a consultant with the Roberts Roach firm, which provides strategic and economic consulting services to the aviation industry. From 1999 to 2000, Mr. Dunkerley was Chief Operating Officer, President and a member of the Board of Directors of Worldwide Flight Services, one of the largest providers of ground services to airlines, including baggage and passenger check-in handling at airports worldwide. From 1989 to 1999, Mr. Dunkerley worked for British Airways, where he held a variety of management positions including his last position as Senior Vice President for British Airways’ Latin America and Caribbean division from 1997 to 1999. Mr. Dunkerley serves on the Board of Directors of the Hawaii Visitors and Convention Bureau, Hawaii Business Roundtable, the Chamber of Commerce of Hawaii and Airlines for America (formerly Air Transport Association of America, Inc.). Mr. Dunkerley received a B.S. in Economics from the London School of Economics (1984) and a Master’s degree in Air Transportation Economics from the Cranfield Institute of Technology (1985). Mr. Dunkerley serves as a member of the Executive Committee. Mr. Dunkerley’s day-to-day leadership of the Company in his role as Chief Executive Officer allows him to contribute to the Board of Directors a deep understanding of the Company’s operations and of the challenges and opportunities facing our business.

Gregory S. Anderson. Mr. Anderson was originally appointed as a member of our Board of Directors in August 2002. Mr. Anderson is currently Chief Executive Officer of Legacy Senior Housing and Development Company, a developer and owner of senior residential facilities. From 2004 to 2007, Mr. Anderson had been Chief Executive Officer and President of Bank of Arizona, N.A., a commercial bank located in Phoenix, Arizona. From 1998 to 2002, he was Chief Executive Officer and President of Quality Care Solutions Inc., an Arizona corporation that is a leading provider of healthcare payer software solutions. From 1985 to 1998, Mr. Anderson was general manager of El Dorado Investment Company, Arizona’s then largest venture capital company. Mr. Anderson serves on numerous boards of both public and private companies. From 2001 until 2013, Mr. Anderson was Lead Independent Director, member of the Executive Committee, Chairman of the Compliance Committee and member of the Audit Committee of Sun Healthcare Group, Inc. (NYSE). The company was taken private in 2013. From 1994 to 2009, he was a director of Bank of Arizona, N.A. Mr. Anderson has a B.S. in Finance from Arizona State University (1979) and has been certified by the Center for Executive Development at Stanford University School of Business. Mr. Anderson serves as Chair of the Audit Committee and as a member of the Compensation Committee. Mr. Anderson’s experience as the Chief Executive Officer of numerous companies gives him insight into the challenges facing our management, his finance background and expertise allow him to provide effective leadership to our Audit Committee, and his experience as a member of a number of public and private company Boards of Directors makes him a valuable member of our Board of Directors and our Compensation Committee.
Zac S. Hirzel. Mr. Hirzel has been a member of our Board of Directors since February 2014. He is the President and Managing Member of Hirzel Capital Management, a private investment firm which he founded in June 2008. Mr. Hirzel serves on the Advisory Board of the Alternative Asset Management Center at Southern Methodist University Cox School of Business. He holds a Chartered Financial Analyst designation and is a member of the CFA Institute and the Dallas Society of Financial Analysts. He holds a B.B.A. from the University of Oklahoma (1999) and an M.B.A. from Southern Methodist University (2004). Mr. Hirzel serves as a member of the Audit Committee and the Compensation Committee. His regular work with management teams through his role as an active investor, coupled with his financial experience and acumen, makes him a valuable member of our Board of Directors, Audit Committee and Compensation Committee.
Randall L. Jenson. Mr. Jenson has been a member of our Board of Directors since July 2004. Mr. Jenson was appointed as our Chief Financial Officer, Treasurer and Secretary in June 2004. He resigned as Secretary effective as of July 2005 and as Chief Financial Officer and Treasurer as of November 2005. In July 2011 he was appointed and currently serves as President and Chief Financial Officer of Berkadia, a company engaged in the origination and servicing of commercial mortgages which is a joint venture of Berkshire Hathaway and Leucadia National Corporation. He is co-founder and currently serves as President of Ranch Capital, LLC, which was formed in 2002 to pursue investments in undervalued or distressed assets or companies.  From May 1997 to October 2002, he served in various capacities in or at the direction of Leucadia National Corporation. From August 1999 to April 2002, Mr. Jenson served as the President and Chief Executive Officer of American Investment Bank N.A., a wholly-owned subsidiary of Leucadia National Corporation. He served as a director of the bank from August 1998 to April 2002. Mr. Jenson received a B.A. in Accounting from the University of Utah (1991), and has an M.B.A. from the Harvard University Graduate School of Business Administration (1997). Mr. Jenson serves as a member of the Audit Committee and the Governance and Nominating Committee. Mr. Jenson's familiarity with our business from his prior service as our Chief Financial Officer and Treasurer, allows him to contribute to the Board of Directors a valuable perspective on the financial operations of our business.

Tomoyuki Moriizumi. Mr. Moriizumi has been a member of our Board of Directors since May 2012. Mr. Moriizumi currently serves as a director of Kadokawa Corporation (2011 to present), a diversified media and entertainment conglomerate in Japan with operations in publishing, film and interactive media. From March 2011 to March 2012, Mr. Moriizumi served as an advisor to Japanese trading company Sumitomo Corporation in the media, network and lifestyle retail business unit. From 2003 through 2011, he served as President and Chief Executive Officer of Jupiter Telecommunications Co. Ltd., a cable system operator in Japan. From 2000 through 2003, Mr. Moriizumi served as President and Chief Executive Officer of Jupiter Programming Co., Ltd., a multiple television channel operator in Japan. From 1996 through 2000, he served as Founding President of Jupiter Shop Channel Co., Ltd., a Japanese television shopping company. Prior to entering the telecommunications industry, Mr. Moriizumi served as Senior Vice President (from 1993 to 1996) and chairman (from 1995 to 1996) of Phoenixcor Inc., a provider of financial services to middle market leasing and bio/medical ventures. Mr. Moriizumi holds a B.A. in languages from Sophia University, Tokyo (1970). Mr. Moriizumi serves as a member of the Audit Committee and the Governance and Nominating Committee. Mr. Moriizumi’s extensive experience as a senior executive achieving significant business growth, experience serving on various boards of directors for both public and U.S.‑ Japanese joint venture companies, knowledge of the Japanese media and entertainment industry and adept reading of consumer tastes and trends in Japan make him an experienced advisor to our Board of Directors, Audit Committee and Governance and Nominating Committee and allow him to provide valuable insight on Japanese consumer needs.
Crystal K. Rose. Ms. Rose has been a member of our Board of Directors since June 2006. Ms. Rose, an attorney, is a partner with Bays Lung Rose & Holma (1986 through present). Ms. Rose is currently the Lead Independent Director of each of Central

Pacific Financial Corp. (February 2005 through present) and Central Pacific Bank (August 2004 through present), and a current member of the compensation and governance committees of each. From 2004 to 2006, Ms. Rose was a director of Hawaiian Electric Light Co, Ltd. Ms. Rose also serves on several civic boards. Ms. Rose has a J.D. from the University of California, Hastings College of Law (1982) and a B.S. from Willamette University (1979). Ms. Rose serves as Chair of the Compensation Committee and as a member of the Governance and Nominating Committee and the Executive Committee. Ms. Rose’s legal experience, as a partner with Bays Lung Rose & Holma, as well as her experience as the Lead Independent Director of each of Central Pacific Financial Corp. and Central Pacific Bank, allow her to provide valuable insight and leadership in her positions as Chair of our Compensation Committee and member of our Governance and Nominating Committee and Executive Committee.
Richard N. Zwern. Mr. Zwern has been a member of our Board of Directors since August 2011. Mr. Zwern is Worldwide Director—Executive Development at WPP, the world’s largest communications and marketing services group. Mr. Zwern has spent most of his professional career at Hill & Knowlton, the New York-based public relations and public affairs consulting firm. Mr. Zwern joined Honolulu‑based Communications‑Pacific in 1980, acquired the firm with a partner in 1983, and served as president. He led the firm for five more years following its 1989 acquisition by Hill & Knowlton and served as Chief Executive. Mr. Zwern is a graduate of the University of Southern California and holds an M.B.A. from the University of Hawaii. He serves on the Board of Directors and is a member of the Executive Committee of the Hawaiian Humane Society. He also acts as a strategic advisor to Ho’okele Health Innovations, LLC, a Hawaii based healthcare coordination and technology company. Mr. Zwern serves as Chair of the Governance and Nominating Committee and as a member of the Compensation Committee. Mr. Zwern’s deep experience advising companies on corporate public image, crisis management and public relations allows him to provide valuable perspective on these aspects of our business to the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE EIGHT DIRECTORS THAT HAVE BEEN NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.
Special Preferred Stock Designees
Samson Poomaihealani. Mr. Poomaihealani has been a member of our Board of Directors since May 2010. He previously served on the board of HAL, Inc., predecessor of Hawaiian Holdings, Inc., from 1990 to 2004. He was the chief contract negotiator and Assistant General Chairman of the Airline Machinists District 141 of the IAM from 1987 through 2001 and was an Executive Board member of the IAM District Lodge 141 from 1985 to 2001. He also served as President and Executive Board member of the IAM Local Lodge 1979 from 1985 to 1988, and as the IAM Grand Lodge Representative Transportation Territory from 2001 to 2009. Mr. Poomaihealani is the IAM’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock.”
William S. Swelbar. Mr. Swelbar has been a member of our Board of Directors since November 2005. Currently, Mr. Swelbar is a Research Engineer with the Massachusetts Institute of Technology’s International Center for Air Transportation as well as Executive Vice President of InterVISTAS Consulting LLC. Mr. Swelbar has enjoyed a 30 year consulting career specializing in distressed labor negotiations and regulatory issues governing air transport. Mr. Swelbar received a B.S. from Eastern Michigan University (1982) and has an M.B.A. from The George Washington University (1988). Mr. Swelbar is the AFA’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock.”
Duane E. Woerth. Mr. Woerth has been a member of our Board of Directors since May 2014 and previously served on our Board of Directors from June 2009 to October 2010. From October 2010 to December 2013, Mr. Woerth served as U.S. Ambassador to the International Civil Aviation Organization. Mr. Woerth was a co-founder of Sojern, Inc. and served as its Senior Vice President of Airlines Relations from July 2007 to September 2010. From 1999 to 2007, he served as President of the Air Line Pilots Association (ALPA), the largest airline pilot union in the world. Prior to that, he worked as First Vice President, leading ALPA's international aviation initiatives from 1991 to 1998. Mr. Woerth also served on the Board of Directors of Northwest Airlines from 1993 to 1999. Additionally, he has over 20 years of pilot experience with Braniff and Northwest Airlines as well as the U.S. Air Force, from which he retired with the rank of Lt. Colonel. During his career, Mr. Woerth led the Department of Transportation (DOT) agency review team with special emphasis on the Federal Aviation Administration and was appointed by the DOT to lead one of two teams on aircraft to quickly propose and implement enhanced security measures following September 11th. Mr. Woerth received a B.S. in Accounting from the University of Nebraska (1970) and a M.A. in Public Administration from the University of Oklahoma (1975). Mr. Woerth is the ALPA’s designee to the Board of Directors. See “Security Ownership of Certain Beneficial Owners and Management—Special Preferred Stock.”

EXECUTIVE OFFICERS
The following table sets forth the names, ages as of April 10, 2015 and all positions and offices with the Company held by the Company’s present executive officers.

Name	Age	Position(s)
Mark B. Dunkerley	51	President and Chief Executive Officer of Holdings and Hawaiian
Shannon L. Okinaka	40	Senior Vice President, Interim Chief Financial Officer and Treasurer of Holdings and Senior Vice President and Interim Chief Financial Officer of Hawaiian
Ron Anderson‑Lehman	51	Executive Vice President and Chief Administrative Officer of Hawaiian
Peter R. Ingram	48	Executive Vice President and Chief Commercial Officer of Hawaiian
Barbara D. Falvey	56	Senior Vice President, Human Resources of Hawaiian
Sean E. Menke	46	Executive Vice President and Chief Operating Officer of Hawaiian
Theo Panagiotoulias	45	Senior Vice President, Global Sales and Alliances of Hawaiian
Hoyt H. Zia	61	Secretary of Holdings and Senior Vice President, General Counsel and Corporate Secretary of Hawaiian
The following is information with respect to the Company’s executive officers who are not also directors of the Company:
Shannon L. Okinaka. Ms. Okinaka was appointed as Senior Vice President, Interim Chief Financial Officer and Treasurer of Holdings and Senior Vice President and Interim Chief Financial Officer of Hawaiian in January 2015. Ms. Okinaka had served as Hawaiian’s Vice President – Controller since 2011. Ms Okinaka joined Hawaiian in 2005 as Senior Director – Sarbanes Oxley Compliance and Special Projects. Ms. Okinaka received a Bachelor of Business Administration degree in Accounting and Management Information Systems from the University of Hawai‘i at Mānoa (1996).
Ron Anderson‑Lehman. Mr. Anderson‑Lehman became the Executive Vice President and Chief Administrative Officer of Hawaiian in February 2014. Mr. Anderson‑Lehman served as Senior Vice President and Chief Information Officer of Hawaiian since June 2012. Previously, Mr. Anderson‑Lehman worked at Continental Airlines for 10 years prior to joining Hawaiian as its Senior Vice President and Chief Information Officer, a position that he held from 2006 to 2010. Mr. Anderson‑Lehman has over 25 years of experience in the airline and travel technology industry, having started his aviation career with United Airlines in April 1986. Mr. Anderson‑Lehman received a B.S. in Computer Science and a minor in Mathematics from Iowa State University (1985).
Peter R. Ingram. Mr. Ingram became the Executive Vice President and Chief Commercial Officer of Hawaiian in October 2011. Previously, Mr. Ingram served as Executive Vice President, Chief Financial Officer and Treasurer of Holdings and Hawaiian since November 2005. Mr. Ingram worked at AMR Corporation, the parent company of American Airlines and American Eagle Airlines, for 11 years prior to joining the Company. From 2002 to 2005, he served as Vice President of Finance and Chief Financial Officer for American Eagle Airlines. Prior to that, he spent eight years in finance‑related management positions for American Airlines. Mr. Ingram received a B.A. in Business Administration from the University of Western Ontario (1988) and has an M.B.A. from Duke University (1994).
Barbara D. Falvey. Ms. Falvey became Hawaiian’s Senior Vice President—Human Resources in July 2005. From March 2003 to June 2005, Ms. Falvey served as Vice President of Ameristar Casinos where she was responsible for corporate human resources. Prior to that, Ms. Falvey spent three years as Senior Vice President of Human Resources for Aladdin Gaming, LLC and 15 years in executive leadership positions in human resources, both at the corporate and property levels, for Caesars World, Inc. Ms. Falvey received a B.A. in English from the University of California, Los Angeles (1983) and an M.S. in Organization Development from Pepperdine University (2003).
Sean E. Menke. Mr. Menke became the Executive Vice President and Chief Operations Officer of Hawaiian in October 2014. Mr. Menke served as Executive Vice President of Resources for IHS Inc., a global information company from April 2013 until joining Hawaiian. From June 2011 to June 2012, Mr. Menke served as President and Chief Executive Officer of Pinnacle Airlines Corp., the parent company of Pinnacle Airlines, Mesaba Airlines and Colgan Air. From April 2010 to June 2011, Mr. Menke served as Managing Partner of Vista Strategic Group, LLC, an executive management consulting firm. Prior to that, Mr. Menke spent over ten years at Frontier Airlines Holdings, most recently as its President and Chief Executive Officer, and two years at Air Canada as its Executive Vice President and Chief Commercial Officer. Mr. Menke received a B.S. in Economics and Aviation Management from The Ohio State University (1992) and an M.B.A from the University of Denver (2001).

Theo Panagiotoulias. Mr. Panagiotoulias became Senior Vice President – Global Sales and Alliances in August 2014. From March 2012 to July 2014, Mr. Panagiotoulias served as the Vice President and General Manager of Sabre, Inc. Prior to that, Mr. Panagiotoulias spent 15 years at American Airlines, where he held several key leadership positions in commercial and operational activities. Mr. Panagiotoulias is a graduate of Haileybury College (1987) in Melbourne, Australia.
Hoyt H. Zia. Mr. Zia became Holdings’ Secretary and Hawaiian’s Senior Vice President, General Counsel and Corporate Secretary in February 2007. From March 2004 to February 2007, Mr. Zia worked for PacificBasin Communications, LLC as publisher for Hawaii Business magazine. Prior to that, Mr. Zia spent three and a half years as Executive Director of the Pacific Telecommunications Council, an international, non-profit, non-governmental membership telecommunications organization, and over 18 years practicing law as in-house counsel with corporations like Amfac/JMB Hawaii, Inc. and Motorola, Inc., in government as Chief Counsel for Export Administration, U.S. Department of Commerce, and in private practice. Mr. Zia received a B.A. in East Asian Studies from Dartmouth College (1975) and a J.D. from the UCLA School of Law (1981), and he served as a U.S. Marine Corps officer from 1975 to 1978.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis section discusses our executive compensation policies and programs and the compensation decisions made in 2014 for our named executive officers, generally defined under the SEC’s proxy rules as a company’s chief executive officer, chief financial officer and the other three most highly compensated employees serving as executive officers at year-end. For 2014, our named executive officers were:

•Mark B. Dunkerley, President and Chief Executive Officer;

•Scott E. Topping, Executive Vice President, Chief Financial Officer and Treasurer;

•Peter R. Ingram, Executive Vice President and Chief Commercial Officer;

•Ron Anderson-Lehman, Executive Vice President and Chief Administrative Officer; and

•Sean E. Menke, Executive Vice President, Chief Operating Officer.

      The Compensation Committee administers the compensation policies and programs for our senior executives, and our equity-based incentive compensation plans and rewards strategies for all employees.

     Executive Summary and Pay for Performance

The cornerstone of our executive compensation program is pay for performance. Accordingly, while we pay competitive base salaries and other benefits, the majority of our named executive officers’ compensation opportunity is based on performance-based incentive or variable compensation.

We operate in a highly competitive industry and recognize that effective compensation strategies are critical in attracting and retaining key employees and maximizing stockholder value creation. The primary objectives of our compensation program, including our executive compensation program, are to attract, retain and motivate the best people available to help the Company achieve its long-term goals and objectives. Our executive compensation program rewards achieving specific goals set for the Company and those set for individual executives. We reward executive performance which meets or surpasses these established goals to align the interests of our executives with the long term interests of our stockholders, and there are consequences for under-performance. We also seek to ensure that the total compensation opportunity provided to our key executives remains competitive relative to the compensation paid to similarly situated executives in the overall market and among our peer companies, taking into consideration the cost of living and challenges of attracting individuals and their families to the Company, often from a considerable distance. In this Compensation Discussion and Analysis the phrase “our executives” refers to the executive officers of Hawaiian and the Company.

Corporate Governance Best Practices

Our Compensation Committee, assisted by its independent compensation consultant, Frederic W. Cook & Co., stays informed of developing executive compensation best practices and strives to implement such practices as necessary to help the Company improve its programs and policies. The following improvements to the Company’s executive compensation program have been made since 2010:

•
For our CEO, effective with his new November 2012 employment agreement, moved to an annual equity grant practice instead of an up-front multi-year equity grant as was the case in his prior employment agreements.

•
Consistent with the direction of the stockholder vote in 2011 and management’s recommendation to our stockholders, adopted an annual Say on Pay advisory vote, commencing in 2011 and continuing in this proxy statement.

•	Capped our annual incentive compensation payout at 200% of the target award opportunity for any individual participant, commencing in 2011 (except for the CEO whose annual incentive opportunity is capped at 200% of his base salary, not his target award opportunity).

•	Established stock ownership and share retention guidelines for executive officers and our non-employee directors in 2011.

•	Eliminated the golden parachute excise tax gross-up for our president and chief executive officer, Mr. Dunkerley, effective as of May 25, 2011.

•
Moved from single-trigger equity compensation vesting on a change in control to double-trigger vesting (triggered upon certain terminations of employment following a change in control) for equity grants made to Mr. Dunkerley in 2010, and for the rest of our named executive officers in 2011.

•	Made 100% of Mr. Dunkerley’s equity awards granted after 2011 subject to performance-based vesting, in a manner intended to qualify for deductibility under Internal Revenue Code Section 162(m).

•
Made a substantial portion of other executive officers’ equity awards granted after 2011 subject to performance-based vesting, in a manner intended to qualify for deductibility under Internal Revenue Code Section 162(m).

•
Engaged Frederic W. Cook & Co. to assist the Compensation Committee with its evaluation the potential risks of our compensation programs and policies, including the programs and policies for non-executive officers, and whether such programs and policies could potentially create risks that could have a material adverse effect on the Company.

•	Implemented a clawback policy so that the Company may recover certain compensation in the event of certain financial restatements.

 Compensation Advisers

The Compensation Committee has engaged the independent compensation consulting firm of Frederic W. Cook & Co. ("Cook & Co.") to assist it in executive compensation matters. In 2014, Cook & Co. served only the Compensation Committee and provided no services to the Company other than the services it provided to the Compensation Committee.

Compensation Committee Adviser Independence

The Compensation Committee has considered the independence of Cook & Co. under NASDAQ and SEC rules and has found no conflict of interest in Cook & Co.’s continuing to advise to the Compensation Committee.

The Compensation Committee is also regularly advised by the Company’s primary corporate outside legal counsel, Wilson Sonsini Goodrich & Rosati, P.C. (“WSGR”). The Compensation Committee has considered the independence of WSGR under NASDAQ and SEC rules and has found no conflict of interest in WSGR’s continuing to advise to the Compensation Committee.

The Compensation Committee intends to reassess the independence of its advisers at least annually.

Elements of Compensation

The Compensation Committee works closely with its independent compensation consultant, Cook & Co. and management to design a pay-for-performance oriented executive compensation program to assist us in attracting and retaining outstanding executives and senior management personnel. The design and implementation of such program continually evolves as we grow, but is based primarily on two elements: (i) providing compensation opportunities competitive with organizations with which we compete for executive talent; and (ii) linking executives’ compensation with our financial, operating and competitive performance. Our compensation program is designed to reward both individual and corporate performance and to create incentives to achieve superior operating performance in the current year and also for the long-term benefit of our business to align the interests of management with the long term interests of our stockholders.

The principal components of our executive compensation program (each discussed more fully below) are:

•	annual base salary,

•	short-term incentive compensation in the form of performance incentive payments payable in cash and/or stock units each year,

•	long-term incentive compensation primarily in the form of equity-based performance awards,

•	severance and change in control benefits,

•	personal benefits or perquisites, and

•	general benefits.

Determining Amount of Each Element of Compensation

In determining the terms of employment agreements with our named executive officers and any incentive, equity-based or other additional compensation, the Compensation Committee reviews publicly available information regarding other companies with which we compete and other publicly-traded corporations in Honolulu, Hawaii; assesses our overall financial condition and the financial condition of the airline industry; consults, when appropriate, with its independent compensation consultant and with outside executive compensation counsel; and, for compensation payable to other named executive officers, consults with our Chief Executive Officer. Additional factors that may impact compensation decisions include the high cost of living in our headquarters city and the relocation distance that an executive officer may be asked to move his/her family. Although some elements of a particular named executive officer’s compensation may vary due to specific circumstances of such named executive officers, the Compensation Committee strives to set a total compensation package that is both equitable and informed by the processes described above.

In November 2013, the Compensation Committee reviewed the annual benchmarking study conducted by Cook & Co. The Compensation Committee reviewed and considered the information provided in this study when it established 2014 compensation levels for the named executive officers. When setting 2014 compensation levels, the Compensation Committee considered data from (1) a “main” peer group of 10 similarly sized airlines and other companies in the transportation industry, (2) general industry survey data derived from companies with annual revenues between $1 billion and $3 billion; and (3) overall national cost of living differentials.

The following 10 companies made up the “main” peer group: Air Transport Group, Alaska Air Group, Inc., Allegiant Travel Company, Atlas Air Worldwide, Hub Group, JetBlue Airways Corporation, Pacer, Republic Airways Holdings, Inc., SkyWest, Inc. and Spirit Airlines. The only change from the 2012 “main” peer group was the removal of Pinnacle Air, which filed for bankruptcy.

The Compensation Committee also considered data from five additional major independent airlines - American Airlines, Inc., Delta Airlines, Inc., Southwest Airlines Co., United Continental Holdings and US Airways Group, Inc. - not for compensation data purposes, but for benchmarking pay practices and company performance. These airlines are substantially larger than the Company, so the Compensation Committee did not use this group of companies to benchmark named executive officer pay.

Finally, the Compensation Committee monitors the executive compensation practices and pay levels at three local publicly-traded Hawaiian companies-Alexander and Baldwin, Bank of Hawaii and Hawaiian Electric Industries. The Compensation Committee uses this group to monitor local compensation trends but does not use this group to benchmark named executive officer compensation levels.

Annual Base Salary

Base salary levels for our named executive officers are designed to be competitive in the marketplace for executives of comparable talent and experience, are based on each named executive officer’s responsibility and are subject to adjustment based upon individual and Company performance. The base salary of each named executive officer for 2013 and 2014 is listed below. Any increases in salary were made in the judgment of the Committee, with input from the CEO about individuals other than himself, taking into consideration each executive’s skills, experience, performance and contributions, and expectations and requirements for the role. Compensation decisions are not based on benchmarking to a particular level of compensation, although market positioning is also a factor taken into consideration. Mr. Menke’s base salary was set by the Committee in connection with his hiring based on arms-length negotiation between the Company and Mr. Menke and the recommendation of our Chief Executive Officer.

Named Executive Officer	2013 Base Salary	2014 Base Salary
Mark B. Dunkerley, President and Chief Executive Officer	$625,000	$660,000
Scott E. Topping, Executive Vice President, Chief Financial Officer and Treasurer	$330,000	$340,000
Peter R. Ingram, Executive Vice President and Chief Commercial Officer	$415,000	$445,000
Ron Anderson-Lehman, Executive Vice President and Chief Administrative Officer	$350,000	$400,000
Sean E. Menke, Executive Vice President, Chief Operating Officer	n/a	$440,000

Short-Term Incentive Compensation

Short-term incentive compensation is based on an annual “balanced scorecard” performance incentive plan. Annual performance incentives are awarded under our 2006 Management Incentive Plan (the “2006 Incentive Plan”), which was initially approved by our stockholders at our May 31, 2006 stockholders meeting and was reapproved by our stockholders on May 31, 2011. The 2006 Incentive Plan is administered by the Compensation Committee. The Compensation Committee has the authority to select the executives to participate in the 2006 Incentive Plan (after considering the recommendations of the Chief Executive Officer), to establish the length of the annual and long-term performance periods, to establish the performance goals, to determine the amounts of incentive compensation payable to any participant, to provide for payment of incentives in cash, in stock or in units, and to make all determinations and take all other actions necessary or appropriate for proper administration and operation of the 2006 Incentive Plan.
Additional Compensation Provided in Connection with Mr. Menke’s Hiring
In connection with Mr. Menke’s employment, he was also provided with a retention bonus of $600,000 with $100,000 to be paid within the first month of his employment and $250,000 to be paid on each of Mr. Menke’s first and second anniversaries with the Company. The amount of the retention bonus was determined based on an arm’s length negotiation between Mr. Menke and the Company. Mr. Menke was also provided with relocation benefits in accordance with the Company’s relocation policies, with a requirement that such relocation benefits be repaid in the case of certain terminations of employment during the first twelve months of his employment.

2014 Annual Incentive Compensation

The Company’s Compensation Committee, Chief Executive Officer, Chief Financial Officer and Senior Vice President-Human Resources, with advice from Cook & Co., collaborated in determining the financial and non-financial performance criteria to be used for the Company’s 2014 balanced scorecard incentive compensation plan.

In 2014, the achievement of financial and non-financial corporate performance goals was weighted 70% for corporate financial goals and 30% for the corporate non-financial performance goals. Attainment of corporate and individual performance goals at 100% of the target level would result in payment of the named executive officers’ bonuses at the target level, and payments would be adjusted for achievement above or below the target levels.

In 2014, Mr. Dunkerley’s individual performance was weighted at 20% and corporate performance was weighted at 80%, Messrs. Topping’s, Anderson-Lehman’s, Ingram’s, and Menke’s individual performances were weighted at 25% and corporate performances were weighted at 75%. Mr. Dunkerley’s maximum bonus for 2014 was limited by the terms of his employment agreement to no more than 200% of his annual base salary.

The performance goals and the 2014 targets established by the Compensation Committee are described in the tables below. Each of these goals is weighted within its category as shown below.

As a threshold before any payment is made, the Company’s earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) must achieve at least 80% of budgeted EBITDAR. The Company’s EBITDAR can be calculated by adding the Company’s interest expense, depreciation and amortization expense and aircraft rent expense to its income before income taxes, each as reported in the financial statements to the Company’s 2014 Annual Report on Form 10-K, filed on February 9, 2015, and excluding any payments to be made under the 2014 incentive payment plans.

For the measures that compare the Company’s performance with that of its peers, the Company’s peer group consists of Alaska Air Group, Inc., Allegiant Travel Company, American Airlines Group, Inc., Delta Airlines, Inc., JetBlue Airways Corporation, Southwest Airlines Co., and United Continental Holdings. This peer group was chosen because it includes the Company’s primary domestic competitors and also represents the industry participants against which the Company’s performance is typically benchmarked by investors.

Corporate Financial Performance Goals

Category	Measure	Target	Category Weight	Result
EBITDAR	Scale described below	$414.7M	40%	105%

Financial Performance			30%
EBITDAR Margin	Comparative ranking with selected carriers	4th - 6th	25%	6th
Revenue per Available Seat Mile (RASM)	Absolute v. approved budget	98% - 102% of target	25%	100.1%
Cost per Available Seat Mile-Fuel Adjusted (CASM)	Absolute v. approved budget	99% - 101% of target	25%	100.2%
Return on Invested Capital	After Tax Percentage	7% - 8%	25%	9.6%

Achievement of EBITDAR of 80% of budget would result in an EBITDAR achievement of 50% of that category with that achievement increasing by 2.5% for each 1% increase versus budget until the EBITDAR budget is achieved. For each 1% increase above 100% of budget, the achievement increases by 5% to a maximum of 200% achievement at 120% of budget.

The corporate non-financial performance criteria and the 2014 targets established by the Compensation Committee are divided into three categories described in the table below: Carrier of Choice, One Ohana and World Class Airline. To determine a named executive officer’s incentive compensation attributable to the 20% weighted corporate performance score for non-financial performance, the goals are weighted as shown below.

Corporate Non-Financial Performance Goals

Category	Measure	Target	Category Weight	Result
Carrier of Choice			9%
Travel and Leisure Magazine (TL) and Conde Nast (CN) Surveys	Published ranking with other carriers serving Hawaii	2nd	25%	1st HI/3rd Domestic
Airline Quality Rankings Survey	Comparative ranking with other carriers	4th - 7th	25%	2nd
CSAT	Net Promoters Score	57.5-62.5	50%	65.4%

One Ohana			9%
Employee Survey	Survey scores on benchmark questions	7.5 - 8.5	20%	7.7
Employee Survey	Net Promoters Score	23% - 26%	20%	19%
Employee Survey	Engagement Score	69% - 71%	20%	64%
Total Hours of Lost Time as a Percent (%) of Paid Hours	Annual lost time hours as a result of occupational injury as a Percent (%) of Paid Hours	1.71% - 1.79%	20%	3.23%
Total Sick Pay	Percentage of Total Payroll	3.61% - 3.8%	20%	3.59%

World Class Airline			12%
Number of Regulatory Infractions and A4A Reported Damage	A4A standard measure, reportable mishaps plus regulatory fines (annual number)	31 - 37	25%	39
Operational Performance Score	Overall numerical score (annual average of monthly scores)	6.3 - 6.6	50%	6.5
On-time Arrivals (DOT Survey)	Published comparative ranking with other carriers (11/2013 - 10/2014)	2nd - 3rd	8.3%	1st
Baggage Handling (Baggage Irregularity Reports, DOT Survey)	Published comparative ranking with other carriers (11/2013 - 10/2014)	3rd	8.3%	4th
Cancellations (DOT Survey)	Published comparative ranking with other carriers (11/2013 - 10/2014)	3rd	8.3%	1st

For 2014, the Compensation Committee measured the individual performance of our Chief Executive Officer based on its review of Mr. Dunkerley’s performance relative to the Company’s strategic objectives and the Company’s overall performance. The Chief Executive Officer established the criteria upon which to measure the individual performance of each of the other named executive officers. Individual objectives for each of the named executive officers other than the Chief Executive Officer reflect each named executive officer’s departmental and corporate responsibilities. Mr. Topping’s individual performance objectives were related to the Company’s revenue performance compared to goals. Mr. Anderson-Lehman’s individual performance objectives were related to the Company’s information technology and facilities performance compared to goals. Mr. Ingram’s individual performance objectives were related to the Company’s revenue performance compared to goals. Mr. Menke’s individual performance objectives were related to the Company’s operational performance compared to goals.

Regarding individual performance, our Chief Executive Officer met with and evaluated each other named executive officer’s performance during 2014 and recommended overall individual performance scores to the Board for approval based on his assessment of each named executive officer’s performance relative to his or her individual objectives. The score for Mr. Dunkerley was based on the Compensation Committee’s assessment of Mr. Dunkerley’s overall performance, considering the Company’s performance relative to its peers.

Based on their individual performance scores and the Company’s performance relative to the financial and non-financial corporate performance goals, each named executive officer received the amount reported under the heading “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table below. The Compensation Committee believes that the annual incentives paid to its named executive officers for fiscal year 2014 are appropriate in light of the Company’s and each individual’s performance in 2014.

Long-Term Incentive Compensation

The Compensation Committee believes that granting equity-based awards creates an incentive to promote our long-term interests and generally aligns the potential economic benefit to our executives from those awards with the interests of our stockholders. Equity-based awards are granted by the Compensation Committee to our named executive officers after considering the recommendations of our Chief Executive Officer (except regarding his own awards).

 2014 Equity Compensation

For fiscal 2014, the Compensation Committee granted a combination of time-based and performance-based restricted stock units (“RSUs”) to all executives, except that the awards granted to our Chief Executive Officer were 100% performance-based. The Compensation Committee determined that both the performance-based and time-based RSU grants provide a retention tool because the time-based RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to the employee’s continued service, and the performance-based RSUs are subject to both a continued service requirement and financial performance criteria, allowing for the performance-based award to range between 0% and 200% of the target award opportunity. The vesting of these RSUs is subject to double-trigger accelerated vesting if certain terminations of employment following occurs a change in control occur.

In February 2014, the Compensation Committee, following consultation with its independent compensation consultant, granted RSUs to Messrs. Dunkerley, Topping, Anderson-Lehman, and Ingram as part of the Company’s annual equity grant practice (described more fully under the heading “Determination of Equity-Based Awards Grant Dates,” below). Mr. Dunkerley was granted 146,392 RSUs (discussed fully in the following paragraph), Mr. Topping was granted 34,204 RSUs, Mr. Anderson-Lehman was granted 53,750 RSUs, Mr. Ingram was granted 53,750 RSUs. For the other named executive officers, fifty percent of the RSUs granted were subject to time-based vesting and fifty percent were performance-based (on criteria described below). The maximum number of the performance-based RSUs that can be earned is 200% of the covered shares. Accordingly, the maximum number of shares that may potentially be earned subject to the RSUs addressed above, other than for our Chief Executive Officer is 51,306 shares for Mr. Topping, 80,625 shares for Mr. Anderson-Lehman, and 80,625 shares for Mr. Ingram. The time-based RSUs described above vest as to 1/3 on each of the first three anniversaries of the grant date, subject to continued employment by the Company. In connection with Mr. Menke’s hiring, he was granted 39,982 restricted stock units that vest as to fifty percent on the first anniversary of the grant date and as to twenty-five percent on each of the next two anniversaries of the grant date.

Mr. Dunkerley’s 2014 restricted stock unit award was comprised of two separate performance-based awards. One was a restricted stock unit award covering 97,728 shares of Company common stock (the “First Award”). The second restricted stock unit award covered a target of 48,664 shares, up to a maximum of 200% of such target number (the “Second Award”). The First Award becomes eligible to vest if the Company achieves pre-tax net profits, determined in accordance with U.S. generally accepted accounting principles, of at least $1,000,000 over any two consecutive Company fiscal quarters that begin after the grant date and prior to January 1, 2018 (the “Performance Goal”). Upon achievement of the Performance Goal, the Shares covering the First Award will vest as to 1/3 on February 4, 2015, as to 1/3 on February 4, 2016 and as to the remaining 1/3 on February 4, 2017, subject to Mr. Dunkerley’s continued employment with the Company through each relevant date. If the Performance Goal has not been achieved on a potential vesting date, the portion of the First Award that otherwise could have vested on such vesting date will remain eligible to vest and will vest, if the Performance Goal is deemed achieved no later than January 1, 2018, as of the date of determination of achievement.

The Second Award, and the performance-based awards for the other named executive officers, become eligible to vest as to 1/3 the shares at the first regularly scheduled compensation committee meeting in each of 2015 through 2017 assuming continued employment through such date. Vesting will be based on the following table, with performance below a threshold ROIC resulting in the lower percentage achievement (e.g., 5.49% ROIC results in 0% achievement).

ROIC (after tax)	% of PSUs Vesting
Less than 5.5%	0%
5.5%	20%
6.0%	40%
6.5%	60%
7.0%	80%
7.5%	100%
8.0%	100%
8.5%	100%
9.0%	120%
9.5%	140%
10.0%	160%
10.5%	180%
11.0%	200%

At vesting of any of the RSUs, including the performance-based RSUs, the vested amounts will be delivered as to 75% of the value in shares of our stock and the remainder in cash.

In the event of termination of employment in connection with a change in control, all of an executive’s RSUs become fully vested (and with respect to the performance-based RSUs at the target, not the maximum, level if the performance period has not yet ended) subject to such executive’s execution of a release of claims and will be delivered to such executive on the 29th day following such executive’s employment termination date or such later date as required to avoid the imposition of additional taxes. Any unpaid RSUs are forfeited automatically if the named executive officer is terminated for cause or voluntarily terminates his employment.

Long-Term Disability Benefits and Life Insurance

Besides the general benefits available to all employees (described below), the Company maintains a long-term disability plan for its executives, including the named executive officers. Under the Company’s executive long-term disability plan, the Company’s named executive officers are entitled to a disability benefit of up to 60% of base salary, capped at $11,000 per month, for non-occupational injury or illness until such executive reaches age 65 or for 12 months after such executive reaches age 65. The Company also pays the premiums on a $300,000 life insurance policy for Mr. Dunkerley.

Severance and Change in Control Benefits

The Compensation Committee believes that certain severance and change in control benefits provide a valuable retention tool for its named executive officers. Through severance benefits, the Company seeks to ensure the applicable named executive officer’s commitment to the Company by providing income stability and protection in the event of such named executive officer’s termination of employment in certain situations.

Double-Trigger Vesting Acceleration

Through change in control benefits, the Company seeks to provide each named executive officer with an incentive to remain with the Company through a potential period of uncertainty presented by a change in control. Equity awards granted to our named executive officers will accelerate vesting only in the event of certain terminations of employment following a change in control, or a “double-trigger,” and do not provide for single-trigger change in control vesting.

Mr. Dunkerley’s Severance and Change in Control Benefits

Under his employment agreement, if Mr. Dunkerley’s employment is terminated without “cause” or by Mr. Dunkerley for “good reason” (as such terms are defined in the employment agreement) on or before January 1, 2017, then subject to Mr. Dunkerley entering into a release of claims in favor of the Company (a “Release”), Mr. Dunkerley will receive a lump-sum cash payment equal to three times his annual base salary and three times the average annual bonus he received in the prior 36 months, up to a maximum payment of $4,000,000. In such event, Mr. Dunkerley also will receive:

(i)
a prorated annual bonus, subject to the attainment of the applicable performance metrics, and with a rating of 1.0 for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m);

(ii)
100% vesting acceleration of the First Award and any other full-value awards subject to performance-based vesting similar to the First Award as to which the applicable performance metrics already have been satisfied or deemed satisfied;

(iii)
with respect to the First Award and any other full-value awards subject to performance-based vesting similar to the First Award as to which the applicable performance metrics have not yet been satisfied or deemed satisfied, such awards will remain outstanding following Mr. Dunkerley’s employment termination until the date that the determination is made regarding the extent of achievement of the applicable performance metric, and will become fully vested to the extent that the applicable performance metric is satisfied by January 1, 2017;

(iv)
100% vesting acceleration of the Second Award and any other full-value awards subject to performance-based vesting similar to the Second Award as to which the Performance Goal or other similar applicable performance metric has been satisfied as of the date of Mr. Dunkerley’s employment termination, that have not yet completed their applicable performance period, but only to the extent such awards satisfy the applicable performance metrics as measured by shortening the applicable performance period to end on the date of Mr. Dunkerley’s employment termination;

(v)
with respect to the Second Award and any other full-value awards subject to performance-based vesting similar to the Second Award, that have not yet completed their applicable performance period and as to which the Performance Goal or other similar applicable performance metric is not certified as having been satisfied prior to Mr. Dunkerley’s date of employment termination, such awards will remain outstanding until the date that the determination is made regarding the extent of achievement of the Performance Goal or similar applicable performance metric, upon which all or a portion of such awards will become fully vested if the Performance Goal or similar applicable performance metric is satisfied by January 1, 2017, but only to the extent the applicable performance metrics are satisfied as measured by shortening the applicable performance period to end on the date of Mr. Dunkerley’s employment termination;

(vi)	in lieu of subsidized health benefits after termination of employment, $3,000 per month through January 1, 2017;

(vii)	continued life insurance and disability benefits until January 1, 2017;

(viii)	continued travel benefits (as described below) until January 1, 2017 as if he remained an employee through such date;

(ix)
after January 1, 2017, certain benefits for Mr. Dunkerley, his parents, spouse or domestic partner, and his dependents to travel on the Company’s commercial flights for the remainder of Mr. Dunkerley’s life; and

(x)	reimbursement for up to $50,000 for certain costs associated with relocating from Hawaii.

      Subject to Mr. Dunkerley (or, in the event of his death, his beneficiary) entering into a Release, (a) if Mr. Dunkerley’s employment is terminated after January 1, 2017 without cause and not as a result of his death, he will receive the travel benefits described in clause (ix) above, and (b) if Mr. Dunkerley’s employment terminates prior to January 1, 2017 due to his death or disability or after January 1, 2017, then he will receive the relocation reimbursements described in clause (x) above. If Mr. Dunkerley’s employment terminates due to his death or disability, he will receive: (A) a prorated annual bonus subject to achievement of the applicable performance metrics; (B) the vesting benefits described in clause (iii) above, except that Mr. Dunkerley will be entitled only to the vesting of the portion of each award as to which he has satisfied the service-based vesting requirements; and (C) with respect to the equity awards described in clauses (iv) and (v) above, such awards will remain outstanding and be earned and paid as if Mr. Dunkerley had remained employed for the entire applicable performance period, except that Mr. Dunkerley will be entitled only to the vesting of that portion of each award as to which he has satisfied the service-based vesting requirements.

Under his employment agreement, Mr. Dunkerley is subject to confidentiality (during and after his employment), non-competition (through January 1, 2017 and 12 months after employment termination), and non-disparagement and non-solicitation provisions (through January 1, 2017 and 24 months after employment termination). If any payment or benefits to Mr. Dunkerley results in any excise tax (or related interest or penalties) under Internal Revenue Code Sections 280G or 4999, such payments and benefits either will be paid in full or reduced to a level such that the excise taxes are not imposed, whichever provides a better after-tax result for Mr. Dunkerley.

Severance Benefits for Mr. Ingram

Under the employment agreement with Mr. Ingram, if he is terminated other than for cause, and subject to his entering into a release of claims in favor of the Company, he will receive the following severance benefits:

•	a lump-sum payment of one year’s base salary;

•	a lump-sum payment of one year’s COBRA premiums for group medical and dental coverage; and

•
a pro-rated annual bonus, subject to the attainment of the applicable performance metrics, and with an “on-target” rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

Severance Benefits for Messrs. Topping, Anderson-Lehman, Ingram and Menke

Under the executive severance agreements with Messrs. Topping, Anderson-Lehman, Ingram and Menke, if they are terminated other than for “cause” or voluntarily terminate for “good reason” (as defined in their severance agreements), and subject to their entering into a release of claims in favor of the Company, they will receive the following severance benefits:

•	a lump-sum payment of one year’s base salary;

•	twelve months’ payment of $3,000 per month in lieu of subsidized COBRA or other benefits; and

•
a pro-rated annual bonus for the year of termination, subject to the attainment of the applicable performance metrics, and with an “on-target” rating for performance metrics that are not performance-based compensation under Internal Revenue Code Section 162(m).

The benefits payable to each named executive upon termination or a change in control under their agreements are reported more fully under the heading “Potential Payments Upon Termination or Change in Control,” below.

Personal Benefits

Each named executive officer and certain members of his or her immediate family and parents are entitled to free travel privileges on the Company’s non-chartered flights. The Compensation Committee has provided this benefit after conferring with its independent compensation consultant and determining that this benefit is typical in the airline industry. Named executive officers are also reimbursed for the taxes imposed on the first $30,000 of incremental cost on non-standby travel on the Company’s flights. In providing this benefit, the Compensation Committee determined that similar tax reimbursements are typical in the airline industry and that such a benefit represents an immaterial expense to the Company based on historical use of travel privileges.

Our executive officers receive two additional personal benefits. First, following retirement from the Company after age 40 and at least ten years of service, or after age 55 and at least five years of service, former executives will be eligible for unlimited travel on Company flights. The former executive will be responsible for all taxes on this benefit.

Second, if named executive officers retire following five years of service, the Company will provide them with access-only medical and prescription drug coverage for the former named executive officer and their eligible dependents until the end of the month in which the executive becomes Medicare eligible. The premiums for such coverage are fully payable by the former executives, with a cost significantly higher than for active employees, such that it is expected that this benefit will be approximately cost-neutral to the Company.

In addition, Mr. Dunkerley is provided a $1,000 per month automobile allowance pursuant to the terms of his employment agreement.

General Benefits

The Company’s named executive officers, like all eligible employees of the Company, are eligible to participate in the Company’s health and welfare benefit plans and retirement savings plan (a 401(k) plan). The availability of such plans to the Company’s employees generally is essential to attracting and retaining a productive workforce.

Allocating Between Long-Term/Short-Term and Cash/Non-Cash Compensation

The Compensation Committee considers various factors in designing a compensation program that provides the appropriate mix of long-term/short-term and cash/non-cash compensation. These factors include the motivational value our executives place on the various forms of compensation; the tax, economic and financial impact associated with providing such compensation; and whether providing such compensation will help us achieve our long-term corporate objectives. This allows us to direct our resources to the incentives that are most likely to attract and retain top executives and motivate desired behaviors, thereby improving the likelihood of enhanced financial performance and stockholder value creation. We award long-term incentive compensation to achieve a variety of objectives, including retaining talented executives, aligning executives’ financial interests with the interests of stockholders, rewarding the achievement of our long-term corporate goals, and lengthening executives’ time horizons and focusing their attention on creating stockholder value for the long term. In determining the mix of compensation, the Compensation Committee also considers the cost and dilutive impact of each element of compensation, and our ability to pay compensation in cash, as opposed to stock or other forms of non-cash compensation.

Specific Items of Corporate Performance We Consider in Making Compensation Decisions

As previously described in greater detail under the heading “Short-Term Incentive Compensation,” in 2014, the Compensation Committee considers both financial and non-financial performance targets, the achievement of which would contribute to the ability of the Company to obtain its financial, operating and strategic goals. As described above, the Company’s financial performance targets include EBITDAR margin, revenue per available seat mile (“RASM”) relative to objectives, cost per available seat mile (“CASM”) relative to objectives, and return on invested capital. As described above, the Company’s 2014 non-financial performance targets measured operational excellence, customer satisfaction, and employee satisfaction. Under these categories, the Compensation Committee evaluated the Company’s 2014 performance and awarded 2014 Annual Incentive Compensation in the amounts reported in the Summary Compensation Table below and as detailed in the discussion under the subheading “2014 Annual Incentive Compensation.”

Compensation Committee Discretion

The Compensation Committee has determined that in administering the Company’s current annual cash incentive compensation program, the Compensation Committee retains discretion to reduce the amount of incentives payable to named executive officers in the event a purely mathematical application of the performance criteria under such program results in potential incentive payments that do not properly reflect the Company’s financial performance or such executives’ performance for such year.

Determination of Equity-Based Awards Grant Dates

The Compensation Committee has discretion to determine the time and amount of any equity-based awards, but has generally granted equity-based compensation at the following times: (i) shortly after a new executive’s start date, and (ii) once per year under the Company’s 2005 Stock Incentive Plan (the “Stock Incentive Plan”). For discretionary equity-based awards to named executive officers other than the Chief Executive Officer, awards are recommended by the Chief Executive Officer to the Compensation Committee for its consideration and potential approval. The Compensation Committee endeavors to avoid granting equity-based awards in advance of the release of news which might affect the price of our Common Stock.

Stock Ownership Guidelines; Policies Regarding Hedging the Risk of Security Ownership

In February 2011, the Company adopted stock ownership guidelines to further align the interests of the Company’s executive officers and non-employee directors with the interests of the Company’s stockholders. Each executive officer is expected to accumulate and hold a number of shares of the Company’s Common Stock equal to or greater than the lesser of (i) a specified multiple of his or her annual base salary, as set forth below, and (ii) the number of shares determined by dividing the dollar amount determined as a multiple of annual base salary by the closing sales price of the Company’s Common Stock on February 7, 2011 for individuals who were executive officers on such date (or the closing price on the first day they became executive officers if they were not executive officers on that date), and to maintain at least this amount throughout his or her tenure as an executive officer. The base salary multiples are as follows:

Executive Officer Category	Base Salary Multiple
Chief Executive Officer	3 times base salary
Executive Vice Presidents	2 times base salary
Senior Vice Presidents	1 times base salary

These guidelines also apply to any newly hired executive officers.

Our non-employee directors are expected to accumulate and hold a number of shares of the Company’s Common Stock equal to or greater than the lesser of (i) three times his or her annual retainer for service on the Board (excluding additional retainers associated with committee or chairman service, if any) and (ii) the number of shares determined by dividing the dollar amount determined in (i) by the closing sales price of the Company’s Common Stock on February 7, 2011 for individuals who were executive officers on such date (or the closing price on the first day they became executive officers if they were not executive officers on that date), and to maintain this minimum amount throughout his or her tenure on the Board. Similar guidelines apply to any newly elected non-employee directors.

The stock ownership guidelines are expected to be achieved within five years for each executive officer and non-employee director, or within five years from the date service commences for new executive officers and non-employee directors. Unexercised stock options do not count for the purposes of computing shares held. Until the guidelines are achieved, our executive officers and non-employee directors are required to retain at least 50% of the net after-tax shares received as a result of exercising options or the delivery of full-value awards. We have no policies regarding hedging the economic risk of such ownership, although our Code of Ethics strictly prohibits trading in our securities while in the possession of material, non-public information regarding the Company.

Risk Assessment

The Compensation Committee retained Cook & Co. to assist the Compensation Committee with its evaluation of the potential risks inherent in the Company’s executive and non-executive compensation programs. In early 2014 Cook & Co. evaluated the Company’s executive and non-executive compensation programs and provided a report to the Compensation Committee for their consideration. The report concluded that:

•	Incentive plans are well-aligned with compensation design principles that generally follow best practices,

•	Compensation plans and policies are evaluated at least annually and monitored by an independent compensation committee who has the authority to amend or terminate such plans or policies at any time,

•	The Compensation Committee avails itself of independent advisors, who report directly to the Compensation Committee to assist in the oversight function,

•
Management incentives are capped at 200% of the target award opportunity for all participants (200% of salary for the CEO) and plan performance measures are broadly determined so as to create a balanced approach to paying incentives,

•	The equity plan is carefully managed as to overall participation, allocation of individual awards, and overall usage rates,

•	Equity awards have multi-year vesting periods with performance vesting criteria being added to one-half of the new equity awards beginning in 2011,

•	Severance plans are closely managed and do not provide excessive severance benefits,

•	Stock ownership and retention guidelines were adopted to encourage management and non-employee director ownership in the Company and alignment of their interests with shareholders,

•	A clawback provision was adopted in relation to the Company’s management incentive plans, in the event of certain restatements of the Company’s financials.

     Based on the Cook & Co., report and its own analysis, the Compensation Committee determined that the Company’s compensation policies and programs were not likely to create risks that would have a material adverse effect on the Company.

2014 Say On Pay Advisory Vote; Frequency of Say on Pay Advisory Vote

On May 22, 2014, we held a stockholder advisory vote to approve the compensation of our named executive officers, commonly referred to as a Say On Pay vote. Our stockholders approved the compensation of our named executive officers, with approximately 96% of stockholder votes cast in favor of our 2014 Say On Pay resolution. After considering this result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our overall approach to executive compensation. We will hold an annual advisory stockholder vote to approve our named executive officer compensation until considering the results of our next Say On Pay frequency vote.

Tax and Accounting Treatment

Section 162(m)

Favorable tax treatment of the various elements of our compensation program is a relevant consideration in their design. However, the Company and the Committee have placed a higher priority on structuring flexible compensation programs to promote the recruitment, retention and performance of key executives than on maximizing tax deductibility. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-performance-based compensation over $1 million paid for any fiscal year to the company’s chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer). Performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company does not guarantee that compensation intended to qualify as performance-based compensation under Section 162(m) will qualify. The Compensation Committee has in the past and will in the future establish compensation that does not qualify to be exempt from the $1 million limitation when it believes that it is appropriate to meet its compensation objectives.

Accounting Treatment

The Company accounts for stock-based compensation in accordance with the requirements of ASC 718. The Company also considers ASC 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

The Role of Executive Officers in the Compensation Process

The Chief Executive Officer makes recommendations to the Compensation Committee for its consideration on the base salary and incentive compensation of all executive officers other than himself. The Compensation Committee annually reviews the base salary of the Chief Executive Officer and the base salary of the Chief Executive Officer may be increased by the Compensation Committee in its sole and absolute discretion. Other than the Chief Executive Officer, no executive officer participates in setting compensation for named executive officers, although our Chief Financial Officer and Senior Vice President-Human Resources assist in providing relevant financial performance and historical compensation data to the Compensation Committee for their consideration in making decisions about compensation.

Compensation Recovery Policy (Clawback)

On the recommendation of the Compensation Committee, the Board adopted the Company’s “Recoupment Policy Relating to Incentive Compensation of Participants” for any bonus or incentive compensation paid after January 1, 2009. Under the Company’s clawback policy, if any incentive compensation paid to a participant in the Company’s annual incentive plan, including executive officers, was calculated based on the achievement of financial results that were later required to be restated, and, if the individual executive officer engaged in any fraud or misconduct that caused or contributed to the need for such restatement, the Board will require reimbursement, in all appropriate cases, from the executive officer of any portion of the incentive compensation that exceeds the amount that would have been awarded had the financial results been properly reported, as determined by the Board or a committee thereof. The Company’s policy does not authorize the Company to recover any incentive compensation awarded more than two years prior to the date the applicable financial restatement is disclosed.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, which appears in this Proxy Statement, with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

The Compensation Committee Crystal K. Rose, Chair Lawrence S. Hershfield Bert T. Kobayashi, Jr. Richard N. Zwern

April 10, 2015

Summary Compensation Table
The following Summary Compensation Table sets forth certain information regarding compensation paid during the fiscal years ended December 31, 2014, 2013 and 2012 to (1) the Chief Executive Officer, (2) the Chief Financial Officer, and (3) the three most highly compensated executive officers, for fiscal year 2014, other than the individuals serving as our Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2014.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total
		($)	($)	($)	($)	($)		($)
Mark B. Dunkerley	2014	655,625	—	1,418,538	984,725	45,057	(3)	3,103,945
President and Chief	2013	625,000	—	1,373,968	401,078	44,152		2,444,198
Executive Officer	2012	602,178	—	1,526,459	327,531	46,408		2,502,576
Scott E. Topping	2014	338,750	—	331,436	245,678	37,138	(4)	953,002
Former Executive Vice President,	2013	330,000	—	320,590	100,918	33,340		784,848
Chief Financial Officer and	2012	330,000	—	342,843	84,816	110,406		868,065
Treasurer								—
Peter R. Ingram	2014	441,250	—	520,838	421,802	44,739	(5)	1,428,629
Executive Vice President and	2013	413,125	—	366,396	136,897	45,614		962,032
Chief Financial Officer	2012	395,000	—	352,642	101,522	45,850		895,014
Ron Anderson-Lehman	2014	400,000	—	520,838	310,416	54,728	(6)	1,285,982
Executive Vice President and	2013	347,500	—	274,798	109,694	269,638		1,001,630
Chief Administrative Officer
Sean E. Menke	2014	88,611	100,000	688,490	50,241	29,974	(7)	957,316
Executive Vice President and
Chief Operating Officer

(1)	Represents the grant date fair value of restricted stock and restricted stock unit awards, as calculated in accordance with ASC 718, Compensation—Stock Compensation, or ASC 718.

(2)	The dollar amount was earned in the year in which it is reported in the table, but it was paid in the following year.

(3)
This amount includes (i) the Company’s contributions to Mr. Dunkerley’s 401(k) savings account, (ii) a car allowance (iii) paid insurance premiums, (iv) reimbursement of taxes related to flight benefits in the amount of $3,252, and (v) the aggregate incremental cost to the Company of such flight benefits.

(4)
This amount includes (i) the Company’s contributions to Mr. Topping’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to flight benefits in the amount of $3,734, and (iv) the aggregate incremental cost to the Company of such flight benefits.

(5)
This amount includes (i) the Company’s contributions to Mr. Ingram’s 401(k) savings account, (ii) paid insurance premiums, (iii) reimbursement of taxes related to travel benefits in the amount of $11,768, and (iv) the aggregate incremental cost to the Company of such flight benefits.

(6)	This amount includes (i) the Company’s contributions to Mr. Anderson-Lehman’s 401(k) savings and (ii) a housing allowance of $33,600.

(7)
This amount includes (i) the Company’s contributions to Mr. Menke’s 401(k) savings account, (ii) paid insurance premiums, (iii) a moving allowance of $26,002, (iv) reimbursement of taxes related to flight benefits in the amount of $934, and (v) the aggregate incremental cost to the Company of such flight benefits.

Grants of Plan-Based Awards
The following table shows information regarding grants of awards that we made during the fiscal year ended December 31, 2014 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)
Mark B. Dunkerley	2/4/2014	(5)	—	—	—	—	97,728	97,728	—	946,984
	2/4/2014	(6)	—	—	—	—	48,664	97,728	—	471,554
			—	817,708	—	—	—	—	—	—
Scott E. Topping	2/4/2014		—	—	—	—	17,102	34,204	—	165,718
	2/4/2014		—	—	—	—	—	—	17,102	165,718
			—	253,750	—	—	—	—	—	—
Peter R. Ingram	2/4/2014		—	—	—	—	26,875	53,750	—	260,419
	2/4/2014		—	—	—	—	—	—	26,875	260,419
			—	330,000	—	—	—	—	—	—
Ron Anderson-Lehman	2/4/2014		—	—	—	—	26,875	53,750	—	260,419
	2/4/2014		—	—	—	—	—	—	26,875	260,419
			—	299,479	—	—	—	—	—	—
Sean E. Menke	10/29/2014		—	—	—	—	—	—	39,982	688,490
			—	52,708	—	—	—	—	—	—

(1)
This column reports the target bonus each named executive officer was eligible to earn in 2014 pursuant to the Company’s 2006 Management Incentive Plan. Each named executive officer’s bonus may be limited by the Company’s bonus pool as described in the Compensation Discussion and Analysis section above. Mr. Dunkerley’s employment agreement provides for a maximum bonus of 200% of his base salary.

(2)
As described in the Compensation Discussion and Analysis section above, each named executive officer other than Mr. Dunkerley was granted RSUs pursuant to the Stock Incentive Plan. This column represents the RSUs subject to performance‑based vesting and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares, except for the RSUs granted to Mr. Dunkerley which are described in footnotes 5 and 6 below.

(3)
As described in the Compensation Discussion and Analysis section above, each named executive officer other than Mr. Dunkerley was granted RSUs pursuant to the Stock Incentive Plan. This column represents the RSUs subject to time-based vesting and vest at the rate of 33 1/3% per year beginning on the first anniversary of the date of grant except for the RSUs granted to Mr. Menke which vest 50% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant and 25% on the third anniversary of the date of grant.

(4)	This column shows the fair value of each Restricted Stock Award calculated in accordance with ASC 718.

(5)
Mr. Dunkerley was granted RSUs covering 97,728 shares on February 4, 2014, none of which were eligible to vest unless the Company achieved pre-tax net profits of at least $1,000,000 over any two consecutive Company fiscal quarters commencing after the grant date through the last full fiscal quarter ending prior to January 1, 2018 (the “Type A Performance Metric”). Subject to achieving the Type A Performance Metric, 1/3 of the shares shall vest on February 4, 2015, 1/3 of the shares shall vest on February 4, 2016 and 1/3 of the shares shall vest on February 4, 2017, subject to Mr. Dunkerley’s continued employment with the Company through each such vesting date.

(6)
Mr. Dunkerley was granted RSUs covering a target of 48,664 shares and a maximum of 97,728 shares on February 4, 2014, which shall vest after certification of results at the first regularly scheduled compensation committee meeting in each of 2015-2017 with 1/3 eligible to vest each year. Vesting is performance-based and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares.

Outstanding Equity Awards At Fiscal Year-End
The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2014, including both awards subject to performance conditions and non-performance based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards						Stock Awards
	Award Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unvested Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Mark B. Dunkerley	7/25/2005	(1)	19,000	—	4.62	7/25/2015
	11/15/2012	(2)					58,789	1,531,453
	11/15/2012	(3)							88,184	2,297,193
	2/7/2013	(4)					107,132	2,790,789
	2/7/2013	(5)							80,349	2,093,091
	2/4/2014	(6)					97,728	2,545,814
	2/4/2014	(7)							48,664	1,267,697
Scott E. Topping	2/8/2012	(8)					9,171	238,905
	2/8/2012	(8)							27,516	716,792
	2/7/2013	(8)					18,748	488,385
	2/7/2013	(8)							28,122	732,578
	2/4/2014	(8)					17,102	445,507
	2/4/2014	(8)							17,102	445,507
Peter R. Ingram	11/10/2006	(9)	60,000	—	4.40	11/10/2016
	11/12/2007	(9)	100,000	—	4.95	11/12/2017
	2/8/2012	(9)					9,434	245,756
	2/8/2012	(9)							28,302	737,267
	2/7/2013	(9)					21,426	558,147
	2/7/2013	(9)							32,140	837,247
	2/4/2014	(9)					26,875	700,094
	2/4/2014	(9)							26,875	700,094
Ron Anderson-Lehman	6/20/2012	(10)					7,451	194,099
	6/20/2012	(10)							22,353	582,296
	2/7/2013	(10)					16,070	418,624
	2/7/2013	(10)							24,105	627,935
	2/4/2014	(10)					26,875	700,094
	2/4/2014	(10)							26,875	700,094
Sean E. Menke	10/29/2014	(11)					39,982	1,041,531

(1)	All options were fully vested as of January 1, 2008.

(2)
Mr. Dunkerley was granted RSUs covering 176,367 shares on November 15, 2012, none of which were eligible to vest unless the Company achieved pre-tax net profits of at least $1,000,000 over any two consecutive Company fiscal quarters commencing after the grant date through the last full fiscal quarter ending prior to January 1, 2017 (the “Type A Performance Metric”). The Compensation Committee of the Board of Directors certified that the Type A Performance Metric was satisfied on November 19, 2013. 2/3 of the shares vested on November 15, 2014 and 1/3 of the shares shall vest on November 15, 2015, subject to Mr. Dunkerley’s continued employment with the Company through each such vesting date. Vesting of the RSUs is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(3)
Mr. Dunkerley was granted RSUs covering a target of 88,184 shares and a maximum of 132,276 shares on November 15, 2012, which shall vest, subject to Mr. Dunkerley’s continued employment through each such date, as to 2/3 of the shares on November 15, 2014 and 1/3 of the shares on November 15, 2015, but any vested shares shall (i) not be delivered to Mr. Dunkerley unless the Type A Performance Metric (as defined in footnote 2 above) has been achieved prior to the date of the first regularly scheduled Compensation Committee meeting following November 15, 2015, and (ii) only be delivered to the extent the Type B Performance Metric (as defined below) has been satisfied during the period commencing on the grant date and ending on the date of the Compensation Committee meeting described above. The compensation committee of the Board of Directors certified that the Type A Performance Metric was satisfied on November 19, 2013. The Type B Performance Metric is the Company’s relative stockholder return as compared to ten peer companies for the period commencing on November 15, 2012 and ending on November 15, 2015. The amount shown for the RSUs is the target vesting level, and they can be earned from 0% to 150% of the shares at the target vesting level subject to the Company’s performance under the Type B Performance Metric. Vesting of the restricted stock as to which the performance metrics have already been satisfied or deemed satisfied is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(4)
Mr. Dunkerley was granted RSUs covering 160,698 shares on February 7, 2013, none of which were eligible to vest unless the Company achieved the Type A Performance Metric (as defined in footnote 2 above). The compensation committee of the Board of Directors certified that the Type A Performance Metric was satisfied on November 19, 2013. 1/3 of the shares vested on February 7, 2014, 1/3 of the shares vested on February 7, 2015 and 1/3 of the shares shall vest on February 7, 2016, subject to Mr. Dunkerley’s continued employment with the Company through each such vesting date. Vesting of the RSUs is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(5)
Mr. Dunkerley was granted RSUs covering a target of 80,349 shares and a maximum of 120,524 shares on February 7, 2013, which shall become eligible to vest (i) if the Type A Performance Metric (as defined in footnote 2 above) has been achieved prior to the date of the first regularly scheduled Compensation Committee meeting following February 7, 2016 (but no more than 60 days following such date), and (ii) based on the Company’s achievement of the Type B Performance Metric (as defined below). The Compensation Committee of the Board of Directors certified that the Type A Performance Metric was satisfied on November 19, 2013. The Type B Performance Metric is the Company’s relative total stockholder return as compared to ten peer companies for the period commencing on February 7, 2013 and ending on February 7, 2016. The amount shown for the RSUs is the target vesting level, and they can be earned from 0% to 150% of the shares at the target vesting level subject to the Company’s performance under the Type B Performance Metric. If these shares become eligible to vest, Mr. Dunkerley must have remained an employee through February 7, 2014, in order for 1/3 of the shares to vest, through February 7, 2015, for the next 1/3 of the shares to vest, and through February 7, 2016, for the remaining 1/3 of the shares to vest. Vesting of the restricted stock as to which the performance metrics have already been satisfied or deemed satisfied is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(6)
Mr. Dunkerley was granted RSUs covering 97,728 shares on February 4, 2014, none of which were eligible to vest unless the Company achieved pre-tax net profits of at least $1,000,000 over any two consecutive Company fiscal quarters commencing after the grant date through the last full fiscal quarter ending prior to January 1, 2018 (the “2014 Type A Performance Metric”). The Compensation Committee of the Board of Directors certified that the 2014 Type A Performance Metric was satisfied on February 5, 2015. As a result, 1/3 of the shares vested on February 5, 2015, 1/3 of the shares shall vest on February 4, 2016 and 1/3 of the shares shall vest on February 4, 2017, subject to Mr. Dunkerley’s continued employment with the Company through each such vesting date. Vesting of the RSUs is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(7)
Mr. Dunkerley was granted RSUs covering a target of 48,664 shares and a maximum of 97,728 shares on February 4, 2014, which shall vest after certification of results at the first regularly scheduled compensation committee meeting in each of 2015-2017 with 1/3 eligible to vest each year. Vesting is performance-based and can be earned, subject to satisfying the performance metric, from 0% to 200% of the target number of shares. The Compensation Committee of the Board of Directors certified that the performance metric for 1/3 of the shares was satisfied on February 5, 2015. Vesting of the RSUs is accelerated upon his termination without cause or for good reason, subject to his entering into a release of claims in favor of the Company.

(8)
Mr. Topping’s stock awards vested as follows: (i) with respect to the grants of RSUs on February 8, 2012, 9,172 shares vested on February 8, 2013, 9,172 shares vested on February 8, 2014, 9,171 shares vested on February 8, 2015, and 27,516 shares vested on February 8, 2015 as a result of the Company's achievement of the stated performance metric, (ii) with respect to the grants of RSUs on February 7, 2013, 9,374 shares vested on February 7, 2014 and 9,374 shares vested on February 7, 2015, and (iii) with respect to the grants of RSUs on February 4, 2014, 5,701 shares vested on February 4, 2015. Remaining shares subject to stock awards were forfeited in connection with Mr. Topping’s resignation.

(9)
Mr. Ingram’s options and stock awards vest as follows: (i) with respect to the grants of options on November 10, 2006 and November 12, 2007, all options are fully vested, (ii) with respect to the grants of RSUs on February 8, 2012, 9,434 shares vested on February 8, 2013, 9,434 shares vested on February 8, 2014, 9,434 shares vested on February 8, 2015, and 28,302 shares vested on February 8, 2015 as a result of the Company's achievement of the stated performance metric, (iii) with respect to the grants of RSUs on February 7, 2013, 10,714 shares vested on February 7, 2014, 10,713 shares vested on February 7, 2015 and 10,713 shares vest on February 7, 2016 and 32,140 shares are subject to performance‑based vesting, in each case subject to Mr. Ingram’s continued employment and (iv) with respect to the grants of RSUs on February 4, 2014, 8,959 shares vested on February 4, 2015, 8,958 shares vest on February 4, 2016 and 8,958 shares vest on February 4, 2017 and 26,875 shares are subject to performance‑based vesting, in each case subject to Mr. Ingram’s continued employment. The amount shown for the performance‑based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Mr. Ingram’s option and stock awards granted prior to 2011 vest in full upon a change in control of the Company and Mr. Ingram’s stock awards granted in 2011 and later vest in full upon a double‑trigger (certain terminations of employment following a change of control).

(10)
Mr. Anderson-Lehman’s stock awards vest as follows: (i) with respect to the grants of RSUs on June 20, 2012, 7,451 shares vested on June 20, 2013, 7,451 shares vested on June 20, 2014 and 7,451 shares vest on June 20, 2015 and 22,353 shares are subject to performance‑based vesting, in each case subject to Mr. Anderson-Lehman’s continued employment, (ii) with respect to the grants of RSUs on February 7, 2013, 8,035 shares vested on February 7, 2014, 8,035 shares vested on February 7, 2015 and 8,035 shares vest on February 7, 2016 and 24,105 shares are subject to performance‑based vesting, in each case subject to Mr. Anderson-Lehman’s continued employment, and (iii) with respect to the grants of RSUs on February 4, 2014, 8,959 shares vested on February 4, 2015, 8,958 shares vest on February 4, 2016 and 8,958 shares vest on February 4, 2017 and 26,875 shares are subject to performance‑based vesting, in each case subject to Mr. Anderson-Lehman’s continued employment. The amount shown for the performance‑based RSUs is the target vesting level, and they can be earned, subject to satisfying the performance metric, from 0% to 200% of the shares at the target vesting level. Mr. Anderson-Lehman’s stock awards vest in full upon a double‑trigger (certain terminations of employment following a change of control).

(11)
Mr. Menke’s grant of RSUs on October 29, 2014 vests as follows: 19,991 shares vest on October 29, 2015, 9,996 shares vest on October 29, 2016 and 9,995 shares vest on October 29, 2017, in each case subject to Mr. Menke’s continued employment. Mr. Menke’s stock awards vest in full upon a double‑trigger (certain terminations of employment following a change of control).

Option Exercises and Stock Vested
The following table shows the stock options exercised and stock awards vested during fiscal year 2014, to each of the executive officers named in the Summary Compensation Table.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark B. Dunkerley	1,025,000	10,369,982	171,144	2,696,666
Scott E. Topping	—	—	60,546	916,540
Peter R. Ingram	140,000	1,614,498	49,481	501,027
Ron Anderson-Lehman	—	—	15,486	187,114
Sean E. Menke	—	—	—	—

(1)
The value realized on exercise is calculated by multiplying the number of shares exercised by the difference between the exercise price of the options and the closing price of our common stock on the date of exercise.

(2)	The value realized on vesting is calculated by multiplying the number of shares vested by the closing price of our common stock on the date of vesting.

Potential Payments Upon Termination or Change in Control
We have entered into agreements that will require us to provide compensation to the officers named in the Summary Compensation Table in the event of such executive officer’s termination of employment or a change in control of the Company. Each named executive officer is required pursuant to the terms of his or her employment agreement or severance agreement to adhere to certain restrictive covenants in order to receive the severance payments specified below. The amount of compensation payable to each such executive in each situation is listed in the tables below, and is calculated assuming that the applicable event (termination for the reasons specified below or a change in control) occurred on December 31, 2014.
Mr. Dunkerley.
The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company’s employee benefits plans) that would be provided upon certain terminations of employment or a change in control of the Company as of December 31, 2014 for Mr. Dunkerley. Mr. Dunkerley is bound by the terms of the noncompetition provisions of his employment agreement for a period of 12 months following the effective date of his termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause, or For Good Reason(1)	Death	Disability(2)	Qualifying Change in Control(3)
Lump Sum Payment	$3,646,121	$—	$—	$—
Performance/Incentive Bonus(4)	819,531	819,531	819,531	819,531
Continued Health Benefits(5)	72,000	—	—	72,000
Stock Awards(6)	7,290,640	—	—	7,290,640
Insurance Proceeds	—	240,000	1,815,000	—
Insurance Premium Reimbursement (Life, Medical, LTD and AD&D)	20,320	—	—	—
Travel Benefits(7)	—	—	—	—
Tax Gross Up(8)	—	—	—	—
Total	$11,848,612	$1,059,531	$2,634,531	$8,182,171

(1)
Mr. Dunkerley’s employment agreement provides him with severance payments in a lump-sum cash payment equal to three times the sum of (x) his base salary, plus (y) his average annual bonus received in the prior 36 months, up to a maximum payment of $4,000,000 and (i) a pro-rated annual bonus, subject to the attainment of the applicable performance metrics, and with a specified target rating for performance metrics that are not performance‑based compensation under Internal Revenue Code Section 162(m), (ii) in lieu of Company‑subsidized COBRA, payments of $3,000 per month until January 1, 2017, (iii) continued medical, life insurance and disability benefits until January 1, 2017, (iv) continued travel benefits on Hawaiian’s commercial aircraft for Mr. Dunkerley, his spouse or domestic partner and his dependents for the remainder of Mr. Dunkerley’s life, up to an annual maximum of $25,000 of imputed taxable income per calendar year, (v) 100% vesting acceleration of any Type A or Type B Restricted Stock Awards as to which the performance metrics have already been satisfied or deemed satisfied, and (vi) reimbursement for up to $50,000 for certain costs associated with relocating from Hawaii upon (1) termination of employment by the Company without “Cause” or (2) termination of employment by Mr. Dunkerley for “Good Reason.” Such severance is subject to Mr. Dunkerley entering into a release of claims in favor of the Company, and if Mr. Dunkerley violates certain non-competition, non-disparagement or non-solicitation provisions of his employment agreement, severance benefits shall cease being paid, and in some situations the Company may seek repayment of severance benefits already paid. Mr. Dunkerley’s continued insurance premiums are calculated based on the Company’s fiscal 2014 expense for such benefits.

Under Mr. Dunkerley’s employment agreement, “Cause” means (i) a material breach by Mr. Dunkerley of his obligations under his employment agreement, after he has been given written notice specifying the breach and has been provided a thirty day opportunity to cure, including, without limitation, willful neglect of Mr. Dunkerley’s duties or Mr. Dunkerley’s willful failure (other than any such failure resulting from the termination of Mr. Dunkerley’s employment for death, disability, retirement or “Good Reason”) to implement or adhere to policies established by, or directives of, the Board of Directors, (ii) Mr. Dunkerley is convicted of, or pleads guilty or no contest to a felony, or written evidence is presented to the Board of

Directors that Mr. Dunkerley engaged in a crime that may have an adverse impact on the Company’s reputation and standing in the community, or (iii) Mr. Dunkerley has committed fraud in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others.
Under Mr. Dunkerley’s employment agreement, “Good Reason” means (i) the assignment to Mr. Dunkerley of any duties that are materially inconsistent with his duties as chief executive officer, or that reflect a material reduction of his powers and responsibilities, (ii) Mr. Dunkerley ceasing to report solely to the Board of Directors, (iii) a negative change to Mr. Dunkerley’s title, (iv) the Company’s material breach of any of the provisions of Mr. Dunkerley’s employment agreement, or a material adverse change in the conditions of Mr. Dunkerley’s employment, including, without limitation, a failure by the Company to provide Mr. Dunkerley with incentive compensation and benefit plans that provide comparable benefits and amounts as such type of programs as are provided to other Company executive officers, (v) the relocation of the Company’s principal executive offices to a location outside of the Honolulu area or the Company’s requiring that Mr. Dunkerley be based anywhere other than the Company’s principal executive offices, except for travel on Company business to an extent substantially consistent with Mr. Dunkerley’s position and responsibilities, (vi) following a “Change in Control” of the Company, Mr. Dunkerley not remaining as the chief executive officer of a successor publicly‑traded Company or (vii) a failure by the Company to maintain directors’ and officers’ insurance as set forth in Mr. Dunkerley’s employment agreement.
Under Mr. Dunkerley’s employment agreement, a “Change in Control” means any of the following (a) any person or persons acting together that would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, beneficially own more than 40% of the total voting power of the stock of the Company entitled to vote for the Board of Directors (the “Voting Stock”) or economic interests in the Company, (b) the sale, transfer, assignment or other disposition (including by merger or consolidation) by the stockholders of the Company, in one transaction or a series of related transactions, with the result that the beneficial owners of the Voting Stock of or economic interests in the Company immediately prior to the transaction (or series) do not, immediately after such transaction (or series) beneficially own Voting Stock representing more than 40% of the voting power of all classes of Voting Stock of the Company or any successor entity of the Company or economic interests in the Company representing more than 40% of the economic interests in the Company or any successor entity of the Company, (c) the sale or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, (d) the dissolution or liquidation of the Company or (e) a change in the composition of the Board of Directors, as a result of which, fewer than one-half of the incumbent directors (without including directors who are appointed as part of the union contract) are directors who either (i) had been directors, other than directors who are appointed as part of the union contract, of the Company on the effective date of Mr. Dunkerley’s employment agreement (the “Original Directors”) or (ii) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the Original Directors who were still in office at the time of the election or nomination or directors whose election or nomination was previously so approved.

(2)
Pursuant to Mr. Dunkerley’s employment agreement, he is entitled to participate in the Company’s executive long-term disability plan, pursuant to which, if Mr. Dunkerley’s employment were terminated as a result of his disability on December 31, 2014, Mr. Dunkerley would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

(3)
Upon a “Qualifying Change in Control,” any unvested Type A Restricted Stock Awards shall be assumed or substituted by the acquirer for an equity award equivalent in all material respects with all performance metrics deemed satisfied and any unvested Type B Restricted Stock Awards shall be assumed or substituted by the acquirer for an equity award equivalent in all material respects with the satisfaction of the performance metrics determined as of immediately prior to the consummation of the Qualifying Change in Control. If any such Type A or Type B Restricted Stock Awards are not so assumed or substituted, such Type A Restricted Stock Awards shall become 100% vested and such Type B Restricted Stock Awards shall become 100% vested with respect to any remaining service‑based vesting and determining the satisfaction of the performance metrics as described above upon such Qualifying Change in Control.

Under Mr. Dunkerley’s employment agreement, a “Qualifying Change in Control” means any of the following (a) any person or persons acting together that would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, beneficially own more than 50% of the total voting power of the stock of the Company entitled to vote for the Board of Directors (the “Voting Stock”) or economic interests in the Company, (b) the sale, transfer, assignment or other disposition (including by merger or consolidation) by the stockholders of the Company, in one transaction or a series of related transactions, with the result that the beneficial owners of the Voting Stock of or economic interests in the Company immediately prior to the transaction (or series) do not, immediately after such transaction (or series) beneficially own Voting

Stock representing more than 50% of the voting power of all classes of Voting Stock of the Company or any successor entity of the Company or economic interests in the Company representing more than 50% of the economic interests in the Company or any successor entity of the Company, (c) the sale or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, (d) the dissolution or liquidation of the Company.

(4)
Pursuant to Mr. Dunkerley’s employment agreement, if Mr. Dunkerley’s employment is terminated as a result of his death, disability, by the Company without “Cause” or by Mr. Dunkerley for “Good Reason,” Mr. Dunkerley shall be entitled to receive a performance/incentive bonus for such year in which Mr. Dunkerley’s employment is terminated, subject to attaining the requisite performance milestones, with a rating of 1.0 for all objectives that are not intended to constitute performance‑based compensation under Internal Revenue Code Section 162(m).

(5)
Pursuant to Mr. Dunkerley’s employment agreement, if Mr. Dunkerley is terminated by the Company without “Cause” or by Mr. Dunkerley for “Good Reason” (each as defined in footnote 1 above), in lieu of subsidized COBRA or other benefits, and payable whether or not Mr. Dunkerley elects COBRA coverage, Mr. Dunkerley shall be entitled to receive continued payments of $3,000 per month through January 1, 2017.

(6)
Pursuant to Mr. Dunkerley’s employment agreement, the vesting of any Type A or Type B Restricted Stock Awards as to which the performance metrics have already been satisfied are calculated by multiplying the closing sales price of the Company’s Common Stock on December 31, 2014 ($26.05) by the number of shares of Common Stock underlying the unvested restricted stock held by Mr. Dunkerley on December 31, 2014. For purposes of this calculation, it is assumed that all of Mr. Dunkerley’s restricted stock to which the performance metrics have already been satisfied will vest upon a “Qualifying Change in Control” (as defined in footnote 3 above).

(7)
Pursuant to Mr. Dunkerley’s employment agreement, if Mr. Dunkerley’s employment is terminated as a result of his death, disability, by the Company without “Cause” or by Mr. Dunkerley for “Good Reason,” Mr. Dunkerley, his spouse or domestic partner and his dependents shall be entitled to continued travel benefits on Hawaiian’s commercial aircraft for the remainder of Mr. Dunkerley’s life, up to an annual maximum of $25,000 of imputed taxable income per calendar year.

(8)
For “Changes in Control,” Mr. Dunkerley receives a “best results” excise tax treatment, whereby Mr. Dunkerley either pays the excise taxes under Internal Revenue Code Sections 280G or 4999 or has his payments and benefits reduced to a level whereby the excise taxes are not triggered, whichever is economically superior for Mr. Dunkerley.

Mr. Topping.
The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company’s employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2014 for Mr. Topping. Mr. Topping’s receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company.

	Termination
Benefits and Payments	Without Cause, or by Executive for Good Reason	Disability	Termination without Cause or by Executive for Good Reason within 12 months after a Change in Control
Lump Sum Payment(1)	$340,000	$—	$340,000
Performance/Incentive Bonus(2)	254,063	—	254,063
Continued Health Benefits(3)	36,000	—	36,000
Stock Awards(4)	—	—	3,067,674
Insurance Proceeds(5)	—	1,804,000	—
Total	$630,063	$1,804,000	$3,697,737

(1)
Mr. Topping’s severance agreement provides him with a lump sum severance payment equal to 12 months base salary upon termination of employment by the Company without “Cause” or by Mr. Topping for “Good Reason.”

Under Mr. Topping’s severance agreement, “Cause” means (i) repeated neglect by executive of his employment duties, executive’s repeated material lack of diligence and attention in performing his employment duties, or executive ‘s repeated failure to implement or adhere to Company policies; (ii) conduct of a criminal nature that may have an adverse impact on the Company’s reputation in the community; (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others; (iv) conduct at any time or place which is detrimental to the Company’s reputation and/or goodwill among its customers and/or the community; (v) conduct in violation of the Company’s and/or its parent company’s corporate compliance rules, practices, procedures and ethical guidelines; (vi) material violation of the Company’s House Rules.
Under Mr. Topping’s severance agreement, “Good Reason” means (i) a material reduction by the Company in executive’s annual total target cash compensation (other than pursuant to a reduction applying generally to employees of the same corporate rank, or (ii) executive’s relocation to principal offices that are either not located in Oahu, Hawaii or not within 40 miles of Honolulu, Hawaii.

(2)
Pursuant to Mr. Topping’s severance agreement, if Mr. Topping’s employment is terminated by the Company without “Cause” or by Mr. Topping for “Good Reason” (each as defined in footnote 1 above), Mr. Topping shall be entitled to receive a pro rated performance/incentive bonus for services rendered during the portion of the year in which he worked prior to termination, subject to the attainment of the applicable performance metrics, and with an “on target” rating for performance metrics that are not performance‑based compensation under Internal Revenue Code Section 162(m).

(3)
Pursuant to Mr. Topping’s severance agreement, if Mr. Topping’s employment is terminated by the Company without “Cause” or by Mr. Topping for “Good Reason” (each as defined in footnote 1 above), in lieu of subsidized COBRA or other benefits, and payable whether or not Mr. Topping elects COBRA coverage, Mr. Topping shall be entitled to receive 12 months continued payments of $3,000 per month.

(4)
The vesting of Mr. Topping’s RSUs is accelerated if his employment is terminated by the Company without “Cause” or by Mr. Topping for “Good Reason” within 12 months following a “Change in Control” of the Company. The dollar values in the table are calculated by multiplying the closing sales price of the Company’s Common Stock on December 31, 2014 ($26.05) by the number of shares of Common Stock underlying all RSUs held by Mr. Topping at December 31, 2014.

Under the Company’s stock option agreements and restricted stock unit award agreements with named executive officers (other than Mr. Dunkerley), a “Change in Control” means any of the following (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than by an employee benefit plan or in certain restructurings or combinations that do not affect the effective control of the Company by the stockholders immediately prior thereto, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); (b) the occurrence of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 50% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities; (c) the occurrence of (i) a complete liquidation or substantial dissolution of the Company, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, in each case other than to a subsidiary, wholly‑owned, directly or indirectly, by the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or (d) during any period of twelve (12) consecutive months, the individuals at the beginning of any such period who constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described above) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.
Under the Company’s restricted stock unit award agreements with named executive officers (other than Mr. Dunkerley), “Good Reason” means (i) a material reduction of executive’s duties, authority or responsibilities, (ii) a material reduction by the Company in executive’s annual total target cash compensation (other than pursuant to a reduction applying generally to employees of the same corporate rank, or (iii) executive’s relocation to principal offices that are either not located in Oahu, Hawaii or not within 40 miles of Honolulu, Hawaii.

(5)
Mr. Topping is entitled to participate in the Company’s executive long-term disability plan, pursuant to which, if Mr. Topping’s employment were terminated as a result of his disability on December 31, 2014, Mr. Topping would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

Mr. Ingram.
The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company’s employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2014 for Mr. Ingram. Mr. Ingram’s receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company. Mr. Ingram is bound by the terms of the noncompetition provisions of his employment agreement for a period of 12 months following the effective date of his termination of employment with the Company.

	Termination
Benefits and Payments	Without Cause, or by Executive for Good Reason	Disability	Termination without Cause or by Executive for Good Reason within 12 months after a Change in Control
Lump Sum Payment(1)	$457,235	$—	$457,235
Performance/Incentive Bonus(2)	330,938	—	330,938
Stock Awards(3)	—	—	3,778,605
Insurance Proceeds(4)	—	2,156,000	—
Total	$788,173	$2,156,000	$4,566,778

(1)
Mr. Ingram’s employment agreement provides him with a lump sum severance payment upon termination of employment by the Company without “Cause” equal to his current annual base salary and his annual insurance premiums for medical and dental coverage.

Under Mr. Ingram’s employment agreement, “Cause” means (i) a material breach of the agreement by Mr. Ingram, including without limitation, repeated neglect of Mr. Ingram’s duties, Mr. Ingram’s repeated material lack of diligence and attention in performing services as provided in the agreement, or Mr. Ingram’s repeated failure to implement or adhere to Company policies, in each case after notice to Mr. Ingram stating the reason for such breach and providing Mr. Ingram thirty (30) days opportunity to cure, provided however that such notice and opportunity to cure shall not be required to be provided more than three (3) times during the Employment Period (as defined in the agreement) prior to termination, (ii) commission of a crime (other than a petty offense or traffic violation) that has a material adverse impact on the Company’s reputation and standing in the community, (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether such conduct is designed to defraud the Company or others, (iv) conduct in material violation of the Company’s corporate compliance rules, practices, procedures and ethical guidelines and (v) material violation(s) of the Company’s House Rules.

(2)
Pursuant to Mr. Ingram’s employment agreement, if Mr. Ingram’s employment is terminated by the Company without “Cause” (as defined in footnote 1 above) and subject to Mr. Ingram entering into a release of claims in favor of the Company, Mr. Ingram shall be entitled to receive a pro rated performance/incentive bonus for services rendered during the portion of the year in which he worked prior to termination, subject to the attainment of the applicable performance metrics, and with an “on target” rating for performance metrics that are not performance‑based compensation under Internal Revenue Code Section 162(m).

(3)
The vesting of Mr. Ingram’s RSUs is accelerated if his employment is terminated by the Company without “Cause” (as defined in footnote 1 above) or by Mr. Ingram for “Good Reason” (as defined in footnote 3 to the termination table for Mr. Topping above) within 12 months following a “Change in Control” (as defined in footnote 3 to the termination table for

Mr. Topping above) of the Company. The dollar values in the table are calculated by multiplying the closing sales price of the Company’s Common Stock on December 31, 2014 ($26.05) by the number of shares of Common Stock underlying all RSUs held by Mr. Ingram at December 31, 2014.

(4)
Mr. Ingram is entitled to participate in the Company’s executive long-term disability plan, pursuant to which, if Mr. Ingram’s employment were terminated as a result of his disability on December 31, 2014, Mr. Ingram would be entitled to a supplemental disability benefit of up to $11,000 per month, as described in the Compensation Discussion and Analysis section above.

Mr. Anderson-Lehman.
The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company’s employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2014 for Mr. Anderson-Lehman. Mr. Anderson-Lehman’s receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company.

	Termination
Benefits and Payments	Without Cause, or by Executive for Good Reason	Disability	Termination without Cause or by Executive for Good Reason within 12 months after a Change in Control
Lump Sum Payment(1)	$400,000	$—	$400,000
Performance/Incentive Bonus(2)	300,000	—	300,000
Continued Health Benefits(3)	36,000	—	36,000
Stock Awards(4)	—	—	3,223,140
Insurance Proceeds(5)	—	1,793,000	—
Total	$736,000	$1,793,000	$3,959,140

(1)
Mr. Anderson-Lehman’s severance agreement provides him with a lump sum severance payment equal to 12 months base salary upon termination of employment by the Company without “Cause” or by Mr. Anderson-Lehman for “Good Reason.”

Under Mr. Anderson-Lehman’s severance agreement, “Cause” means (i) repeated neglect by executive of his employment duties, executive’s repeated material lack of diligence and attention in performing his employment duties, or executive ‘s repeated failure to implement or adhere to Company policies; (ii) conduct of a criminal nature that may have an adverse impact on the Company’s reputation in the community; (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others; (iv) conduct at any time or place which is detrimental to the Company’s reputation and/or goodwill among its customers and/or the community; (v) conduct in violation of the Company’s and/or its parent company’s corporate compliance rules, practices, procedures and ethical guidelines; (vi) material violation of the Company’s House Rules.
Under Mr. Anderson-Lehman’s severance agreement, “Good Reason” means (i) a material reduction by the Company in executive’s annual total target cash compensation (other than pursuant to a reduction applying generally to employees of the same corporate rank, or (ii) executive’s relocation to principal offices that are either not located in Oahu, Hawaii or not within 40 miles of Honolulu, Hawaii.

(2)
Pursuant to Mr. Anderson-Lehman’s severance agreement, if Mr. Anderson-Lehman’s employment is terminated by the Company without “Cause” or by Mr. Anderson-Lehman for “Good Reason” (each as defined in footnote 1 above), Mr. Anderson-Lehman shall be entitled to receive a pro rated performance/incentive bonus for services rendered during the portion of the year in which he worked prior to termination, subject to the attainment of the applicable performance metrics, and with an “on target” rating for performance metrics that are not performance‑based compensation under Internal Revenue Code Section 162(m).

(3)
Pursuant to Mr. Anderson-Lehman’s severance agreement, if Mr. Anderson-Lehman’s employment is terminated by the Company without “Cause” or by Mr. Anderson-Lehman for “Good Reason” (each as defined in footnote 1 above), in lieu of subsidized COBRA or other benefits, and payable whether or not Mr. Anderson-Lehman elects COBRA coverage, Mr. Anderson-Lehman shall be entitled to receive 12 months continued payments of $3,000 per month.

(4)
The vesting of Mr. Anderson-Lehman’s RSUs is accelerated if his employment is terminated by the Company without “Cause” (as defined in footnote 1 above) or by Mr. Anderson-Lehman for “Good Reason” (as defined in footnote 2 to the termination table for Mr. Topping above) within 12 months following a “Change in Control” (as defined in footnote 3 to the termination table for Mr. Topping above) of the Company. The dollar values in the table are calculated by multiplying the closing sales price of the Company’s Common Stock on December 31, 2014 ($26.05) by the number of shares of Common Stock underlying all RSUs held by Mr. Anderson-Lehman at December 31, 2014.

(5)
Mr. Anderson-Lehman is entitled to participate in the Company’s executive long-term disability plan, pursuant to which, if Mr. Anderson-Lehman’s employment were terminated as a result of his disability on December 31, 2014, Mr. Anderson-Lehman would be entitled to a supplemental disability benefit of up to $11,000 per month as described in the Compensation Discussion and Analysis section above.

Mr. Menke.
The following table describes and quantifies the estimated payments and benefits (in addition to accrued but unpaid base salary and bonus and vested benefits pursuant to the Company’s employee benefits plans) that would be provided upon termination or a change in control of the Company as of December 31, 2014 for Mr. Menke. Mr. Menke’s receipt of any severance payments below is subject to his execution and non-revocation of a general release and waiver of claims against the Company.

	Termination
Benefits and Payments	Without Cause, or by Executive for Good Reason	Disability	Termination without Cause or by Executive for Good Reason within 12 months after a Change in Control
Lump Sum Payment(1)	$440,000	$—	$440,000
Performance/Incentive Bonus(2)	41,250	—	41,250
Continued Health Benefits(3)	36,000	—	36,000
Stock Awards(4)	—	—	1,041,531
Insurance Proceeds(5)	—	2,497,000	—
Total	$517,250	$2,497,000	$1,558,781

(1)
Mr. Menke’s severance agreement provides him with a lump sum severance payment equal to 12 months base salary upon termination of employment by the Company without “Cause” or by Mr. Menke for “Good Reason.”

Under Mr. Menke’s severance agreement, “Cause” means (i) repeated neglect by executive of his employment duties, executive’s repeated material lack of diligence and attention in performing his employment duties, or executive ‘s repeated failure to implement or adhere to Company policies; (ii) conduct of a criminal nature that may have an adverse impact on the Company’s reputation in the community; (iii) fraudulent conduct in connection with the business affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others; (iv) conduct at any time or place which is detrimental to the Company’s reputation and/or goodwill among its customers and/or the community; (v) conduct in violation of the Company’s and/or its parent company’s corporate compliance rules, practices, procedures and ethical guidelines; (vi) material violation of the Company’s House Rules.
Under Mr. Menke’s severance agreement, “Good Reason” means (i) a material reduction by the Company in executive’s annual total target cash compensation (other than pursuant to a reduction applying generally to employees of the same corporate rank, or (ii) executive’s relocation to principal offices that are either not located in Oahu, Hawaii or not within 40 miles of Honolulu, Hawaii.

(2)
Pursuant to Mr. Menke’s severance agreement, if Mr. Menke’s employment is terminated by the Company without “Cause” or by Mr. Menke for “Good Reason” (each as defined in footnote 1 above), Mr. Menke shall be entitled to receive a pro rated performance/incentive bonus for services rendered during the portion of the year in which he worked prior to termination, subject to the attainment of the applicable performance metrics, and with an “on target” rating for performance metrics that are not performance‑based compensation under Internal Revenue Code Section 162(m).

(3)
Pursuant to Mr. Menke’s severance agreement, if Menke’s employment is terminated by the Company without “Cause” or by Mr. Menke for “Good Reason” (each as defined in footnote 1 above), in lieu of subsidized COBRA or other benefits, and payable whether or not Mr. Menke elects COBRA coverage, Mr. Menke shall be entitled to receive 12 months continued payments of $3,000 per month.

(4)
The vesting of Mr. Menke’s RSUs is accelerated if his employment is terminated by the Company without “Cause” (as defined in footnote 1 above) or by Mr. Menke for “Good Reason” (as defined in footnote 2 to the termination table for Mr. Topping above) within 12 months following a “Change in Control” (as defined in footnote 3 to the termination table for Mr. Topping above) of the Company. The dollar values in the table are calculated by multiplying the closing sales price of the Company’s Common Stock on December 31, 2014 ($26.05) by the number of shares of Common Stock underlying all RSUs held by Mr. Menke at December 31, 2014.

(5)
Mr. Menke is entitled to participate in the Company’s executive long-term disability plan, pursuant to which, if Mr. Menke’s employment were terminated as a result of his disability on December 31, 2014, Mr. Menke would be entitled to a supplemental disability benefit of up to $11,000 per month as described in the Compensation Discussion and Analysis section above.

Compensation Committee Interlocks and Insider Participation
During the last fiscal year, our Compensation Committee included Mr. Hershfield, Mr. Kobayashi, Ms. Rose and Mr. Zwern. No member of the Compensation Committee has at any time been an employee of ours, except for Mr. Hershfield who previously served as our President and Chief Executive Officer from June 14, 2004 through June 2, 2005. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides the beneficial ownership, both direct and indirect, reported to us as of March 23, 2015 (except as otherwise noted in the footnotes) of our Common Stock and Special Preferred Stock, including shares as to which a right to acquire ownership within 60 days of such date exists (for example, through the ability to exercise stock options). The information is presented for beneficial owners of more than 5% of our Common Stock and Special Preferred Stock, and for our directors, our named executive officers and for the group comprised of all of our directors and executive officers. We know of no persons other than those identified below who owned beneficially more than 5% of the outstanding shares of our Common Stock or Special Preferred Stock as of March 23, 2015. The table is based on 54,716,379 shares of Common Stock and one share each of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock outstanding as of March 23, 2015.

Name and Address of Beneficial Owner	Number of Shares of Common and Special Preferred Stock Beneficially Owned		Percent and Class of Common and Special Preferred Stock Beneficially Owned
Hirzel Capital Management LLC and Zac S. Hirzel	4,539,786	(1)	8.3% of Common Stock
3963 Maple Avenue, Suite 170
Dallas, TX 75219
Dimensional Fund Advisors LP	2,884,016	(2)	5.3% of Common Stock
Palisades West, Building One
6300 Bee Cave Road Austin, TX 78746
International Association of Machinists and Aerospace Workers	1		100% of Series B Special
1771 Commerce Drive,			Preferred Stock (constituting
Ste. 103 Elk Grove, IL 60007			33.3% of all Special Preferred
Attn: Rich Delaney			Stock)
Association of Flight Attendants	1		100% of Series C Special
501 Third Street,			Preferred Stock (constituting
N.W. Washington, DC 20001			33.3% of all Special Preferred
Attn: Edward Gilmartin, Esq.			Stock)
Hawaiian Master Executive Council	1		100% of Series D Special
c/o Air Line Pilots Association			Preferred Stock (constituting
3375 Koapaka Street,			33.3% of all Special Preferred
Suite F-220-48 Honolulu, HI 96819			Stock)
Attn: Master Chair, Hawaiian MEC
Gregory S. Anderson**	60,553	(3)	Common Stock*
Mark B. Dunkerley**	846,534		1.5% of Common Stock
Lawrence S. Hershfield**	921,489	(4)	1.7% of Common Stock
Randall L. Jenson**	128,729	(5)	Common Stock*
Bert T. Kobayashi, Jr.**	90,953	(6)	Common Stock*
Tomoyuki Moriizumi**	25,323	(7)	Common Stock*
Samson Poomaihealani**	40,896	(8)	Common Stock*
Crystal K. Rose**	81,054	(9)	Common Stock*
William S. Swelbar**	43,219	(10)	Common Stock*
Duane E. Woerth**	8,613	(11)	Common Stock*
Richard N. Zwern**	50,191	(12)	Common Stock*
Ron Anderson-Lehman**	23,961		Common Stock*
Peter R. Ingram**	340,065	(13)	Common Stock*
Sean E. Menke**	—		Common Stock*
Scott E. Topping**	78,076		Common Stock*
Directors and executive officers as a group (19 persons)	7,371,858	(14)	13.5% of Common Stock

*	Less than 1%

**	Address is c/o Hawaiian Holdings, Inc., 3375 Koapaka Street, Suite G-350, Honolulu, HI 96819.

(1)
Hirzel Capital Management LLC (“Hirzel Capital”) and Zac S. Hirzel are the beneficial owners of 4,539,786 shares which include (i) 1,667 shares of Common Stock underlying stock options granted to Mr. Hirzel that are exercisable within 60 days of March 23, 2015 and (ii) 4,546 shares of Common Stock underlying restricted stock units granted to Mr. Hirzel that will be distributed within 60 days of March 23, 2015. Hirzel Capital Master Fund, L.P. (the “Fund”) is the beneficial owner of 3,923,579 of the shares. The Fund has sole voting and dispositive power with respect to the 3,923,579 shares it holds directly. Hirzel Capital serves as the general partner or managing member of the Fund and certain other private accounts (the “Hirzel Funds”) and has shared voting and dispositive power with respect to the 4,533,573 shares held by the Hirzel Funds. As the principal of Hirzel Capital, Mr. Hirzel has shared voting and dispositive power with respect to the 4,533,573 shares held by the Hirzel Funds. Mr. Hirzel is a member of our Board of Directors.

(2)
Based solely on information reported by Dimensional Fund Advisors LP on Schedule 13G filed with the SEC on February 5, 2015, Dimensional Fund Advisors LP has sole voting power with respect to 2,765,603 of the shares and sole dispositive power with respect to all of the shares. Dimensional Fund Advisors LP is an investment adviser, and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(3)
Represents (i) 46,008 shares of Common Stock owned directly by Mr. Anderson, (ii) 9,999 shares of Common Stock underlying stock options that are exercisable within 60 days of March 23, 2015 and (iii) 4,546 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 23, 2015.

(4)
Represents (i) 916,943 shares of Common Stock owned directly by Mr. Hershfield and (ii) 4,546 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 23, 2015.

(5)
Represents (i) 54,183 shares of Common Stock owned directly by Mr. Jenson, (ii) 70,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 23, 2015 and (iii) 4,546 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 23, 2015.

(6)
Represents (i) 68,408 shares of Common Stock owned directly by Mr. Kobayashi, (ii) 3,000 shares of Common Stock owned by Mr. Kobayashi’s wife, (iii) 14,999 shares of Common Stock underlying stock options that are exercisable within 60 days of March 23, 2015 and (iv) 4,546 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 23, 2015.

(7)
Represents (i) 15,777 shares of Common Stock owned directly by Mr. Moriizumi, (ii) 5,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 23, 2015 and (iii) 4,546 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 23, 2015.

(8)
Represents (i) 31,350 shares of Common Stock owned directly by Mr. Poomaihealani, (ii) 5,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 23, 2015 and (iii) 4,546 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 23, 2015.

(9)
Represents (i) 51,508 shares of Common Stock owned directly by Ms. Rose, (ii) 25,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 23, 2015 and (iii) 4,546 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 23, 2015.

(10)
Represents (i) 38,673 shares of Common Stock directly owned by Mr. Swelbar and (ii) 4,546 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 23, 2015.

(11)
Represents (i) 2,400 shares of Common Stock directly owned by Mr. Woerth, (ii) 1,667 shares of Common Stock underlying stock options that are exercisable within 60 days of March 23, 2015 and (iii) 4,546 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 23, 2015.

(12)
Represents (i) 40,645 shares of Common Stock directly owned by Mr. Zwern, (ii) 5,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 23, 2015 and (iii) 4,546 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 23, 2015.

(13)	Represents (i) 180,065 shares of Common Stock owned directly by Mr. Ingram and (ii) 160,000 shares of Common Stock underlying stock options that are exercisable within 60 days of March 23, 2015.

(14)
Represents (i) 7,011,720 shares of Common Stock beneficially owned by all of our directors and executive officers, (ii) 310,132 shares of Common Stock underlying stock options that are exercisable within 60 days of March 23, 2015 and (iii) 50,006 shares of Common Stock underlying restricted stock units that will be distributed within 60 days of March 23, 2015.

Special Preferred Stock
The IAM, the AFA and the ALPA hold one share of Series B Special Preferred Stock, Series C Special Preferred Stock and Series D Special Preferred Stock, respectively, which entitle each Union to nominate one director. Mr. Poomaihealani is the IAM’s designee to the Board of Directors, Mr. Swelbar is the AFA’s designee to the Board of Directors and Mr. Woerth is the ALPA’s designee to the Board of Directors. The Special Preferred Stock Designees are not elected by the holders of the Common Stock, and their election is, accordingly, not to be considered at the Annual Meeting. Each Union, as a holder of Special Preferred Stock, has the right to designate a nominee to fill a vacancy on the Board of Directors caused by the removal, resignation or death of a director whom such holder is entitled to nominate pursuant to our Amended By-Laws. If such vacancy is not filled by the Board of Directors within 30 days of such nomination, such vacancy may be filled by the written consent of the applicable holder of Special Preferred Stock. In addition to the rights described above, each series of the Special Preferred Stock, unless otherwise specified: (1) ranks senior to the Common Stock and ranks pari passu with each other such series of Special Preferred Stock with respect to the liquidation, dissolution and winding up of the Company and will be entitled to receive $0.01 per share before any payments are made, or assets distributed to holders of any stock ranking junior to the Special Preferred Stock; (2) has no dividend rights unless a dividend is declared and paid on the Common Stock, in which case the Special Preferred Stock would be entitled to receive a dividend in an amount per share equal to two times the dividend per share paid on the Common Stock; (3) is entitled to one vote per share of such series and votes with the Common Stock as a single class on all matters submitted to holders of the Common Stock; and (4) automatically converts into the Common Stock on a 1:1 basis at such time as such shares are transferred or such holders are no longer entitled to nominate a representative to our Board of Directors pursuant to their respective collective bargaining agreements.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides the specified information as of December 31, 2014, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by all compensation plans previously approved by our security holders, and by all compensation plans not previously approved by our security holders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted‑average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	1,671,378	(1)	$4.79	7,028,938
Equity compensation plans not approved by security holders	—		—	—
Total	1,671,378		4.79	7,028,938

(1)	Includes 358,470 shares subject to outstanding options, 50,006 shares subject to deferred stock units and 1,262,902 shares subject to restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Party Transactions
We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, the Governance and Nominating Committee monitors and reviews any issues regarding the “independence” of directors or involving potential conflicts of interest, and evaluates any change of status or circumstance with respect to a director and determines the propriety of the director’s continued service in light of that change.
Related Party Transactions
During 2014, the Company did not engage in any related party transactions.

REPORT OF THE AUDIT COMMITTEE
The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the Company’s management. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor, and the performance of our internal auditors.
The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of our internal control over financial reporting.
The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2014 and discussed such statements with management. The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees—AU Section 380), as amended.
The Audit Committee received from Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee, and discussed with Ernst & Young its independence.
Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014, and be filed with the SEC. The Audit Committee also appointed Ernst & Young to serve as our independent registered public accounting firm for the year 2014.
This report of the Audit Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.
The Audit Committee
Gregory S. Anderson, Chairman
Zac S. Hirzel
Randall L. Jenson
Bert T. Kobayashi, Jr. (resigned from Audit Committee effective February 4, 2015)
Richard N. Zwern (resigned from Audit Committee effective February 4, 2015)
April 10, 2015

PROPOSAL NO. 2: RATIFICATION OF ERNST & YOUNG AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015
The Audit Committee of our Board of Directors has selected Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and has further directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. Our financial statements for the 2014 fiscal year were audited and reported upon by Ernst & Young.
Representatives of Ernst & Young will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and make a statement should they so desire.
Ratification of the appointment of Ernst & Young as our independent registered public accounting firm is not required pursuant to our Amended By-Laws, our other governing documents or applicable law. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The amounts set forth below include all fees paid to Ernst & Young for services provided to us during 2014 and 2013.
Audit Fees
Fees for audit services rendered by Ernst & Young to us totaled $1.5 million and $1.7 million for 2014 and 2013, respectively. Audit fees consist primarily of fees for the audits of our consolidated financial statements and the financial statements of Hawaiian, the audit of our internal control over financial reporting, the review of the interim condensed consolidated financial statements included in our quarterly reports, attestation services required by statute or regulation, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audits and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted accounting principles. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.
Audit‑Related Fees
Fees for audit‑related services rendered by Ernst & Young to us totaled $0.1 million for 2014, consisting entirely of fees for the independent assessment of our corporate audit function and no fees for audit-related services were spent in 2013. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.
Tax Fees
Fees for tax services rendered by Ernst & Young to us totaled $0.1 million and $0.2 million for 2014 and 2013, respectively. Tax fees consist primarily of fees for the preparation of federal, state and foreign tax returns, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audits. All of the foregoing services rendered by Ernst & Young were pre-approved by the Audit Committee.
Other Fees
Ernst & Young did not provide any professional services during fiscal 2014 or 2013 other than those described under the captions “Audit Fees,” “Audit‑ Related Fees” and “Tax Fees.”

Audit Committee Pre-Approval Policies
The policy of the Audit Committee is to pre-approve the audit, audit‑ related, tax and non-audit services to be performed during the year on an annual basis, in accordance with a schedule of such services approved by the Audit Committee. The annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit‑related services and tax services to be provided by the auditors will be subject to general pre-approval by the Audit Committee. The Audit Committee may grant specific case-by-case approval for permissible non-audit services. The Audit Committee will establish pre-approval fee levels or budgeted amounts for all services to be provided on an annual basis. Any proposed services exceeding those levels or amounts will require specific pre-approval by the Audit Committee. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee, who will report any such pre-approval decisions to the Audit Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR ITS FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL NO. 3: APPROVAL OF THE 2015 STOCK INCENTIVE PLAN
Proposal
Our stockholders are being asked to approve a new 2015 Stock Incentive Plan (the “2015 Plan”) and its material terms. Our Board of Directors (the “Board”) adopted the 2015 Plan in April 2015, subject to approval from our stockholders at the 2015 Annual Meeting of Stockholders. If approved, the 2015 Plan will replace our current 2005 Stock Incentive Plan (the “2005 Plan”), which otherwise is set to expire by its terms in February 2020, and no new awards will be granted under the 2005 Plan following stockholder approval of the 2015 Plan. The 2005 Plan, however, will continue to govern awards previously granted under it.
The Board believes that we must offer a competitive stock incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the company. If our stockholders do not approve the 2015 Plan, the 2005 Plan will remain in place, but it will not be possible to grant performance-based equity awards that are exempt from certain limitations on deductibility in the United States tax laws and the 2005 Plan does not allow all of the types of awards allowed under the 2015 Plan. Accordingly, our Board has determined that it is in our best interests to adopt the 2015 Plan and is asking our stockholders to approve the 2015 Plan so that we can continue to offer a competitive stock incentive program.
As part of this proposal to approve the 2015 Plan, our stockholders also are being asked to approve the reservation of 5,700,000 shares of our common stock that may be granted pursuant to stock awards. As of April 10, 2015, we had approximately 7,100,000 shares available for grant under the 2005 Plan, so the reservation of only 5,700,000 shares is a reduction. Because the Company has a significant institutional stockholder base, we considered proxy advisory firm dilution guidelines in determining the number of shares under the 2015 Plan for which we are asking stockholder approval. In addition to the 5,700,000 shares that we are asking to be approved, any shares subject to outstanding awards under the 2005 Plan that expire, or are forfeited to the Company, or are repurchased by the Company following the 2015 Annual Meeting, also will be available for future grant under the 2015 Plan, if approved, subject to the limitations described further below.
As of April 10, 2015, approximately 340,000 shares of our common stock were subject to stock options, approximately 1,000,000 shares of our common stock were subject to outstanding unvested performance-based full-value awards, and 400,000 shares of our common stock were subject to outstanding unvested time-based full-value awards. Accordingly, our approximately 1,740,000 outstanding awards plus 7,100,000 shares available for future grant under the 2005 Plan as of April 10, 2015 represent approximately 13% of our outstanding shares (commonly referred to as the “overhang”).
The Board believes that we must offer a competitive stock incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within our company. The Board expects that the 2015 Plan will be an important factor in attracting, retaining and rewarding high caliber employees, directors, and consultants who are essential to our success and in providing incentives to these individuals to promote our success.
The 2015 Plan also is intended to give us, if we deem appropriate or desirable, the ability to grant awards that are intended to allow us to deduct in full for federal income tax purposes the compensation recognized by certain executive officers in connection with certain awards that may be granted to them under the 2015 Plan. Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and certain other executive officers (excluding the chief financial officer). However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit if certain requirements are met. To enable compensation in connection with stock options, stock appreciation rights and certain full-value awards and performance awards under the 2015 Plan to qualify as “performance-based” within the meaning of Section 162(m), the 2015 Plan limits the sizes of awards that may be granted to a participant each calendar year as further described below (among other requirements). These size limits are the same limits in the 2005 Plan. By approving the 2015 Plan, the stockholders will be approving, among other things, eligibility requirements for participation in the 2015 Plan and the other material terms of the 2015 Plan and awards granted under the 2015 Plan, including limits on the numbers of shares or compensation that could be granted to a participant each calendar year, and re-approving, among things, performance measures upon which specific performance goals applicable to certain awards would be based. Notwithstanding the foregoing, the Company retains the ability to grant awards under the 2015 Plan that do not qualify as “performance-based” compensation within the meaning of Section 162(m) and intends to continue its current practice of granting some awards with time-based vesting that do not qualify as “performance-based” compensation.

Reasons for Voting for the Approval of the 2015 Stock Incentive Plan
Long-Term Stock Ownership is a Key Component of our Compensation Objective
Our overall compensation objective is to compensate our executives and other employees in a manner that attracts and retains the caliber of individuals needed to manage and staff a business operation in a competitive industry. Our employees are our most valuable asset, and we strive to provide them with compensation packages that are competitive, but that also reward personal performance, help meet our retention needs and reinforce their incentives to manage our business as owners, thereby aligning their interests with those of our stockholders.
To achieve these objectives, we historically have provided a significant portion of key employees’ total compensation in the form of stock awards, the value of which depends on our stock performance. Our goal is for long-term stock awards to continue to represent a significant portion of our employees’ total compensation. We believe this approach helps to encourage long-term focus from our employees and provide the Company with an important retention tool for key employees, as the awards generally are subject to vesting over an extended period of time subject to continued service with us.
Approximately 30 of our regular, full-time employees hold outstanding stock awards as of April 10, 2015. We believe that this strategy of granting stock to our key employees not only aligns their interests with those of our stockholders but also significantly contributes to our ability to attract and retain employees. We compete for a limited pool of talented people and face challenges in hiring and retaining such talent. We believe we must continue to use stock compensation to help attract, retain and motivate employees and other service providers to continue to grow our business and ultimately increase stockholder value.
The Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Our stock award program is a primary vehicle for offering long-term incentives to the best possible employees. Our named executive officers and directors have an interest in this proposal as they will be eligible to receive stock awards under the 2015 Plan, if it is approved.
Reserving Shares Available for Granting Stock Awards is Important for Meeting our Future Compensation Needs
In the last 3 years, we granted a combination of restricted stock units that vest solely based on continued service and performance-based restricted stock units that vest only if performance goals selected by our compensation committee are achieved. A significant portion of the compensation for our senior officers is in the form of equity compensation and all equity awards granted to our CEO in the last 3 years were performance based.
The alternative to using stock for retention and incentive purposes would be to increase cash compensation. We do not believe increasing cash compensation to make up for any shortfall in stock awards would be practical or advisable because we believe that a combination of stock awards and cash compensation provide a more effective compensation vehicle than cash alone for attracting, retaining and motivating our employees and that stock awards align employees and stockholder interests. Any significant increase in cash compensation in lieu of stock awards could substantially increase our operating expenses and reduce our cash flow from operations, which may adversely affect our business and operating results. We also do not believe that such a program would be likely to have significant long-term retention value and would not serve to align our employees’ interests as closely to those of our stockholders in the absence of stock incentives.
We Manage Our Stock Incentive Program Carefully
We manage our long-term stockholder dilution by limiting the number of stock awards granted annually and granting what we believe to be the appropriate number of stock awards needed to attract, reward and retain employees. We look at the rate at which we grant awards under our stock incentive program (also known as our “burn rate”) by measuring the number of shares subject to stock awards granted in a fiscal year divided by the weighted average equivalent common shares outstanding for that fiscal year.

Over the last three years, our annual burn rate was as follows:

Year	Full-Value Awards	Stock Options	Weighted Average Equivalent Common Shares	Annual Gross Burn Rate	Gross Burn Rate with Adjusted Full-Value Awards*
2014	685,342	10,000	53,853,503	1.29%	2.56%
2013	880,387	—	52,214,968	1.69%	3.37%
2012	858,117	5,000	51,300,959	1.68%	3.36%
*Note that this percentage counts each full value award as equivalent to 2 options, causing this burn rate to be higher than the actual dilution.
In the table above, 51%, 57% and 59% of the full-value awards granted in 2014, 2013 and 2012, respectively, are subject to performance-based vesting.
Our three-year average adjusted burn-rate is 3.10%, which is below the burn rate cap published by Institutional Shareholder Services Inc., a leading proxy advisory service, for companies in our industry.
The 2015 Plan Combines Compensation and Governance Best Practices

•	Administration. The 2015 Plan will be administered by the Compensation Committee of the Board, which is comprised entirely of independent outside directors.

•
No single trigger vesting acceleration on change in control. The 2015 Plan provides that upon a change in control, outstanding awards may be treated as provided by the administrator, and that, other than with respect to outside directors, only in the event an award is not continued will vesting be accelerated on a Change in Control.

•
Stockholder approval is required for additional shares. The 2015 Plan does not contain an annual “evergreen” provision. The 2015 Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of securities that may be issued under the 2015 Plan.

•	Exchange or repricing programs are not allowed without stockholder approval. The 2015 Plan prohibits the repricing or other exchange of underwater awards without prior stockholder approval.

•
Share counting provisions. In general, when awards granted under the 2015 Plan expire, are surrendered, are forfeited or are repurchased without having been fully exercised, or are settled in cash, the shares reserved for those awards will be returned to the 2015 Plan and will be available for future awards. However, shares that are tendered by holders or withheld by us to pay the exercise price of an award, or to satisfy tax withholding obligations related to an award will not be available for future awards. If a stock appreciation right is exercised, we will subtract from the shares available under the 2015 Plan the full number of shares subject to the portion of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise.

•
Limit on full-value awards. The 2015 Plan uses a “fungible share” concept under which the awards of options and stock appreciation rights cause one share per covered share to be removed from the shares available for issuance under the 2015 Plan, while each share subject to a full-value award (restricted stock, restricted stock units, performance shares, performance stock units, or stock-settled performance awards) with a per share or unit purchase price lower than 100% of fair market value will be counted against the shares available for issuance under the 2015 Plan as 1.37 shares, the same ratio used in our 2005 Plan.

•
Limited transferability. In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, unless otherwise approved by the administrator of the 2015 Plan.

•
Annual limits on participant grants. The 2015 Plan limits the number of shares and cash that may be granted or paid through awards to participants for each fiscal year of the Company, including specific annual limits for our outside director grants.

•	No tax gross-ups. The 2015 Plan does not provide for tax gross-ups.

•
Award Minimum Vesting Requirement. In general, awards will vest in full no earlier than the 1-year anniversary of the grant date although up to 5% of the shares reserved in the 2015 Plan be granted without this minimum vesting requirement.

•
Forfeiture provisions. The 2015 Plan provides the flexibility for the administrator to subject awards to forfeiture or recoupment provisions. It also requires (i) awards be subject to recoupment under the Company’s clawback policy and (ii) a participant to reimburse the Company for any payment in settlement of an award where the participant has engaged in or failed to prevent certain misconduct.

Vote Required and Board’s Recommendation
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the 2015 Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. Unless marked to the contrary, proxies received will be voted "FOR" approval of the 2015 Plan and its material terms.
Summary of the 2015 Stock Incentive Plan
The following is a summary of the principal features of the 2015 Plan and its operation. The summary is qualified in its entirety by reference to the 2015 Plan as set forth in Appendix A.
General
The purposes of the 2015 Plan are to attract and retain personnel for positions with the Company, to provide additional incentives to employees, directors, and consultants, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares, performance stock units, and performance awards.
Authorized Shares
Subject to the adjustment provisions contained in the 2015 Plan, stockholders are being asked to approve a number of shares of our common stock for issuance under the 2015 Plan equal to the sum of:

•	5,700,000 shares for issuance under the 2015 Plan, plus

•
any shares subject to outstanding awards granted under the 2005 Plan, that, after the 2015 Plan is effective, expire or otherwise terminate without having been exercised in full, and any shares issued under awards granted under the 2005 Plan that, after the 2015 Plan is effective, are forfeited to the Company, or repurchased by the Company. For these purposes, any shares subject to full value awards (i.e., restricted stock, restricted stock units, deferred stock units and other stock awards, but not options or stock appreciation rights) that will be credited to 2015 Plan under the circumstances described in the previous sentence, will be credited at the rate of 1.37 shares for every 1 share.

The maximum number of shares to be added to the 2015 Plan from the 2005 Plan shall not exceed 2,258,000 shares.
The shares may be authorized but unissued common stock or common stock issued and then reacquired by us.
Any shares subject to options or stock appreciation rights issued under the 2015 Plan will be counted against the shares available for issuance under the 2015 Plan as 1 share for every 1 share subject thereto. Any shares subject to restricted stock, restricted stock units, performance shares, performance stock units or stock-settled performance awards issued under the 2015 Plan with a per share or unit purchase price lower than 100% of fair market value on the grant date will be counted against the shares available for issuance under the 2015 Plan as 1.37 shares for every 1 share subject thereto. To the extent that a share that was subject to an award that counted as 1.37 shares against the shares available for issuance under the 2015 Plan is recycled back into the 2015 Plan as described above, the 2015 Plan will be credited with 1.37 shares.

All shares subject to a stock appreciation right will cease to be available under the 2015 Plan when a stock appreciation right is exercised. Shares used to pay the exercise price of an award or to satisfy tax withholding obligations related to an award will not become available for future issuance under the 2015 Plan. If any portion of an award under the 2015 Plan is paid to a participant in cash rather than shares, that cash payment will not reduce the number of shares available for issuance under the 2015 Plan.
The maximum number of shares that may be issued upon the exercise of incentive stock options will equal 200% of the aggregate share number determined under the first two bullets of this “Authorized Shares” section, plus, to the extent allowable under Code Section 422, any shares that become available for issuance as described in the third bullet of this “Authorized Shares” section.
Limitations on Awards under the 2015 Plan
The 2015 Plan imposes the following limitations on awards issued under it :

•
the maximum number of shares of our common stock that may be granted as full value awards to any participant (other than outside directors) in any fiscal year shall not exceed 1,500,000 shares (subject to adjustment in the event of certain changes of capitalization as set forth in the section entitled “Adjustments to Shares Subject to the 2015 Plan”);

•
the maximum number of shares of our common stock that may be granted as non-full value awards to any participant (other than outside directors) in any fiscal year shall not exceed 1,500,000 shares (subject to adjustment in the event of certain changes of capitalization as set forth in the section entitled “Adjustments to Shares Subject to the 2015 Plan”);

•
the maximum number of shares of our common stock that may be granted as awards to any individual outside director in any fiscal year shall not exceed 250,000 shares (subject to adjustment in the event of certain changes of capitalization as set forth in the section entitled “Adjustments to Shares Subject to the 2015 Plan”);

•	the maximum amount of cash or cash payments that may be granted as awards to any participant in any fiscal year shall not exceed $1,000,000; and

•
the maximum number of shares that may be issued upon the exercise of incentive stock options will equal 200% of the aggregate share number determined under the first bullet of this “Authorized Shares” section, plus, to the extent allowable under Code Section 422, any shares that become available for issuance as described in the second bullet of this “Authorized Shares” section.

Minimum Vesting Requirements for Awards
In general, awards will vest in full no earlier than the 1-year anniversary of the grant date. The 2015 Plan provides certain limited exceptions to this rule.
Adjustments to Shares Subject to the 2015 Plan
If any extraordinary dividend or other extraordinary distribution (whether in cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other of our securities, issuance of warrants or other rights to acquire our securities, other change in the corporate structure of our company affecting the shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) affecting the shares occurs (including, without limitation, a Change in Control, as defined in the 2015 Plan), the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the 2015 Plan, will adjust the number and class of shares that may be delivered under the 2015 Plan and/or the number, class, and price of shares covered by each outstanding award, and the number of shares available for issuance under the 2015 Plan in such a manner as it deems equitable.
Administration
The 2015 Plan will be administered by the Board or a committee of the Board (the “Administrator”). Different Administrators may administer the 2015 Plan with respect to different groups of service providers. The Board may retain the authority to concurrently administer the 2015 Plan with a committee and may revoke the delegation of some or all authority previously delegated. To the extent permitted by applicable laws, the Administrator may delegate to 1 or more officers the authority to grant awards except restricted stock to employees of the Company or any of its subsidiaries who are not officers, subject to certain limitations contained in the 2015 Plan.

The Administrator may delegate to an officer who is also a director the authority to grant restricted stock, but such authority will be delegated to such individual in his or her capacity as a director.
Unless an award is granted and administered solely by a committee of 2 or more “outside directors” within the meaning of Code Section 162(m), it will not qualify as “performance-based compensation” within the meaning of Code Section 162(m).
Subject to the 2015 Plan, any Board specified limitations on delegation, and applicable laws, the Administrator may determine the fair market value, approve forms of award agreements, select the employees, directors and consultants who will receive awards and grant awards to such service providers, determine the number of shares covered by each award granted, determine the terms and conditions of awards (including the exercise price, the time(s) when awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating to an award). The Administrator may institute and determine the terms and conditions of an exchange program with the requisite consent of the stockholders. The Administrator may interpret the 2015 Plan and make any decisions necessary to administer the 2015 Plan, and establish, amend and rescind rules relating to the 2015 Plan (including rules relating to sub-plans established to satisfy laws of jurisdictions other than the United States or to qualify awards for favorable tax treatment under laws of jurisdictions other than the United States). The Administrator may interpret, modify or amend each award (including extending the expiration date and the post-termination exercisability period of such modified or amended awards). The Administrator may allow participants to satisfy tax withholding obligations in any manner permitted under the 2015 Plan, and allow participants to defer the receipt of the payment of cash or the delivery of shares otherwise due to any such participants under an award. The Administrator may waive any terms, conditions or restrictions of an award. The Administrator’s decisions, determinations and interpretations will be final and binding on all participants and any other holders of awards.
Eligibility
All types of awards may be granted to outside directors of the Company and employees and consultants of the Company or any member of the Company group. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary of the Company. As of April 10, 2015, we had approximately 5,300 employees (including one employee directors) and 11 outside directors.
Stock Options
Stock options are rights to purchase a specified number of shares for a fixed price during a prescribed period of time. Each option granted under the 2015 Plan will be evidenced by an award agreement that will specify the number of shares subject to the option, the exercise price, the option expiration date, and any such other terms and conditions as the Administrator determines.
The per share option exercise price will be determined by the Administrator except the per share exercise price of each incentive stock option may not be less than the fair market value of a share of the Company’s common stock on the grant date. In addition, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the grant date.
The Administrator will determine the acceptable forms of consideration for exercising an option. An option will be deemed exercised when the Company receives the notice of exercise and full payment of the exercise price, together with applicable withholding taxes.
Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement and in accordance with the terms of the 2015 Plan. The maximum term of an option will be specified in the award agreement, but will not be greater than seven years, and, in the case of a Ten Percent Stockholder receiving an incentive stock option, will not be greater than five years. The option exercise period may be extended under certain limited circumstances in the event that exercising an option prior to its expiration is not permitted because of applicable laws (other than the rules of any stock exchange or quotation system), as set forth in the 2015 Plan.

Restricted Stock
Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator. Each award of restricted stock will be evidenced by an award agreement that will specify the period during which the transfer of shares is subject to restriction (which may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events determined by the Administrator), if any, the number of shares granted, and such other terms and conditions as the Administrator determines. Unless the Administrator determines otherwise, shares of restricted stock will be held in escrow until the end of the period of restriction applicable to such shares.
Shares of restricted stock generally may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the period of restriction applicable to such shares. During the period of restriction, participants holding shares of restricted stock granted under the 2015 Plan generally may exercise full voting rights with respect to those shares. However, during the period of restriction, participants holding shares of restricted stock generally will not be entitled to receive dividends and other distributions paid with respect to such shares. If the Administrator provides that dividends and distributions will be received and any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions and forfeitability as the original award.
Restricted Stock Units
Restricted stock units represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each award of restricted stock units will be evidenced by an award agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of restricted stock units.
The Administrator will set vesting criteria that, depending on the extent to which the criteria are met, will determine the number of restricted stock units paid out to the participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service), or any other basis determined by the Administrator. Restricted stock units will result in a payment to a participant only if the applicable vesting criteria are satisfied. The Administrator may reduce or waive any criteria that must be met to earn the restricted stock units. The Administrator may settle earned restricted stock units in cash, shares, or in a combination of both.
Stock Appreciation Rights
Stock appreciation rights give a participant the right to receive the appreciation in the fair market value of Company common stock between the grant date of the award and the exercise date. Each stock appreciation right grant will be evidenced by an award agreement that will specify the exercise price (which may not be less than the fair market value on the grant date), its expiration date, the conditions of exercise, and such other terms and conditions as the Administrator determines.
Upon exercise of a stock appreciation right, the participant will be entitled to receive a payment from the Company equal to: (i) the difference between the fair market value on the exercise date and the exercise price; multiplied by (ii) the number of shares with respect to which the stock appreciation right is exercised. Payment upon stock appreciation right exercise may be made in cash, in shares of equivalent value, or any combination of cash and shares
A stock appreciation right granted under the 2015 Plan will expire upon the date determined by the Administrator in its sole discretion and set forth in the award agreement, but will not be greater than seven years. The stock appreciation right exercise period may be extended under certain limited circumstances in the event that exercising a stock appreciation right prior to its expiration is not permitted because of applicable laws (other than the rules of any stock exchange or quotation system), as set forth in the 2015 Plan.
Performance Units and Performance Shares
Each award of performance stock units/shares will be evidenced by an award agreement that will specify the time period during which the performance objectives or other vesting provisions will be measured, and other material terms of the award.
Each performance unit will have an initial value established by the Administrator on or before the grant date. Each performance share will have an initial value equal to the fair market value of a share on the grant date.
The Administrator will set performance objectives or other vesting provisions, which may determine the number or value of performance stock units/shares paid out. The Administrator may set performance objectives based upon the achievement of Company-

wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator.
After an applicable performance period has ended, the holder of performance stock units/shares will be entitled to receive a payout of the number of performance stock units/shares earned by the participant over the performance period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such performance unit/share. Payment with respect to earned performance stock units/shares may be made in cash, in shares of equivalent value, or any combination of cash and shares with the determination of form of payment made by the Administrator.
Performance Awards
Each performance award will be evidenced by an award agreement that will specify the performance period, and material terms of the award. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator. The Administrator will establish each performance award’s target and maximum payout values on or before the grant date. The Administrator will set performance objectives or other vesting provisions, which will determine the value of performance awards payouts. Performance awards payments will be made in cash, in shares of equivalent value, or any combination of cash and shares with the determination of form of payment made by the Administrator.
Performance Goals
The granting and/or vesting of awards of restricted stock, restricted stock units, performance shares, performance units, performance awards, and other incentives under the 2015 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) and may provide for a targeted level or levels of achievement, including: cash flow (including operating cash flow or free cash flow), revenue (on an absolute basis or adjusted for currency effects), gross margin, operating expenses or operating expenses as a percentage of revenue, earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or EBITDA), earnings per share, stock price, return on equity, total stockholder return, growth in stockholder value relative to the moving average of the S&P 500 Index, or another index, return on capital, return on assets or net assets, return on investment, economic value added, operating income or net operating income, operating margin, market share, overhead or other expense reduction, credit rating, objective customer indicators, improvements in productivity, attainment of objective operating goals, objective employee metrics, return ratios, objective qualitative milestones, or other objective financial or other metrics relating to the progress of the Company or any Company subsidiary, division or department. Any performance goals may be used to measure the performance of the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and may be measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB”) or which may be adjusted when established to either exclude any items otherwise includable under GAAP or under IASB principles or include any items otherwise excludable under GAAP or under IASB principles. The performance goals may differ from participant to participant and from award to award.
To the extent desired to comply with the performance-based compensation provisions of Section 162(m), with respect to any award granted subject to performance goals, and within the first 25% of the performance period and no more than 90 days following the commencement of the performance period (or such other time required or permitted by Section 162(m)), the Administrator will, in writing: (i) designate one or more participants to whom an award will be made; (ii) select the performance goals applicable to the performance period; (iii) establish the performance goals, and amounts or methods of computation of the awards which may be earned for the performance period; and (iv) specify the relationship between performance goals and the amounts or methods of computation of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.
Transferability of Awards
Awards granted under the 2015 Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Administrator makes an award transferable, the award will be limited by any additional terms and conditions imposed by the Administrator.
Change in Control
The 2015 Plan provides that, in the event of a Change in Control (as defined in the 2015 Plan) or a merger of the Company with or into another corporation or other entity occurs, each outstanding award will be treated as the Administrator determines, including that such award be continued by the successor corporation or a parent or subsidiary of the successor corporation. The Administrator will not be required to treat all awards similarly in the transaction.
If there is no continuation of outstanding awards, the awards will fully vest, all restrictions on outstanding restricted stock and restricted stock units will lapse, and, for all of a participant’s outstanding awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at target levels and all other terms and conditions met. The Administrator will provide notice to the participant that he or she has the right to exercise the option and stock appreciation right as to all of the shares subject to the award for a certain period of time before the award terminates. If the service of an outside director is terminated in connection with, on or following a Change in Control, his or her options, stock appreciation rights, and restricted stock units, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock will lapse and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at target levels, and all other terms and conditions met.
Forfeiture Events
All awards granted under the 2015 Plan will be subject to recoupment under our clawback policy, as may be amended from time to time. In addition, the Administrator may provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events. In the event of any accounting restatement, the recipient of an award may be required to repay a portion of the proceeds received in connection with the settlement of an award earned or accrued under certain circumstances.
Termination or Amendment
The 2015 Plan will continue in effect for a term of 10 years from the date the 2015 Plan is approved by the Company’s stockholders, unless terminated earlier by the Administrator. No amendment, alteration, suspension or termination of the 2015 Plan or an award under it will materially impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2015 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options
A participant recognizes no taxable income for federal income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option generally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, the Company will not be entitled to the applicable deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the federal income tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Nonstatutory Stock Options
Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.
Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Stock Appreciation Rights
In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Performance Shares, Performance Units, and Performance Awards
A participant generally will recognize no income upon the grant of a performance share, a performance unit, or a performance award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A
Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2015 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section

409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for the Company
The Company generally will be entitled to a tax deduction in connection with an award under the 2015 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include (among others) stockholder approval of the 2015 Plan and its material terms, setting limits on the number of awards that any individual may receive, and establishing performance criteria that must be met before the award actually will vest or be paid. The 2015 Plan has been designed to permit (but not require) the Administrator to grant awards that are intended to qualify as performance-based for purposes of satisfying the conditions of Section 162(m).
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2015 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
Number of Awards Granted to Employees, Consultants, and Directors
The number of awards that an employee, director or consultant may receive under the 2015 Plan is partially in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of common stock subject to options granted under the 2005 Plan during the last fiscal year, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares issued pursuant to restricted stock and/or deferred stock units issued under the 2005 Plan during the last fiscal year, and (iv) the dollar value of such shares or units for full-value awards based on $26.05 per share, the closing price of a share of our common stock on December 31, 2014.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Shares subject to Full-Value Awards	Dollar Value of Shares subject to Full-Value Awards
Mark B. Dunkerley President and Chief Executive Officer	—	N/A	146,392	$3,813,512
Scott E. Topping Executive Vice President, Chief Financial Officer and Treasurer	—	N/A	34,204	$891,014
Peter R. Ingram Executive Vice President and Chief Commercial Officer	—	N/A	53,750	$1,400,188
Ron Anderson-Lehman Executive Vice President and Chief Administrative Officer	—	N/A	53,750	$1,400,188
Sean E. Menke Executive Vice President and Chief Operating Officer	—	N/A	39,882	$1,038,926
All executive officers, as a group	—	N/A	489,916	$12,762,312
All directors who are not executive officers, as a group	10,000	$7.96	50,006	$1,302,656
All employees who are not executive officers, as a group	—	N/A	—	N/A

Vote Required and Board’s Recommendation
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the 2015 Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. Unless marked to the contrary, proxies received will be voted "FOR" approval of the 2015 Plan and its material terms.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE 2015 PLAN.

PROPOSAL NO. 4: NON-BINDING VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we may communicate directly with stockholders to better understand the concerns that influenced the vote, but in all events we will consider our stockholders’ concerns and will share them with the Compensation Committee which will evaluate whether any actions are necessary to address those concerns.
See “Executive Compensation” section for more information regarding our 2014 executive compensation program. Our Compensation Committee, assisted by its independent compensation consultant, Frederic W. Cook & Co., stays informed of developing executive compensation best practices and strives to implement them.
We believe that the information provided within the Executive Compensation section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

OTHER MATTERS
We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. To date, we have not received any stockholder proposals. However, if any other matters are properly presented to the stockholders for action, it is the intention of the proxyholders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons are also required to provide us with copies of all such reports filed with the SEC. Based solely upon the information supplied to us by these persons, we are required to report any known failure to file these reports within the specified period. To our knowledge, based solely upon a review of the Section 16(a) reports furnished to us and the written representations of these reporting persons, these persons complied with all filing requirements in a timely fashion for fiscal year 2014, except for transactions that should have been reported on Form 4 by February 11, 2014 for Peter R. Ingram, Barbara Falvey, Charles R. Nardello, Glenn G. Taniguchi, Scott E. Topping and Hoyt H. Zia which were actually reported on February 12, 2014.
STOCKHOLDER PROPOSALS
Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting proxy statement must submit their proposals so that they are received at our principal executive offices no later than the close of business on December 12, 2015. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
In order to be properly brought before the 2016 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present (other than a matter brought pursuant to SEC Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of the Company at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the 2015 Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Amended By-Laws (and not pursuant to the SEC Rule 14a-8) must be received no later than the close of business on February 21, 2016, and no earlier than the close of business on January 22, 2016, unless our annual meeting date occurs more than 30 days before or more than 70 days after May 21, 2016. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.
To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Amended By-Laws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Amended By-Laws and SEC requirements. We will not consider any proposal or nomination that does not meet the Amended By-Laws and SEC requirements for submitting a proposal or nomination.
AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT
Pursuant to new SEC rules, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Copies of this Proxy Statement and our 2014 Annual Report to Stockholders which includes financial statements for the year ended December 31, 2014, as well as other information about our activities, are available at http://www.astproxyportal.com/ast/17758. The 2014 Annual Report to Stockholders is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.
A COPY OF THIS PROXY STATEMENT AND THE FORM 10-K ANNUAL REPORT (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2014, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO HAWAIIAN HOLDINGS, INC., ATTENTION: HOYT H. ZIA, 3375 KOAPAKA STREET, SUITE G-350, HONOLULU, HI 96819.

APPENDIX A
HAWAIIAN HOLDINGS, INC.
2015 STOCK INCENTIVE PLAN
1.Purposes of the Plan.
The purposes of this Plan are to attract and retain personnel for positions with the Company, to provide additional incentive to Employees, Directors, and Consultants (collectively, “Service Providers”), and to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options to Employees and the grant of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units, and Performance Awards to any Service Provider.
2.Shares Subject to the Plan.
(a)Allocation of Shares to Plan. The maximum aggregate number of Shares that may be issued under the Plan is:
(i)5,700,000 Shares, plus
(ii)any Shares subject to outstanding awards granted under the Company’s 2005 Stock Incentive Plan (the “Existing Plan”) that, after the Plan is effective, expire or otherwise terminate without having been exercised in full, are cancelled without delivery of Shares or are settled in cash, and any Shares issued under awards granted under the Existing Plan that, after the Plan is effective, are forfeited to the Company or repurchased by the Company due to a failure to vest; provided, however, that to the extent that a Share that was subject to a full-value award under the Existing Plan that counted as 1.37 Shares against the Existing Plan share reserve when issued is recycled back into the Plan, the Plan shall be credited with 1.37 Shares, plus
(iii)any additional Shares that become available for issuance under the Plan under Section 2(c).
The maximum number of Shares that may be added to the Plan from the Existing Plan pursuant to Section 2(a)(ii) above is equal to approximately 2,258,000 Shares.
The Shares may be authorized but unissued Common Stock or Common Stock issued and then reacquired by the Company.
(b)Share Counting. Any Shares subject to Options or Stock Appreciation Rights shall be counted against the numerical limits of Section 2(a) as one Share for every Share subject thereto. Any Shares subject to Full-Value Awards with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of Section 2(a) as 1.37 Shares for every 1 Share subject thereto.
(c)Lapsed Awards.
(i)Options and Stock Appreciation Rights. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is surrendered under an Exchange Program, the unissued Shares subject to the Option or Stock Appreciation Right will become available for future issuance under the Plan.
(ii)Stock Appreciation Rights. All Shares subject to a Stock Appreciation Right (i.e., the gross Shares) will cease to be available under the Plan when a Stock Appreciation Right is exercised.
(iii)Full-Value Awards. Shares issued pursuant to Full-Value Awards that are repurchased by the Company due to a failure to vest or are forfeited to the Company and any Shares subject to Full-Value Awards that terminate or are cancelled without delivery of Shares, will become available for future issuance under the Plan. To the extent that a Share that was subject to an Award that counted as 1.37 Shares against the Plan Share reserve pursuant to Section 2(b) is recycled back into the Plan, the Plan shall be credited with 1.37 Shares.

(iv)Withheld Shares. Shares used to pay the Exercise Price of an Award or to satisfy tax withholding obligations related to an Award will not become available for future issuance under the Plan.
(v)Cash-Settled Awards. If any portion of an Award under the Plan is paid to a Participant in cash rather than Shares, that cash payment will not reduce the number of Shares available for issuance under the Plan.
(d)Incentive Stock Options. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 200% of the aggregate Share number stated in Sections 2(a)(i) and 2(a)(ii) plus, to the extent allowable under Code Section 422, any Shares that become available for issuance under the Plan under Sections 2(c).
(e)Adjustment. The numbers provided in Sections 2(a), 2(b), 2(c)(iii), 2(d), and 3(c)(i) will be adjusted as a result of changes in capitalization referred to in Section 13.
(f)Substitute Awards. If the Committee grants Awards in substitution for stock compensation awards outstanding under a plan maintained by an entity acquired by or consolidated with the Company, the grant of those substitute Awards will not decrease the number of Shares available for issuance under the Plan.
3.Administration of the Plan.
(a)Procedure.
(i)General. The Plan will be administered by the Board or a Committee of the Board constituted to satisfy Applicable Laws (the “Administrator”). Different Administrators may administer the Plan with respect to different groups of Service Providers. The Board may retain the authority to concurrently administer the Plan with a Committee and may revoke the delegation of some or all authority previously delegated.
(ii)Further Delegation. To the extent permitted by Applicable Laws, the Board or a Committee may delegate to 1 or more Officers the authority to grant Options, Stock Appreciation Rights, and other Awards except Restricted Stock to Employees of the Company or any of its Subsidiaries who are not Officers, provided that the delegation must specify any limitations on the authority, including the total number of Shares that may be subject to the Awards granted by such Officer(s). Such delegation may be revoked. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Board or a Committee made up solely of Directors, unless the resolutions delegating the authority permit the Officer(s) to use a different form of Award Agreement approved by the Board or a Committee made up solely of Directors. The Board or a Committee may delegate to an Officer who is also a Director the authority to grant Restricted Stock, but such authority will be delegated to such individual in his or her capacity as a Director.
(iii)Section 162(m). Unless an Award is granted and administered solely by a Committee of 2 or more “outside directors” within the meaning of Code Section 162(m), it will not qualify as “performance-based compensation” within the meaning of Code Section 162(m).
(b)Powers of the Administrator. Subject to the Plan, any limitations on delegations specified by the Board, and Applicable Laws, the Administrator will have the authority, in its sole discretion to make any determinations deemed necessary or advisable to administer the Plan including:
(i)to determine the Fair Market Value;
(ii)to approve forms of Award Agreements for use under the Plan;
(iii)to select the Service Providers to whom Awards may be granted and grant Awards to such Service Providers;
(iv)to determine the number of Shares to be covered by each Award granted;
(v)to determine the terms and conditions, not inconsistent with the Plan, of any Award granted. Such terms and conditions may include, but are not limited to, the Exercise Price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating to an Award;

(vi)to institute and determine the terms and conditions of an Exchange Program, provided that the Administrator shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company;
(vii)to interpret the Plan and make any decisions necessary to administer the Plan;
(viii)to establish, amend and rescind rules relating to the Plan, including rules relating to sub-plans established to satisfy laws of jurisdictions other than the United States or to qualify Awards for favorable tax treatment under laws of jurisdictions other than the United States;
(ix)to interpret, modify or amend each Award (subject to Section 18), including extending the Expiration Date and the post-termination exercisability period of such modified or amended Awards;
(x)to allow Participants to satisfy tax withholding obligations in any manner permitted by Section 15;
(xi)to delegate ministerial duties to any of the Company's employees;
(xii)to authorize any person to take any steps and execute, on behalf of the Company, any documents required for an Award previously granted by the Administrator to be effective; and
(xiii)to allow Participants to defer the receipt of the payment of cash or the delivery of Shares otherwise due to any such Participants under an Award.
(c)Award Limitations.
(i)Annual Limits. The following maximums are imposed under the Plan with respect to each Fiscal Year: (w) the maximum number of Shares subject to Full-Value Awards granted to any Participant (other than an Outside Director) in any Fiscal Year shall not exceed 1,500,000 Shares (increased to 3,000,000 Shares in the Fiscal Year in which any Participant (other than an Outside Director) first becomes a Service Provider), (x) the maximum number of Shares subject to Awards that are not Full-Value Awards granted to any Participant (other than an Outside Director) in any Fiscal Year shall not exceed 1,500,000 Shares (increased to 3,000,000 Shares in the Fiscal Year in which any Participant (other than an Outside Director) first becomes a Service Provider),(y) the maximum number of Shares that may be granted as stock-settled Awards to any Outside Director in any Fiscal Year shall not exceed 250,000 Shares, and (z) the maximum amount of cash or cash payments that may be granted as cash-settled Awards to any Participant in any Fiscal Year shall not exceed $1,000,000.
(ii)Minimum Vesting Requirements. Except as specified otherwise in Section 3(c)(iii), Awards will vest in full no earlier (except if accelerated pursuant to a Change in Control or certain terminations of status after a Change in Control, a Participant’s death, or a Participant’s Disability) than the 1-year anniversary of the Grant Date.
(iii)Exception to Minimum Vesting Requirements.
(iv)Awards that result in issuing up to 5% of the maximum aggregate number of shares of Stock authorized for issuance under the Plan (the “5% Limit”) may be granted to any one or more Employees or Outside Directors without respect to the minimum vesting requirements set forth in Section 3(c)(ii).
(v)All Awards that have their vesting discretionarily accelerated, other than pursuant to (A) a Change in Control or certain terminations of status as a Service Provider after a Change in Control (B) a Participant's death, or (C) a Participant's Disability, are subject to the 5% Limit.
(vi)Notwithstanding the foregoing, the Administrator may accelerate the vesting of Awards such that the Award minimum vesting requirements set forth in Section 3(c)(ii) are still satisfied, without such vesting acceleration counting toward the 5% Limit.
(vii)The 5% Limit applies in the aggregate to Award grants that do not satisfy minimum vesting requirements set forth in Section 3(c)(ii) and to the discretionary vesting acceleration of Awards as specified in Section 3(c)(iii)(2) hereof.

(d)Termination of Status.
(i)Unless a Participant is on a leave of absence approved by the Company as set forth in Section 10, the Participant’s status as a Service Provider will end at midnight at the end of the last day in the primary work location in which the Participant actively provides services for a member of the Company Group (the “Termination of Status Date”). The Administrator has the sole discretion to determine the date on which a Participant stops actively providing services and whether a Participant may still be considered to be providing services while on a leave of absence and the Administrator may delegate this decision, other than with respect to Officers, to the Company’s senior human resources officer.
(ii)This termination of status as a Service Provider will occur regardless of the reason for such termination even if the termination is later found to be invalid, in breach of employment laws in the jurisdiction where Participant is providing services, or in violation of the terms of Participant’s employment or service agreement, if any such agreement exists.
(iii)Unless otherwise expressly provided in an Award Agreement or otherwise determined by the Administrator, a Participant’s right to vest in any Award under the Plan will cease as of the Termination of Status Date and will not be extended by any notice period, whether arising under contract, statute or common law, including any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is providing services.
(e)Grant Date. The grant date of an Award (“Grant Date”) will be the date that the Administrator makes the determination granting such Award, or may be a later date if such later date is designated by the Administrator on the date of the determination or under an automatic grant policy. Notice of the determination will be provided to each Participant within a reasonable time after the Grant Date.
(f)Waiver. The Administrator may waive any terms, conditions or restrictions.
(g)Fractional Shares. Except as otherwise provided by the Administrator, any fractional Shares that result from the adjustment of Awards will be canceled. Any fractional Shares that result from vesting percentages will be accumulated and vested on the date that an accumulated full Share is vested.
(h)Electronic Delivery. The Company may deliver by e-mail or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company or another member of the Company Group) all documents relating to the Plan or any Award and all other documents that the Company is required to deliver to its security holders (including prospectuses, annual reports and proxy statements).
(i)Choice of Law; Choice of Forum. The Plan, all Awards and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under this Plan, a Participant’s acceptance of an Award is his or her consent to the jurisdiction of the State of Delaware, and agree that any such litigation will be conducted in Delaware Court of Chancery, or the federal courts for the United States for the District of Delaware, and no other courts, regardless of where a Participant’s services are performed.
(j)Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.
4.Stock Options.
(a)Stock Option Award Agreement. Each Option will be evidenced by an Award Agreement that will specify the number of Shares subject to the Option, its per share exercise price (“Exercise Price”), its Expiration Date, and such other terms and conditions as the Administrator determines, subject to the terms of the Plan. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. An Option not designated as an Incentive Stock Option is a Nonstatutory Stock Option.
(b)Exercise Price. The Exercise Price for the Shares to be issued upon exercise of an Option will be determined by the Administrator.

(c)Form of Consideration. The Administrator will determine the acceptable forms of consideration for exercising an Option and those forms of consideration will be described in the Award Agreement. The consideration may consist of any combination of the following, to the extent permitted by Applicable Laws:
(i)cash;
(ii)check;
(iii)promissory note;
(iv)other Shares, provided that such Shares have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option will be exercised. To the extent not prohibited by the Administrator, this shall include the ability to tender Shares to exercise the Option and then use the Shares received on exercise to exercise the Option with respect to additional Shares;
(v)consideration received by the Company under a cashless exercise arrangement (whether through a broker or otherwise) implemented by the Company for the exercise of Options;
(vi)consideration received by the Company under a net exercise program under which Shares are withheld from otherwise deliverable Shares; and
(vii)any other consideration or method of payment to issue Shares (provided that other forms of considerations may only be approved by the Board or a Committee of Directors).
(d)Incentive Stock Option Limitations.
(i)The Exercise Price of an Incentive Stock Option may not be less than 100% of the Fair Market Value on the Grant Date.
(ii)To the extent that the aggregate Fair Market Value of the Shares with respect to which incentive stock options under Code Section 422(b) are exercisable for the first time by a Participant during any calendar year (under all plans and agreements of the Company Group) exceeds $100,000, the Options whose value exceeds $100,000 will be treated as Nonstatutory Stock Options. Incentive stock options will be considered in the order in which they were granted. For this purpose the Fair Market Value of the Shares subject to an Option will be determined as of the Grant Date of each Option.
(iii)The Expiration Date of an Incentive Stock Option will be the day prior to the 10th anniversary of the Grant Date or any shorter period provided in the Award Agreement, subject to clause (iv) below.
(iv)The following rules apply to Incentive Stock Options granted to Participants who own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary:
(1)the Expiration Date of the Incentive Stock Option may not be after the day prior to the 5th anniversary of the Grant Date; and
(2)the Exercise Price may not be less than 110% of the Fair Market Value on the Grant Date.
If an Option is designated in the Administrator action that granted it as an incentive stock option but the terms of the Option do not comply with Sections 4(d)(iv)(1) and 4(d)(iv)(2), then the Option will not qualify as an Incentive Stock Option.
(e)Exercise of Option. An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. An Option may not be exercised for a fraction of a

Share. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for purchase under the Option, by the number of Shares as to which the Option is exercised.
(f)Expiration of Options. Subject to Section 4(d)(iv)(1), an Option granted under the Plan will expire upon the date determined by the Administrator and set forth in the Award Agreement, provided that such date shall be no later than the day prior to the seventh anniversary of the Grant Date of the Option.
(g)Tolling of Expiration. If exercising an Option prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Option will remain exercisable until 30 days after the first date on which exercise would no longer be prevented by such provisions. If this would result in the Option remaining exercisable past its Expiration Date, then it will remain exercisable only until the end of the later of (x) the 30th day after which its exercise would not be prevented by Section 19(a) and (y) its Expiration Date.
5.Restricted Stock.
(a)Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator determines subject to the terms of the Plan. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held in escrow until the end of the Period of Restriction applicable to such Shares. All grants of Restricted Stock and interpretative decisions about Restricted Stock may only be made by the Administrator.
(b)Restrictions:
(i)Except as provided in this Section 5 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the Period of Restriction applicable to such Shares.
(ii)During the Period of Restriction, Service Providers holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(iii)During the Period of Restriction, Service Providers holding Shares of Restricted Stock will not be entitled to receive dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If the Administrator provides that dividends and distributions will be received and any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid and, unless the Administrator determines otherwise, the Company will hold such Shares until the restrictions on the Shares of Restricted Stock with respect to which they were paid have lapsed.
(iv)Except as otherwise provided in this Section 5 or an Award Agreement, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan will be released from escrow when practicable after the last day of the applicable Period of Restriction.
(v)The Administrator may impose, prior to grant, or remove any restrictions on Shares of Restricted Stock.
6.Restricted Stock Units.
(a)Restricted Stock Unit Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.
(b)Vesting Criteria and Other Terms. Subject to the terms of the Plan, the Administrator will set vesting criteria that, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (that may include continued employment or service), or any other basis determined by the Administrator in its sole discretion.

(c)Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will have earned the Restricted Stock Units and will be paid as determined in Section 6(d). The Administrator may reduce or waive any criteria that must be met to earn the Restricted Stock Units.
(d)Form and Timing of Payment. Payment of earned Restricted Stock Units will be made when practicable after the date set forth in the Award Agreement and determined by the Administrator, subject to the terms of the Plan. The Administrator may settle earned Restricted Stock Units in cash, Shares, or a combination of both.
7.Stock Appreciation Rights.
(a)Stock Appreciation Right Award Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the Exercise Price, its Expiration Date, the conditions of exercise, and such other terms and conditions as the Administrator determines, subject to the terms of the Plan.
(b)Payment of Stock Appreciation Right Amount. When a Participant exercises a Stock Appreciation Right, he or she will be entitled to receive a payment from the Company equal to:
(i)the difference between the Fair Market Value on the date of exercise and the Exercise Price; multiplied by
(ii)the number of Shares with respect to which the Stock Appreciation Right is exercised.
Payment upon Stock Appreciation Right exercise may be made in cash, in Shares of equivalent value, or any combination of cash and Shares with the determination of form of payment made by the Administrator. Shares issued upon exercise of a Stock Appreciation Right will be issued in the name of the Participant. Until Shares are issued (as evidenced by the entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to a Stock Appreciation Right, notwithstanding the exercise of the Stock Appreciation Right. The Company will issue (or cause to be issued) such Shares promptly after the Stock Appreciation Right is exercised. A Stock Appreciation Right may not be exercised for a fraction of a Share. Exercising a Stock Appreciation Right in any manner will decrease the number of Shares thereafter available, both for the Plan and for purchase under the Stock Appreciation Right, by the number of Shares as to which the Stock Appreciation Right is exercised.
(c)Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator in its sole discretion and set forth in the Award Agreement, provided that such date shall be no later than the day prior to the seventh anniversary of the Grant Date of the Stock Appreciation Right .
(d)Tolling of Expiration. If exercising an Stock Appreciation Right prior to its expiration is not permitted because of Applicable Laws, other than the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, the Stock Appreciation Right will remain exercisable until 30 days after the first date on which exercise would no longer be prevented by such provisions. If this would result in the Stock Appreciation Right remaining exercisable past its Expiration Date, then it will remain exercisable only until the end of the later of (x) the 30th day after which its exercise would not be prevented by Section 19(a) and (y) its Expiration Date.
8.Performance Stock Units and Performance Shares.
(a)Award Agreement. Each Award of Performance Stock Units/Shares will be evidenced by an Award Agreement that will specify the time period during which the performance objectives or other vesting provisions will be measured (“Performance Period”), and material terms of the Award. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator.
(b)Value of Performance Stock Units/Shares. Each Performance Stock Unit/Share will have an initial value established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

(c)Performance Objectives and Other Terms. Subject to the terms of the Plan, the Administrator will set performance objectives or other vesting provisions (that may include continued employment or service). These objectives or vesting provisions may determine the number or value of Performance Stock Units/Shares paid out.
(d)Earning of Performance Stock Units/Shares. After an applicable Performance Period has ended, the holder of Performance Stock Units/Shares will be entitled to receive a payout of the number of Performance Stock Units/Shares earned by the Participant over the Performance Period. The Administrator may reduce or waive any performance objectives or other vesting provisions for such Performance Stock Unit/Share.
(e)Payment of Performance Stock Units/Shares. Payment of earned Performance Stock Units/Shares will be made when practicable after the end of the applicable Performance Period. Payment with respect to earned Performance Stock Units/Shares may be made in cash, in Shares of equivalent value, or any combination of cash and Shares with the determination of form of payment made by the Administrator.
9.Performance Awards.
(a)Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the Performance Period and material terms of the Award. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service) or any other basis determined by the Administrator.
(b)Value of Performance Awards. Each Performance Award’s target and maximum payout values will be established by the Administrator on or before the Grant Date.
(c)Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (that may include continued employment or service), subject to the terms of the Plan. These objectives or vesting provisions will determine the value of Performance Awards Payouts.
(d)Payment of Performance Awards. Payment of earned Performance Awards will be made when practicable after the end of the applicable Performance Period. Payment with respect to earned Performance Awards will be made in cash, in Shares of equivalent value, or any combination of cash and Shares with the determination of form of payment made by the Administrator at the time of payment.
10.Performance-Based Awards.
(a)Purpose. The purpose of this Section 10 is to provide the Administrator the ability to qualify Awards (other than Options and Stock Appreciation Rights) that are granted pursuant to the Plan as qualified performance-based compensation under Section 162(m) of the Code. If the Administrator, in its discretion, decides to grant a Performance-Based Award subject to Performance Goals to a Service Provider who would be considered a “covered employee” within the meaning of Section 162(m) of the Code (hereinafter, a “Covered Employee”), the provisions of this Section 10 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards to such Covered Employees that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 10.
(b)Applicability. This Section 10 will apply to those Covered Employees who are selected by the Administrator to receive any Award subject to Performance Goals. The designation of a Covered Employee as being subject to Section 162(m) of the Code will not in any manner entitle the Covered Employee to receive an Award under the Plan. Moreover, designation of a Covered Employee subject to Section 162(m) of the Code for a particular Performance Period will not require designation of such Covered Employee in any subsequent Performance Period and designation of one Covered Employee will not require designation of any other Covered Employee in such period or in any other period.
(c)Procedures with Respect to Performance Based Awards. To the extent desirable to comply with the performance-based compensation requirements of Code Section 162(m), with respect to any Award granted subject to Performance Goals, no later than the Determination Date, the Administrator will, in writing, (i) designate one or more Participants who are Covered Employees, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts or methods of computation of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.
(d)Payment of Performance Based Awards. Unless otherwise provided in the applicable Award Agreement, a Covered Employee must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Covered Employee. Furthermore, a Covered Employee will be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved, unless otherwise permitted by Section 162(m) of the Code and determined by the Administrator.
(e)Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute qualified performance based compensation under Code Section 162(m) be subject to any additional limitations set forth in the Code (including any amendment to Code Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Code Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.
11.Leaves of Absence/Transfer Between Locations/Change of Status.
(a)General. Unless otherwise provided by the Administrator, a Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or other member of the Company Group employing such Employee or (ii) any transfer between locations of the Company or other members of the Company Group.
(b)Vesting. Unless a leave policy approved by the Administrator provides otherwise or it is otherwise required by Applicable Law, vesting of Awards granted under the Plan will continue only for Participants on an approved leave of absence.
(c)Incentive Stock Option Status. If a leave of absence exceeds 3 months and reemployment upon expiration of such leave is not guaranteed by statute or contract, then 3 months following the 1st day of such leave a Participant will not be treated as an employee for incentive stock option purposes. If reemployment upon expiration of a leave of absence approved by the Company or other member of the Company Group employing such Employee is not guaranteed by statute or contract, then 6 months following the 1st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
(d)Protected Leaves.
(i)Any leave of absence by a Participant will be subject to any Applicable Laws that apply to leaves of absence.
(ii)For a Participant on a military leave, if required by Applicable Laws, vesting will continue for the longest period that vesting continues under any other statutory or company-approved leave of absence. When a Participant returns from military leave (under conditions that would entitle him or her to such protection under the Uniformed Services Employment and Reemployment Rights Act), the Participant will be given vesting credit to the same extent as if the Participant had continued to provide services to the Company or other member of the Company Group, as applicable, through the military leave.
(e)Changes in Status. If a Participant who is an Employee has a reduction in hours worked, the Administrator may unilaterally:
(i)make a corresponding reduction in the number of Shares or cash amount subject to any portion of an Award that is scheduled to vest or become payable after the date of such extend leave or reduction in hours; and
(ii)in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award.
If any such reduction occurs, the Participant will have no right to any portion of the Award that is reduced or extended.
(f)Determinations. The effect of a Company-approved leave of absence, a transfer, or a Participant’s reduction in hours of employment or service on the vesting of an Award shall be determined, under policies reviewed by the Administrator, by the Company’s senior human resources officer or other person performing that function or, with respect to Directors or Officers by the Compensation Committee of the Board, and any such determination will be final.
12.Transferability of Awards.
(a)General Rule. Unless determined otherwise by the Administrator, or otherwise required by Applicable Laws, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, the Award will be limited by any additional terms and conditions imposed by the Administrator. Any unauthorized transfer of an Award will be void.
(b)Domestic Relations Orders. If approved by the Administrator, an Award may be transferred under a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). An Incentive Stock Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(c)Limited Transfers for the Benefit of Family Members. The Administrator may permit an Award or Share issued under this Plan to be assigned or transferred subject to the applicable limitations, set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act, if applicable, and any other Applicable Laws.
(d)Permitted Transferees. Any individual or entity to whom an Award is transferred will be subject to all of the terms and conditions applicable to the Participant who transferred the Award, including the terms and conditions in this Plan and the Award Agreement. If an Award is unvested then the service of the Participant will continue to determine whether the Award will vest and any Expiration Date.
13.Adjustments; Dissolution or Liquidation.
(a)Adjustments. If any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) affecting the Shares occurs (including, without limitation, a Change in Control), the Administrator, to prevent diminution or enlargement of the benefits or potential benefits intended to be provided under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Award, and the numerical Share limits in Section 2 in such a manner as it deems equitable; provided, however, in each case, that no adjustment shall be made that would cause the Plan to violate Section 422(b)(1) of the Code with respect to Incentive Stock Options or that would adversely affect the status of a Performance-Based Award as “performance-based compensation” under Code Section 162(m), unless such adverse effect is intended by the Administrator. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of shares or other securities of the Company will not be treated as an event that will require adjustment.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant when practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
14.Change in Control
(a)If a Change in Control or a merger of the Company with or into another corporation or other entity occurs, each outstanding Award will be treated as the Administrator determines, including, without limitation, that such Award be continued by the successor corporation or a Parent or Subsidiary of the successor corporation.
(b)The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award. The Administrator will not be required to treat all Awards similarly in the transaction.
(c)Continuation. An Award will be considered continued if, following the Change in Control or merger:

(i)the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration received by the holders of a majority of the outstanding Shares); provided, however, that if the consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercising an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Stock Unit, Performance Share or Performance Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control; or
(ii)the Award is terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction. Any such cash or property may be subjected to any escrow applicable to holder of Common Stock in the Change of Control. If as of the date of the occurrence of the transaction the Administrator determines that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The amount of cash or property can be subjected to vesting and paid to the Participant over the original vesting schedule of the Award.
(iii)Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not invalidate an otherwise valid Award assumption.
(d)The Administrator will have authority to modify Awards in connection with a Change in Control:
(i)in a manner that causes them to lose their tax-preferred status;
(ii)to terminate any right a Participant has to exercise an Option prior to vesting in the Shares subject to the Option (i.e., “early exercise”), so that following the closing of the transaction the Option may only be exercised to the extent it is vested;
(iii)to reduce the Exercise Price subject to the Award in a manner that is disproportionate to the increase in the number of Shares subject to the Award, as long as the amount that would be received upon exercise of the Award immediately before and immediately following the closing of the transaction is equivalent and the adjustment complies with Treasury Regulation Section 1.409A-1(b)(v)(D); and
(iv)to suspend a Participant’s right to exercise an Option during a limited period of time preceding and or following the closing of the transaction without Participant consent if such suspension is administratively necessary or advisable to permit the closing of the transaction.
(e)Non-Continuation. If the successor corporation does not continue an Award (or some portion such Award), the Participant will fully vest in (and have the right to exercise) the then-unvested Shares subject to his or her outstanding Options and Stock Appreciation Rights, all restrictions on the Participant’s outstanding Restricted Stock and Restricted Stock Units will lapse, and, regarding all of Participant’s outstanding Awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at target levels and all other terms and conditions met. In no event will vesting an Award accelerate as to more than 100% of the Award. If Options or Stock Appreciation Rights are not continued if a Change in Control or a merger of the Company with or into another corporation or other entity occurs, the Administrator will notify the Participant in writing or electronically that the Participant’s vested Options or Stock Appreciation Rights (after considering the foregoing vesting acceleration, if any) will be exercisable for a period of time determined by the Administrator in its sole discretion and all of the Participant’s Options or Stock Appreciation Rights will terminate upon the expiration of such period (whether vested or unvested).
(f)Outside Director Awards. With respect to Awards granted to an Outside Director that are continued, if on the date of or following such continuation the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares not otherwise vested or exercisable, all restrictions on Restricted Stock and Restricted

Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be treated as achieved at 100% of target levels and all other terms and conditions met.
15.Tax Matters.
(a)Withholding Requirements. Prior to the delivery of any Shares or cash under an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company may deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any taxes (including the Participant’s social tax obligations) required to be withheld with respect to such Award (or exercise thereof).
(b)Withholding Arrangements. The Administrator, in its sole discretion and under such procedures as it may specify from time to time, may permit or may require a Participant to satisfy such tax withholding obligations, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash (including cash from the sale of Shares issued to Participant) or Shares having a fair market value equal to the minimum statutory amount required to be withheld (or such other rate as may be permitted by the Company from time to time), (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld, or (d) requiring the Participant to engage in a cashless exercise transaction (whether through a broker or otherwise) implemented by the Company in connection with the Plan. The fair market value of the Shares to be withheld or delivered will be determined as of the date the taxes must be withheld.
(c)Compliance With Code Section 409A. Except as otherwise determined by the Administrator, it is intended that Awards will be designed and operated so that they are either exempt from the application of, or comply with, the requirements of Code Section 409A so that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A and the Plan and each Award Agreement will be interpreted consistent with this intent. This Section 15(c) is not a guarantee to any Participant of the consequences of his or her Awards.
16.Other Terms.
(a)No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right regarding continuing the Participant’s relationship as a Service Provider with the Company or member of the Company Group, nor will they interfere with the Participant’s right, or the Participant’s employer’s right, to terminate such relationship with or without cause, to the extent permitted by Applicable Laws.
(b)Forfeiture Events.
(i)All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 16(b) is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will give a Participant the right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
(ii)The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of such Participant’s status as Service Provider for cause or any act by a Participant, whether before or after such Participant’s Termination Status Date that would constitute cause for termination of such Participant’s status as a Service Provider.
(iii)If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12 month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

17.Term of Plan.
Subject to Section 20, the Plan will become effective upon its approval by the Company’s stockholders in accordance with Section 20. It will continue in effect for a term of 10 years from the date the Plan is approved by the Company’s stockholders, unless terminated earlier under Section 18.
18.Amendment and Termination of the Plan.
(a)Amendment and Termination. The Board or Compensation Committee of the Board may amend, alter, suspend or terminate the Plan.
(b)Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Laws.
(c)Consent of Participants Generally Required. Subject to Section 18(d) below, no amendment, alteration, suspension or termination of the Plan or an Award under it will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it regarding Awards granted under the Plan prior to such termination.
(d)Exceptions to Consent Requirement.
(i)A Participant’s rights will not be deemed to have been impaired by any amendment, alteration, suspension or termination if the Administrator, in its sole discretion, determines that the amendment, alteration, suspension or termination taken as a whole, does not materially impair the Participant’s rights, and
(ii)Subject to any limitations of Applicable Laws, the Administrator may amend the terms of any one or more Awards without the affected Participant’s consent even if it does materially impair the Participant’s right if such amendment is done:
(1)in a manner permitted under the Plan;
(2)to maintain the qualified status of the Award as an Incentive Stock Option under Code Section 422;
(3)to change the terms of an Incentive Stock Option, if such change results in impairment of the Award only because it impairs the qualified status of the Award as an Incentive Stock Option under Code Section 422;
(4)to clarify the manner of exemption from, or to bring the Award into compliance with, Code Section 409A; or
(5)to comply with other Applicable Laws.
19.Conditions Upon Issuance of Shares.
(a)Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any Applicable Laws will relieve the Company of any liability regarding the failure to issue or sell such Shares as to which such authority, registration, qualification or rule compliance was not obtained and the Administrator reserves the authority, without the consent of a Participant, to terminate or cancel Awards with or without consideration in such a situation.
(b)Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant during any such exercise that the Shares are being purchased only for investment and with no present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)Failure to Accept Award. If a Participant has not accepted an Award or has not taken all administrative and other steps (e.g. setting up an account with a broker designated by the Company) necessary for the Company to issue Shares upon the vesting, exercise, or settlement of the Award prior to the 30th day after the Grant Date, then the Award will be cancelled on such date and the Shares subject to such Award immediately will revert to the Plan for no additional consideration unless otherwise provided by the Administrator.
20.Stockholder Approval.
The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
21.Definitions.
The following definitions are used in this Plan:
(a)“Applicable Laws” means the requirements relating to the administration of stock-based awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and, only to the extent applicable with respect to an Award or Awards, the tax, securities or exchange control laws of any jurisdictions other than the United States where Awards are, or will be, granted under the Plan. Reference to a section of an Applicable Law or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(b)“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock Units, Performance Shares, Performance Awards, or Performance-Based Awards.
(c)“Award Agreement” means the written or electronic agreement setting forth the terms applicable to an Award granted under the Plan. The Award Agreement is subject to the terms of the Plan.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” means the occurrence of any of the following events:
(i)A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for this subsection, the acquisition of additional stock by any one Person, who prior to such acquisition is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company, such event shall not be considered a Change in Control under this section 21(e)(i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or
(ii)A change in the effective control of the Company which occurs on the date a majority of members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the appointment or election. For this section 21(e)(ii), if any Person is in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for this Section 21(e)(iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets:

(1)a transfer to an entity controlled by the Company’s stockholders immediately after the transfer, or
(2)a transfer of assets by the Company to:
(a)a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock,
(b)an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company,
(c)a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or
(d)an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsections 21(e)(iii)(2)(A) to 21(e)(iii)(2)(C).
For this definition, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. For this definition, persons will be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
A transaction will not be a Change in Control:
(iv)unless the transaction qualifies as a change in control event within the meaning of Code Section 409A; or
(v)if its sole purpose is to (1) change the state of the Company’s incorporation, or (2) create a holding company owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f)“Code” means the Internal Revenue Code of 1986. Reference to a section of the Code or regulation related to that section shall include such section or regulation, any valid regulation issued under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board.
(h)“Common Stock” means the common stock, $0.01 par value, of the Company.
(i)“Company” means Hawaiian Holdings, Inc., a Delaware corporation, or any successor thereto.
(j)“Company Group” means the Company, any Parent or Subsidiary of the Company, and any entity that, from time to time and at the time of any determination, directly or indirectly, is in control of, is controlled by or is under common control with the Company.
(k)“Consultant” means any natural person engaged by a member of the Company Group to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital raising transaction, and (ii) do not directly promote or maintain a market for the Company's securities. A Consultant must be a person to whom the issuance of Shares registered on Form S-8 under the Securities Act is permitted.
(l)“Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.
(m)“Director” means a member of the Board.

(n)“Employee” means any person, including Officers and Directors, employed by the Company or any member of the Company Group. However, with respect to Incentive Stock Options, an Employee must be employed by the Company or any Parent or Subsidiary of the Company. Notwithstanding Stock Options granted to individuals not providing services to the Company or a Subsidiary of the Company should be carefully structured to comply with the payment timing rule of Section 409A. Neither service as a Director nor payment of a director’s fee by the Company will constitute “employment” by the Company.
(o)“Exchange Act” means the U.S. Securities Exchange Act of 1934.
(p)“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower Exercise Prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the Exercise Price of an outstanding Award is increased or reduced, subject to stockholder approval as set forth in Section 3(b)(vi). Subject to the terms of the Plan, the Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.
(q)“Expiration Date” means the last day on which an Option or Stock Appreciation Right may be exercised. Any exercise must be completed by 5:00 PM Hawaii Time on such date.
(r)“Fair Market Value” means, as of any date, the value of a Share, determined as follows:
(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by such source as the Administrator determines to be reliable;
(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date on the last Trading Day such bids and asks were reported), as reported by such source as the Administrator determines to be reliable; or
(iii)Absent an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend, holiday or other non-Trading Day, the Fair Market Value will be the price as determined under subsections (i) through (ii) above on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In addition, for purposes of determining the fair market value of Shares for any reason other than the determination of the Exercise Price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. Note that the determination of fair market value for purposes of tax withholding may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(s)“Fiscal Year” means the fiscal year of the Company.
(t)“Full-Value Awards” means all Awards other than Options and Stock Appreciation Rights.
(u)“Incentive Stock Option” means an Option that is intended to qualify and does qualify as an incentive stock option within the meaning of Code Section 422.
(v)“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(w)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(x)“Option” means a stock option granted under the Plan.

(y)“Outside Director” means a Director who is not an Employee.
(z)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).
(aa)“Participant” means the holder of an outstanding Award.
(ab)“Performance Award” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which will be settled for cash, Shares or other securities or a combination of the foregoing under Section 9.
(ac)“Performance-Based Award” means any Award that is subject to the terms and conditions set forth in Section 10. All Performance-Based Awards are intended to qualify as qualified performance-based compensation under Code Section 162(m).
(ad) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis, a per share basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings or EBITDA), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating income or net operating income, (xvi) operating margin, (xvii) market share, (xviii) overhead or other expense reduction, (xix) credit rating, (xx) objective customer indicators, (xxi) improvements in productivity, (xxii) attainment of objective operating goals, (xxiii) objective employee metrics, (xxiv) return ratios (xxv) objective qualitative milestones, or (xxvi) other objective financial or other metrics relating to the progress of the Company or to a Subsidiary, division or department thereof. Evaluation of performance may include or exclude events or items as specified by the Committee including, without limitation, the following unusual or nonrecurring events: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification 225-20 “Extraordinary and Unusual Items” and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses.
(ae)“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine under Section 8.
(af)“Performance Stock Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing under Section 8.
(ag)“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(ah)“Plan” means this 2015 Stock Incentive Plan.
(ai)“Restricted Stock” means Shares issued under a Restricted Stock Award under Section 5, or issued as a result of the early exercise of an Option.

(aj)“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted under Section 6. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(ak)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, in effect when discretion is being exercised with respect to the Plan.
(al)“Section 16(b)” means Section 16(b) of the Exchange Act.
(am)“Securities Act” means Securities Act of 1933, as amended.
(an)“Service Provider” means an Employee, Director or Consultant.
(ao)“Share” means a share of Common Stock.
(ap)“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that under Section 7 is designated as a Stock Appreciation Right.
(aq)“Subsidiary” means a “subsidiary corporation” as defined in Code Section 424(f).
(ar)“Trading Day” means a day on which the applicable stock exchange or national market system is open for trading.

ANNUAL MEETING OF STOCKHOLDERS OF

HAWAIIAN HOLDINGS, INC.

Thursday, May 21, 2015

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17758

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20830303000000300000 9 052115

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Gregory S. Anderson
- ○ Mark B. Dunkerley
- ○ Lawrence S. Hershfield
- ○ Zac S. Hirzel
- ○ Randall L. Jenson
- ○ Tomoyuki Moriizumi
- ○ Crystal K. Rose
- ○ Richard N. Zwern

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2, Proposal 3 and Proposal 4.**

OWNERSHIP QUESTIONNAIRE

Please mark ONE box ONLY indicating if stock owned of record or beneficially by you is owned or contributed by persons who are U.S. Citizens or non U.S. Citizens **(See reverse side of this card for additional information.)**

Please check if owner of record is a U.S. Citizen	Please check if owner of record is a NOT U.S. Citizen
☐	☐

A box must be checked in order for this card to be considered valid

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OWNERSHIP QUESTIONNAIRE

In order to vote your shares in Hawaiian Holdings, Inc., you must certify your citizenship.

The Federal Transportation Act requires that U.S. air carriers like Hawaiian Airlines, the wholly owned subsidiary of Hawaiian Holdings, Inc., be owned and controlled by U.S. Citizens. 49 U.S.C. ss.ss. 40102(a)(15). 41102.

To assure that Hawaiian Airlines complies with this requirement, you must complete the following certification regarding the citizenship of the owner of the shares in Hawaiian Holdings, Inc.

The owner of the shares is a "citizen of the United States" as defined by the Transportation Act if the owner is any ONE of the following:

- an individual who is a citizen of the United States;
- a partnership each of whose partners is an individual who is a citizen of the United States;
- a corporation or association organized under the laws of the United States or of any State of the United States, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

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HAWAIIAN HOLDINGS, INC.

Proxy for Annual Meeting of Stockholders on May 21, 2015

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Lawrence S. Hershfield, Mark B. Dunkerley, Shannon L. Okinaka and Hoyt H. Zia as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side thereof, all the shares of common stock and special preferred stock of Hawaiian Holdings, Inc. held of record by the undersigned at the close of business on March 23, 2015 at the Annual Meeting of Stockholders to be held May 21, 2015 at 10:00 a.m. Hawaii time at The Interisland Conference Center, 7th Floor of the Interisland Terminal, Honolulu International Airport, 400 Rodgers Boulevard, Honolulu, Hawai'i, and at any adjournment thereof.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

HAWAIIAN HOLDINGS, INC.

Thursday, May 21, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17758

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20830303000000300000 9 052115

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Gregory S. Anderson
- ○ Mark B. Dunkerley
- ○ Lawrence S. Hershfield
- ○ Zac S. Hirzel
- ○ Randall L. Jenson
- ○ Tomoyuki Moriizumi
- ○ Crystal K. Rose
- ○ Richard N. Zwern

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2, Proposal 3 and Proposal 4.**

OWNERSHIP QUESTIONNAIRE

Please mark ONE box ONLY indicating if stock owned of record or beneficially by you is owned or contributed by persons who are U.S. Citizens or non U.S. Citizens **(See reverse side of this card for additional information.)**

Please check if owner of record is a U.S. Citizen	Please check if owner of record is a NOT U.S. Citizen
☐	☐

A box must be checked in order for this card to be considered valid

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.